Exhibit 10.19
Oscient
SUBLEASE
     This SUBLEASE is made as of March 25, 2004, by and between Genome Therapeutics Corporation, a Massachusetts corporation having a place of business at 100 Beaver Street, Waltham, Massachusetts 02453 (“Sublessor”) and Fluidigm Corporation, a California corporation having an address at 7100 Shoreline Court, San Francisco, California 94080 (“Sublessee”).
WITNESSETH:
     WHEREAS, pursuant to that certain Agreement of Lease dated as of November 9, 1999, by and between Mountain Cove Tech Center, L.L.C., as “landlord”, (“Master Lessor”) and MJ Research Company, Inc., as “tenant”, (“Prime Lessor”) (the “Master Lease”), Master Lessor leases to Prime Lessor the land and building known as and numbered 7000 Shoreline Court, San Francisco, California (the “Building”) (all as more particularly described in the Master Lease a true and complete copy of which is attached hereto as Exhibit A-1, the “Master Premises”); and
     WHEREAS, pursuant to that certain Agreement of Lease dated as of October 6, 2000 by and between Prime Lessor, as “landlord” and Sublessor, as “tenant” (as successor in interest to Genesoft, Inc.), as amended by a First Amendment to Lease dated December 5, 2002 and a Second Amendment to Lease dated March 25, 2004 (such lease, as so amended, and all renewals, modifications and extensions thereof being hereinafter collectively referred to as the “Prime Lease”), a true and complete copy of which is attached hereto as Exhibit A-2, Prime Lessor leases to Sublessor approximately 68,460 rentable square feet of space located on the first, second and third floors of the Building (all as more particularly described in the Prime Lease, the “Premises”); and
     WHEREAS, Sublessee subleases other space in the Building directly from Prime Lessor pursuant to that certain Sublease dated December 1, 2001 (as amended to date, the “MJ Research Sublease”); and
     WHEREAS, Sublessee desires to sublease a portion of the Premises from Sublessor and Sublessor is willing to sublease the same, all on the terms and conditions hereinafter set forth;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:
     1. Sublease of Subleased Premises. For the rent and upon the terms and conditions herein, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor approximately 14,503 rentable square feet of office and lab space located on the 1st floor of the Building as shown on Exhibit B attached hereto (the “Subleased Premises”). Sublessee acknowledges that any reference to the square footage of the Subleased Premises is an approximation. Nevertheless, the parties agree that such approximation shall be final and binding for all purposes hereunder, and that no adjustment shall be made to the Rent if the actual square footage of the Subleased Premises differs from any reference to square footage contained herein. During the term hereof, Sublessee shall have access to the Subleased Premises and the parking lot(s) adjacent to the Building twenty-four (24) hours a day, 7 days a week, subject to the terms of the Prime Lease and this Sublease. Sublessor also grants Sublessee the right to use, without additional charge during the term of this Sublease, those items of personal property identified on Exhibit C attached hereto and made a part hereof (the “Furniture”), together with the existing network wiring/equipment (including handsets) and fixtures in the Subleased Premises as of the Commencement Date. Sublessee accepts possession of the Furniture and said network wiring/equipment and fixtures “as is, where is” and in their current condition, Sublessor having made no representation or warranty of any kind, express or implied (including, but not limited to, any warranty of fitness for any particular use or purpose) with respect to any of the same. Prior to the Commencement Date, Sublessee shall, upon prior notice to the Sublessor, have the right to enter the Subleased Premises for the purposes of inspecting the same, taking measurements, installing its furniture, fixtures and equipment, and preparing for the move into the Subleased Premises. Sublessor shall have the right to have a representative present any time such early entry right is exercised. If Sublessee enters the Subleased Premises prior to the Commencement Date, Sublessee shall be responsible for complying with all of the terms of this Sublease (other than the payment of Rent) and, to the extent incorporated herein by reference, the Prime Lease.
     2. Term. The Term of this Sublease (the “Initial Term”) shall commence on March 1, 2004 (the “Commencement Date”), and shall expire on December 31, 2007 (the “Expiration Date”) or such earlier date upon which said Initial Term may expire, be canceled or be terminated pursuant to any of the terms or provisions of the Prime Lease, this Sublease or applicable law. Sublessee shall have one option to extend the term of this Sublease from January 1, 2008 until December 31, 2010 (the “Extension Term”) following the Initial Term on the same terms and conditions as herein specified (other than the payment of Rent), which option shall be exercisable upon Sublessee’s providing Sublessor with written notice no later than six (6) months prior to the Expiration Date, time being of the essence. Failure on the part of Sublessee to give timely such notice exercising the extension option for the Extension Term shall render said extension option void and of no further force or effect.
     On the conditions (any one or more of which conditions Sublessor may waive, at its election, by written notice to Sublessee at any time) that at the time of option exercise Sublessee is not in default of its covenants and obligations under this Sublease beyond all applicable cure periods, Sublessee may elect to exercise its right to the Extension Term.
     The Rent for the Extension Term shall be 95% of the then current fair market rental value (“FMRV”) for comparable space in South San Francisco, California under a three (3) year sublease, taking into account all relevant factors.

     The FMRV shall be proposed by Sublessor within thirty (30) days of the receipt of Sublessee’s notice that it intends to extend the term of the Sublease (the “Sublessor’s Proposed Market Rent”). The Sublessor’s Proposed Market Rent shall be deemed to be the FMRV unless Sublessee notifies Sublessor, within thirty (30) days of Sublessee’s receipt of the Sublessor’s Proposed Market Rent notice, that the Sublessor’s Proposed Market Rent is not satisfactory to Sublessee (the “Sublessee’s Rejection Notice”).
     If the FMRV is not otherwise agreed upon by Sublessor and Sublessee within fifteen (15) days after Sublessor’s receipt of the Sublessee’s Rejection Notice, then:
(1)	If the MJ Research Sublease has been extended for a period coterminous with the Extension Term hereunder and the “fair market rent” for such extension has been determined in good faith under and pursuant to the process set forth in Section 4 of the MJ Research Sublease, the FMRV shall be determined by multiplying such fair market rent per rentable square foot by the rentable square footage of the Subleased Premises. However, if for any reason such fair market rent has not been so determined as of the commencement of the Extension Term hereof, the FMRV shall be determined as set forth in subparagraphs (2) through (8) below.

(2)	Sublessor and Sublessee shall notify one another within ten (10) days after the commencement of the Extension Term of the name and address of the appraiser designated by each. Such two (2) appraisers shall, within twenty (20) days after the designation of the second appraiser, make their determination of the FMRV in writing and give notice thereof to each other and to Sublessor and Sublessee. Such two (2) appraisers shall have twenty (20) days after the receipt of notice of each other’s determinations to confer with each other and to attempt to reach agreement as to the determination of the FMRV. If such appraisers shall concur in such determination within said twenty (20) day period, then they shall give notice thereof to Sublessor and Sublessee and such concurrence shall be final and binding upon Sublessor and Sublessee. If such appraisers shall fail to concur as to such determination within said twenty (20) day period, then they shall give notice thereof to Sublessor and Sublessee and shall immediately designate a third appraiser. If the two (2) appraisers shall fail to agree upon the designation of such third appraiser within five (5) days after said twenty (20) day period, then they or either of them shall give notice of such failure to agree to Sublessor and Sublessee and, if Sublessor and Sublessee fail to agree upon the selection of such third appraiser within five (5) days after the appraiser(s) appointed by the parties give notice as aforesaid, then either party on behalf of both may apply to the American Arbitration Association or any successor thereof to designate a third appraiser, or on such association’s failure, refusal or inability to act, to a court of competent jurisdiction, for the designation of such third appraiser.

(3)	All appraisers shall be commercial real estate brokers who shall have had at least five (5) years’ continuous experience as a commercial real estate broker, including some experience leasing biotech space, in the South San Francisco, California area.

(4)	The third appraiser shall conduct such investigations as he or she may deem appropriate and shall, within ten (10) days after the date of his or her designation, make an independent determination of the FMRV.

(5)	If none of the determinations of the appraisers varies from the mean of the determinations of the other appraisers by more than ten percent (10%), the mean of the determinations of the three (3) appraisers shall be the FMRV for the Subleased Premises. If, on the other hand, the determination of any single appraiser varies from the mean of the determinations of the other two (2) appraisers by more than ten percent (10%), the mean of the determination of the two (2) appraisers whose determinations are closest shall be the FMRV.

(6)	The determination of the appraisers, as provided above, shall be conclusive upon the parties and shall have the same force and effect as a judgment made in a court of competent jurisdiction.

(7)	Each party shall pay fees, costs and expenses of the appraiser selected by it and its own counsel fees and one-half (1/2) of all other expenses and fees of the third appraiser.

(8)	Should the arbitration process extend beyond the Initial Term the monthly Rent will increase by 3.5% of the then monthly Rent until the new monthly Rent is established by the appraisers as provided herein and any Rent paid by Sublessee during such period shall be adjusted accordingly based on the outcome of the arbitration process.
     References herein to the “Term” of this Sublease shall be deemed to mean and include the Initial Term and the Extension Term (and the Expiration Date shall be deemed extended accordingly) if and when Sublessee has given timely such notice exercising the same.
     3. Appurtenant Rights. Sublessee shall have, as appurtenant to the Subleased Premises, rights to use in common with Sublessor and others entitled thereto Sublessor’s rights in driveways, walkways, hallways, stairways and passenger elevators convenient for access to the Subleased Premises and the lavatories nearest thereto. In addition, Sublessor grants Sublessee the right to use not less than 44 parking spaces in the lot(s) adjacent to the Building on a non-exclusive basis. Sublessor shall not oversubscribe its parking rights under the Prime Lease.

     4. Rent. Sublessee shall pay to Sublessor the following amounts as rent (the “Rent”) during the Initial Term, which is intended to be full service gross rent, during the term of this Sublease:

Lease Period	Annual Rent	Monthly Rent	P.R.S.F.
3/1/04 - 9/30/04	N/A	$69,904.46	$57.84
10/01/04-12/31/04	N/A	$43,509.00	$36.00
1/1/05 -12/31/05	$522,108.00	$43,509.00	$36.00
1/1/06 -12/31/06	$540,381.78	$45,031.82	$37.26
1/1/07-12/31/07	$559,235.68	$46,602.97	$38.56
Rent includes the following: (i) all utility charges (including electricity consumed by Sublessee in the Subleased Premises); (ii) janitorial and all cleaning charges Monday through Friday (except federal holidays); (iii) non-hazardous waste disposal; (iv) RO/DI water; (v) vacuum/compressed air; (vi) emergency/back-up generator power, which generator shall provide at least the same amount of power that is currently available to Sublessee; (vii) use of common shipping/receiving area; (viii) waste water PH neutralization system; (ix) common on-site fitness room, lunch room and adjacent patio; (x) access cards; (xi) Taxes and property insurance; (xii) use of existing telephone and data wiring infrastructure; (xiii) common loading dock area; and (xiv) all maintenance and repair of the Subleased Premises excluding, subject to paragraph 7 of this Sublease, damage caused by the negligence or willful misconduct of Sublessee its employees, agents, contractors and invitees. Sublessor shall promptly and diligently perform the services required of it as set forth above. Rent does not include any Sublessee-specific operational items, including, but not limited to: (a) telecom/high speed data service through local service providers; (b) liquid nitrogen or any other specialty gas provisions; (c) hazardous waste disposal; and (d) any Sublessee-specific operating license(s) requirement(s). Environmental, health and safety and other consulting services are available through Sublessor at additional cost on a per case or as needed basis. Sublessee shall begin paying Rent to Sublessor on the Commencement Date. In addition to Rent, Sublessee shall also pay to Sublessor the sum of $35,000.00 per month as tenant improvement recovery, up to a total payment of (including the payment owing as of March 1, 2004 and all payments owing through the final scheduled $35,000.00 payment in December 1, 2004) $350,000.00. All monthly payments of Rent are due and payable in advance on the first day of each calendar month, without demand, deduction, counterclaim or setoff. Rent for any partial month shall be prorated and paid on the first of such month. Sublessee shall pay as additional rent (“Additional Rent”) all sums of money or other charges required to be paid by Sublessee under this Sublease whether or not such sums and other charges are specifically designated as “Additional Rent.” Sublessor shall have the same remedies for a default in the payment of Additional Rent as for a default in the payment of Rent.
     5. Permitted Uses. Sublessee shall use the Subleased Premises for research and development, light manufacturing and general office uses and uses accessory thereto to the extent permitted by applicable law and under the Prime Lease, including without limitation, Article 5 of the Prime Lease as and to the extent hereinafter incorporated by reference and for no other purpose or purposes.

     6. Condition of Subleased Premises. On the Commencement Date, the Subleased Premises shall be delivered to Sublessee in the condition existing on the date hereof, with all electrical, plumbing, gas, safety, security, sewer, fire suppression, restrooms, and water systems in good operating condition. Sublessee acknowledges that it has had an opportunity thoroughly to inspect the condition of the Subleased Premises, and Sublessee agrees that, subject only to the foregoing, Sublessee is leasing the Subleased Premises on an “AS IS” basis, with all defects, without any representation or warranty by Sublessor or its agents as to the condition of the Subleased Premises or their fitness for Sublessee’s use, and subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Subleased Premises, and any easements, covenants or restrictions of record. Sublessee acknowledges that Sublessor and its agents have not made any representations or warranties that the Subleased Premises or the Building comply with legal requirements, including, but not limited to, the ADA, Title 24, any Transportation Management Plans, or any laws relating to hazardous substances or materials, and as a material inducement to Sublessor, Sublessee assumes responsibility for causing the Subleased Premises to comply with all legal requirements throughout the Term to the extent and only to the extent the same become applicable as a result of the introduction of hazardous substances to the Subleased Premises by Sublessee or any of its agents, contractors or employees, special circumstances of Sublessee’s employees (and not generally applicable to the Building under the ADA), Sublessee’s particular use of (or change of use from that currently obtaining in) the Subleased Premises, or Sublessee’s construction of alterations in the Subleased Premises. Sublessee acknowledges that it has satisfied itself that the Subleased Premises are suitable for its intended use. Sublessor shall have no obligation to do any work in and to the Subleased Premises in order to prepare the Subleased Premises for occupancy or use by Sublessee.
     Sublessee shall make no alterations, installations, removals, additions or improvements in or to the Subleased Premises or any other portion of the Building except with the consent of (a) Sublessor, which shall not be unreasonably withheld or delayed, (b) Prime Lessor in accordance with and to the extent required by Article 10 of the Prime Lease and (c) Master Lessor in accordance with and to the extent required by Article 10 of the Master Lease; provided, however, that, subject to the last sentence of this paragraph, Sublessor shall be entitled to condition its consent upon Sublessee’s removal of the proposed alterations upon the expiration or earlier termination of this Sublease. Any alterations, installations, removals, additions or improvements consented to by Sublessor, Prime Lessor and Master Lessor shall be performed at Sublessee’s sole cost. At the time Sublessee submits plans to Sublessor for Sublessor’s approval, Sublessor shall, upon request of Sublessee, inform Sublessee whether it will require any alteration or improvement to be removed from the Subleased Premises upon the expiration of the Sublease term, provided, however, that Sublessor shall not unreasonably require that any alteration or improvement be so removed.
     All trade fixtures and personal property, including furniture, furnishings, and audio visual or other similar technical or specialty installations, installed in the Subleased Premises at Sublessee’s expense (“Tenant’s Property”) shall at all times remain Sublessee’s property and Sublessee shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Except for Tenant’s Property, which cannot be removed without material injury to the Subleased Premises, at any time Sublessee may remove Tenant’s Property from the Subleased Premises, provided Sublessee repairs all damage caused by such removal and restores the Subleased Premises to a condition consistent with the then condition of the balance of the Subleased Premises. Upon request, Sublessor shall execute a lien waiver in reasonable form acknowledging its lack of any interest or title in Tenant’s Property.
     Sublessee shall not misuse the Furniture, fixtures and equipment (other than Tenant’s Property) and shall keep the same in clean condition, reasonable wear and tear and damage by fire or other casualty, Master Lessor, Prime Lessor, Sublessor or their respective agents, employees and contractors, and hazardous substances not introduced to the Subleased Premises by Sublessee or its agents, employees or contractors excepted.
     Notwithstanding anything to the contrary in this Sublease, Sublessee shall have no obligation to perform, construct, repair, maintain, make or reimburse Sublessor for any improvement, (i) necessitated by the acts or negligence of Sublessor, Master Lessor, Prime Lessor, any other occupant of the building or the project, or their respective agents, employees, invitees or contractors, (ii) occasioned by the exercise of the power of eminent domain or any peril that would be covered by the customary form of so-called “special form, extended coverage” casualty insurance, (iii) to the structure or common areas of the building or the project or the heating, ventilating, air conditioning, electrical, water, sewer, and plumbing systems serving the Subleased Premises, the building, or the project, unless caused by the acts or negligence of Sublessee or its agents, employees or contractors, (iv) to any portion of the building or the project outside of the demising walls of the Subleased Premises, unless caused by the acts or negligence of Sublessee or its agents, employees or contractors, (v) occasioned by the presence of any hazardous substance on or about the Subleased Premises, other than hazardous substances introduced into the Subleased Premises by Sublessee or its agents, employees or contractors, or persons under its control, (vi) which is expressly the obligation of the Prime Lessor under the Prime Lease or the Master Lessor under the Master Lease, (vii) except to the extent Sublessee’s obligation under the first paragraph of this Section 6, required as a consequence of any law, rule, regulation, ordinance, covenant, condition or restriction or occasioned by any construction defect or legal violation of the Subleased Premises, the building or the project, (viii) which would customarily be reimbursable under any “special form, extended coverage” casualty insurance policy, or (ix) except to the extent Sublessee’s obligation under the first paragraph of this Section 6, which could be treated as a “capital expenditure” under generally accepted accounting principles.
     7. Insurance. Sublessee shall maintain throughout the term of this Sublease such insurance in respect of the Subleased Premises and the conduct and operation of business therein, with Sublessor, Prime Lessor and Master Lessor (and Master Lessor’s members, property managers and other parties in interest as Master Lessor may from time to time reasonably designate to Sublessee in writing), listed as additional insureds on the liability coverage component thereof, as is required of “Tenant”

pursuant to the terms of the Prime Lease (including, without limitation, Article 13 as and to the extent hereinafter incorporated by reference) and the terms of the Master Lease with no penalty to Sublessor, Prime Lessor or Master Lessor resulting from deductibles or self-insured retentions effected in Sublessee’s insurance coverage, and with such other endorsements and provisions as Prime Lessor or Master Lessor may reasonably request under and pursuant to the Prime Lease and Master Lease, respectively. If Sublessee fails to procure or maintain such insurance and to pay all premiums and charges therefor within five (5) days after notice from Sublessor, Sublessor may (but shall not be obligated to) do so, whereupon Sublessee shall reimburse Sublessor upon demand. All such insurance policies shall, to the extent obtainable, contain endorsements providing that (i) such policies may not be canceled except upon thirty (30) days’ prior notice to Sublessor, and if they are required hereunder to be named as additional insureds thereunder, Prime Lessor and Master Lessor, (ii) no act or omission of Sublessee shall affect or limit the obligations of the insurer with respect to any other named or additional insured and (iii) Sublessee shall be solely responsible for the payment of all premiums under such policies and Sublessor, notwithstanding that it is or may be a named insured, shall have no obligation for the payment thereof. Such insurance shall otherwise be in both form and substance as is customarily carried by landlords of comparable buildings in the South San Francisco, California area. On or before the Commencement Date, Sublessee shall deliver to Sublessor, Prime Lessor and Master Lessor either a fully paid-for policy or certificate, at Sublessee’s option, evidencing the foregoing coverages. Any endorsements to such policies or certificates shall also be delivered to Sublessor, and if they are required hereunder to be named as additional insureds thereunder, Prime Lessor and Master Lessor upon issuance thereof. Sublessee shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Sublessee shall deliver to Sublessor, Prime Lessor and Master Lessor such renewal policies or certificates at least thirty (30) days before the expiration of any existing policy. In the event Sublessee fails so to deliver any such renewal policy or certificate at least thirty (30) days before the expiration of any existing policy, Sublessor shall have the right, but not the obligation, to obtain the same where upon Sublessee shall reimburse Sublessor upon demand.
     Sublessee shall include in all such insurance policies any clauses or endorsements in favor of Prime Lessor and Master Lessor including, but not limited to, waivers of rights of subrogation, which Sublessor is currently required to provide pursuant to the provisions of the Prime Lease. Notwithstanding anything to the contrary in this Sublease, Sublessee and Sublessor, for themselves and their agents, employees, and contractors hereby waive any and all damages, losses, liabilities, costs, and expenses, (i) to the extent the same would be covered by the standard form in California of so-called full replacement cost, “special form” extended coverage casualty insurance and (ii) to the extent the same are actually covered by insurance carried by said party.
     Sublessor shall maintain the insurance required of it under Section 13.1(b) of the Prime Lease.
     8. Indemnification. Except to the extent arising out of the negligence, willful misconduct or violation of law by Sublessor, Master Lessor, Prime Lessor or

their respective agents, employees or contractors, or the breach of this Sublease, the Prime Lease or the Master Lease by Sublessor, Master Lessor, or Prime Lessor, Sublessee agrees to protect, defend (with counsel reasonably approved by Sublessor), indemnify and hold Sublessor, Prime Lessor and Master Lessor and their respective officers, agents and employees harmless from and against any and all claims, costs, expenses, losses and liabilities to the extent arising: (i) from the conduct or management of or from any work or thing whatsoever done in the Subleased Premises during the term hereof; (ii) from any condition arising, and any injury to or death of persons, damage to property or other event occurring or resulting from an occurrence in the Subleased Premises during the Term hereof; and (iii) from any breach or default on the part of Sublessee in the performance of any covenant or agreement on the part of Sublessee to be performed pursuant to the terms of this Sublease or from any willful misconduct or negligence on the part of Sublessee or any of its agents, employees, licensees, invitees or assignees or any person claiming through or under Sublessee. Sublessee further agrees to indemnify Sublessor, Prime Lessor and Master Lessor and their respective officers, agents and employees from and against any and all damages, liabilities, costs and expenses, including reasonable attorneys’ fees, incurred in connection with any such indemnified claim or any action or proceeding brought in connection therewith. Except to the extent arising out of the negligence, willful misconduct or violation of law by Sublessee, Master Lessor, Prime Lessor or their respective agents, employees or contractors, or the breach of this Sublease, the Prime Lease or the Master Lease by Sublessee, Master Lessor, or Prime Lessor, Sublessor agrees to protect, defend (with counsel reasonably approved by Sublessee), indemnify and hold Sublessee and its respective officers, agents and employees harmless from and against any and all claims, costs, expenses, losses and liabilities to the extent arising from any willful misconduct or negligence on the part of Sublessor or any of its agents, employees or contractors. Sublessor further agrees to indemnify Sublessee and its officers, agents and employees from and against any and all damages, liabilities, costs and expenses, including reasonable attorneys’ fees, incurred in connection with any such indemnified claim or any action or proceeding brought in connection therewith. The provisions of this Paragraph are intended to supplement any other indemnification provisions contained in this Sublease and in the Prime Lease to the extent incorporated by reference herein.
     9. No Assignment or Subletting. Sublessee shall not assign, sell, mortgage, pledge or in any manner transfer this Sublease or any interest herein, or the term or estate granted hereby or the rentals hereunder, or sublet the Subleased Premises or any part thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Subleased Premises by any person, entity or any Competitor (as defined in Section 14.2 of the Prime Lease) of Prime Lessor, without the prior written consent of Sublessor, which shall not be unreasonably withheld or delayed and, if and to the extent required under the terms of the Master Lease or the Prime Lease, the consent of Prime Lessor and Master Lessor. Notwithstanding anything to the contrary in this Sublease, the consent of Sublessor shall not be required for any sublease of the Subleased Premises or any assignment of this Sublease to any entity controlled by, under common control with, or which controls Sublessee for so long as such entity is controlled by, under common control with, or controls Sublessee, or in connection with any merger of

Sublessee with any other entity (provided the surviving entity has at least the net worth of Sublessee immediately prior to the merger) or the sale of substantially all of the assets of Sublessee located in the Subleased Premise. Neither the consent of Sublessor, Prime Lessor or Master Lessor to an assignment, subletting, concession, or license, nor the references in this Sublease to assignees, subtenants, concessionaires or licensees, shall in any way be construed to relieve Sublessee of the requirement of obtaining the consent of Sublessor, Prime Lessor and Master Lessor to any further assignment or subletting or to the making of any assignment, subletting, concession or license for all or any part of the Subleased Premises. Notwithstanding any assignment or subletting, including, without limitation, any assignment or subletting permitted or consented to, the original Sublessee named herein and any other person(s) who at any time was or were Sublessee shall remain fully liable under this Sublease. If this Sublease is assigned, or if the Subleased Premises or any part thereof is underlet or occupied by any person or entity other than Sublessee, Sublessor may, after default by Sublessee following the lapse of any cure period, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rents payable by Sublessee hereunder, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Sublessee from the further performance by Sublessee of the covenants hereunder to be performed on the part of Sublessee (except to the extent such amounts are so applied). Any attempted assignment or subletting without the prior written consent of Sublessor, Prime Lessor and Master Lessor, to the extent required, shall be void.
10.	Primacy and Incorporation of Prime Lease.
     (a) This Sublease is and shall be subject and subordinate to the Prime Lease and to all matters to which the Prime Lease is or shall be subject and subordinate, and to all amendments, modifications, renewals, extensions and replacements of or to the Prime Lease that do not adversely affect Sublessee, this Sublease or the rights of Sublessee, under this Sublease in the Subleased Premises or the use thereof by Sublessee, and Sublessor purports hereby to convey, and Sublessee takes hereby, no greater rights then those accorded to or taken by Sublessor as “Tenant” under the terms of the Prime Lease. To the extent expressly incorporated herein below, Sublessee covenants and agrees that it will perform and observe all of the provisions contained in the Prime Lease to be performed and observed by “Tenant” thereunder as applicable to the Subleased Premises, except that “Rent” shall be defined for purposes of this Sublease as set forth in Paragraph 4 hereof. Notwithstanding the foregoing, Sublessee shall have no obligation to (i) cure any default of Sublessor under the Prime Lease, (ii) perform any obligation of Sublessor under the Prime Lease which arose prior to the Commencement Date and Sublessor failed to perform, (iii) repair any damage to the Subleased Premises caused by Sublessor, (iv) remove any alterations or additions installed within the Subleased Premises by Sublessor, (v) indemnify Sublessor or Prime Lessor with respect to any negligence or willful misconduct of Sublessor, its agents employees or contractors, or (vi) discharge any liens on the Subleased Premises or the Building which arise out of any work performed, or claimed to be performed, by or at the direction of Sublessor. Except to the extent inconsistent with the context hereof, capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Prime Lease. Further, except as set forth below, the terms, covenants and conditions of the following specified provisions of the Prime Lease are incorporated herein by reference as if such terms, covenants and conditions were stated herein to be the terms, covenants and conditions of this Sublease, so that except to the extent that they are inconsistent with or modified by the provisions of this Sublease, for the purpose of incorporation by reference each and every referenced term, covenant and condition of the Prime Lease binding upon or inuring to the benefit of the “Landlord” thereunder shall, in respect of this Sublease and the Subleased Premises, be binding upon or inure to the benefit of Sublessor, and each and every referenced term, covenant and condition of the Prime Lease binding upon or inuring to the benefit of the “Tenant” thereunder shall, in respect of this Sublease, be binding upon or inure to the benefit of Sublessee, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease: Articles/Sections: 2.3, 5.2, 5.3(a), 5.3(b), 5.3(c) (excluding the fourth, fifth, sixth and seventh sentences), 5.3(d), 5.3(e), 5.3(f), 5.3(g), 5.3(h) through the word “contractors,” 5.4, 6.5, 6.6, the last two sentences of 7.8, 8, the fourth sentence of 10, 11, 12, 13.1 (excluding 13.1(b) and, subject to the additional qualification that Sublessor shall exercise its rights thereunder only as and to the extent Prime Lessor exercises the same against Sublessor, 13.1(g), 13.2, 13.3, 13.4, 15 (excluding 15.5 and 15.6), 16 (as amended), 17, 19, 20, 22, 23.3, the first paragraph of 24, 27.1, 27.2, 27.3, 27.4, 27.12 and 27.13, and Exhibits B, C and D. Notwithstanding the foregoing, for purposes of this Sublease, as to such incorporated terms, covenants and conditions:
(i)	references in the Prime Lease to the “Demised Premises” shall be deemed to refer to the “Subleased Premises” hereunder;

(ii)	references in the Prime Lease to “Landlord” and to “Tenant” shall be deemed to refer to “Sublessor” and “Sublessee” hereunder, respectively, except that where the term “Landlord” is used in the context of ownership or management of the entire Building, such term shall be deemed to mean “Prime Lessor”;

(iii)	references in the Prime Lease to “this Lease” shall be deemed to refer to “this Sublease” (except when such reference in the Prime Lease is, by its terms (unless modified by this Sublease), a reference to any other section of the Prime Lease, in which event such reference shall be deemed to refer to the particular section of the Prime Lease);

(iv)	references in the Prime Lease to the “Term Commencement Date” shall be deemed to refer to the “Commencement Date” hereunder;

(v)	references in the Prime Lease to the “Yearly Fixed Rent”, “Fixed Rent”, “Additional Rent” and “rent” shall be deemed to refer to the “Rent” as defined hereunder;

(vi)	Sublessee shall not be required to name Sublessor, Prime Lessor, Master Lessor or any other party as an additional insured on its worker’s compensation, business interruption or personal property insurance; and

(vii)	reference to “Article 14” in Section 19.1 shall mean Paragraph 9 of this Sublease.
     Notwithstanding the foregoing, the following provisions of the Prime Lease, Exhibits and Schedules annexed thereto are not incorporated herein by reference and shall not, except as to definitions set forth therein, have any applicability to this Sublease: Articles/Sections 1, 2.1, 2.2, 2.4, 3, 4, 5.1, the fourth, fifth, sixth and seventh sentences of 5.3(c), everything after the word “contractors” in 5.3(h), 6 (excluding 6.5 and 6.6), 7 (except the last two sentences of 7.8), 9, 10 (except the fourth sentence), 13.1(b), 13.5, 14, 15.5, 15.6, 18, 21, 23.1, 23.2, the second paragraph of 24, 25, 26, 27.5, 27.6, 27.7, 27.8, 27.9, 27.10, 27.11, 27.14, 28 and 29 and Exhibits A, A-l, A-2, E, F, G and H.
     Where reference is made in the following Sections to “Landlord”, the same shall be deemed to refer to “Master Lessor” and “Prime Lessor”: Sections 7 (other than the last sentence of 7.8) 8, 13.5, 15.1 and 16.
     Where reference is made in the following Section to “Landlord”, the same shall be deemed to refer to “Prime Lessor”: the fourth sentence of Section 15.6.
     Where reference is made in the following Sections to “Landlord”, the same shall be deemed to refer to “Master Lessor”, “Prime Lessor” and “Sublessor”: Sections 5.3(b), 5.3(d), 5.3(f), 5.3(g), 5.4, the last two sentences of 7.8, 10, 11,13.1, 13.2, 13.3, 13.4, 15.2, 15.3, 15.6 (excluding the fourth sentence), 15.7 and 17.
     Where reference is made in the following Sections to “Landlord”, the same shall be deemed to refer to “Prime Lessor” and “Sublessor”: Sections 5.3(c) and 5.3(e).
     (b) (Intentionally omitted)
     (c) Notwithstanding anything to the contrary contained in the Prime Lease, the time limits (the “Notice Periods”) contained in the Prime Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the “Tenant”, thereunder, or for the exercise by the “Tenant”, thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by five (5) days, so that in each instance Sublessee shall have five (5) fewer days to observe or perform hereunder than Sublessor has as the “Tenant” under the Prime Lease; provided, however, that if the Prime Lease allows a Notice Period of six (6) days or less, then Sublessee shall nevertheless be allowed the number of days equal to one-half of the number of days in each Notice Period to give any such notices, make any such demands, perform any such acts, conditions or covenants or exercise any such rights, remedies or options; provided, further, that if one-half of the number of days in the Notice Period is not a whole number, Sublessee shall be allowed the number of days equal to one-half of the number of days in the Notice Period rounded up to the next whole number.
     (d) Notwithstanding anything to the contrary contained in this Sublease (including, without limitation, the provisions of the Prime Lease incorporated herein by reference), Sublessor makes no representations or warranties whatsoever with respect to the Subleased Premises, this Sublease, Prime Lease or any other matter, either express or implied, except as set forth in this Sublease, and except that Sublessor represents and warrants (i) that it is the sole holder of the interest of the “Tenant” under the Prime Lease, (ii) that the Prime Lease is in full force and effect and that there are no modifications of the Prime Lease which will affect Sublessee’s rights or obligations hereunder, (iii) that no notices of default have been served on Sublessor under the Prime Lease which have not been cured and to the best of Sublessor’s knowledge Sublessor is not otherwise in default of its obligations under the Master Lease, and (iv) to the best of Sublessor’s knowledge, Prime Lessor is not in default under the Prime Lease or the Master Lease and Master Lessor is not in default under the Master Lease.
     11. Certain Services and Rights. Except as otherwise expressly set forth herein, the only services or rights to which the Sublessee is entitled hereunder, are those expressly set forth herein and those services and rights to which Sublessor is entitled under the Prime Lease, including without limitation those set forth in Sections 7.3, 7.4, 7.6 and 7.7(a) of the Prime Lease. Notwithstanding anything to the contrary contained herein, in no event shall Sublessor be deemed to be in default under this Sublease or liable to Sublessee for any failure of the Prime Lessor to perform its obligations under the Prime Lease. With respect to all work, services, utilities, repairs, restoration, maintenance, compliance with law, insurance, indemnification or other obligations or services to be performed or provided by Prime Lessor under the Prime Lease, Sublessor’s sole obligation shall be, without expense to itself, to exercise commercially reasonable efforts to require Prime Lessor to comply with the obligations of Prime Lessor under the Prime Lease, provided that in no event shall Sublessor be required to file suit against Prime Lessor.
     12. Compliance with Prime Lease. Sublessee shall neither do nor permit its agents, employees or contractors to do anything which violates the Prime Lease and which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Prime Lessor under the Prime Lease, and Sublessee shall defend, indemnify and hold Sublessor harmless from and against any and all claims, liabilities, losses, damages and expenses (including reasonable attorneys’ fees) of any kind whatsoever if the Prime Lease is terminated or forfeited in whole or in part as a result of a breach or default on the part of Sublessee. Sublessee covenants and agrees that Sublessee will not do anything which would constitute a default under the provisions of the Prime Lease or omit to do anything which Sublessee is obligated to do under the terms of this Sublease, which would constitute a default under the Prime Lease. Except if the same results in whole or in part from a breach on the part of Sublessee or any of its agents, employees or contractors of the obligations of Sublessee hereunder, Sublessor shall not cause or permit the Prime Lease to be terminated or forfeited by reason of any default on the part of Sublessor thereunder and

Sublessor shall indemnify, defend and hold harmless Sublessee from any such termination or forfeiture.
     13. Default. In the event that Sublessee shall default in any of its obligations hereunder beyond applicable cure periods, including any default of the nature described in the herein incorporated provisions of the Prime Lease beyond applicable cure periods as modified by Paragraph 10(c) hereof, Sublessor shall have available to it all of the rights and remedies available to Prime Lessor under the Prime Lease, including without limitation Article 19 thereof as incorporated herein by reference, as though Sublessor were the “Landlord” thereunder and Sublessee the “Tenant” thereunder. Sublessee further agrees to reimburse Sublessor for all costs and expenses incurred by Sublessor in asserting its rights hereunder against Sublessee or any other party. The non-prevailing party shall also pay the attorneys’ fees and costs incurred by the prevailing party in any post-judgment proceedings to collect and enforce the judgment. The covenant in the preceding sentence is separate and several and shall survive the merger of this provision into any judgment on this Sublease.
     14. Brokerage. Sublessee and Sublessor represent that they have not dealt with any broker in connection with this Sublease other than CRESA Partners (the “Broker”). Each party agrees to indemnify and hold harmless the other from and against any and all liabilities, claims, suits, demands, judgments, costs, interests and expenses (including, without being limited to, reasonable attorneys’ fees and expenses) which the indemnified party may be subject to or suffer by reason of any claim made by any person, firm or corporation other than the Broker for any commission, expense or other compensation as a result of the execution and delivery of this Sublease, which is based on alleged conversations or negotiations by said person, firm or corporation with the indemnifying party. Sublessee shall pay the Broker the brokerage fees/commissions due under a separate agreement between and among Sublessee and Broker. Each party shall indemnify and hold the other harmless from and against any and all liabilities, claims, suits, demands, judgments, costs, interest and expenses (including, without being limited, reasonable attorneys’ fees and expenses) which said other party may be subject to or suffer by reason of any claim made by any other Broker for any brokerage fees/commissions, expense of other compensation as a result of the execution and delivery of this Sublease in breach of the indemnified parties representation.
     15. Security Deposit. On January 1, 2005, the cash security deposit then currently held by Sublessor for the Subleased Premises shall be released to Sublessee and exchanged for a letter of credit in accordance with the following: Sublessee at its sole cost and expense shall deliver to Sublessor, in a form and from a financial institution acceptable to Sublessor, an irrevocable, unconditional standby letter of credit in the amount of $130,527.00 (the “Letter of Credit”), as security for the full and faithful performance and observance by Sublessee of Sublessee’s covenants and obligations under this Sublease (the “Security Deposit”). Sublessee shall be solely responsible for all costs and expenses of obtaining, amending, renewing or replacing such Letter of Credit. The Letter of Credit shall have an expiration date not earlier than thirty (30) days following the expiration of the Term of this Sublease. If Sublessee defaults in the full and prompt payment and performance of any of Sublessee’s covenants and obligations under this Sublease, including, but not limited to, the payment of Rent specified in Paragraph 4 hereof, Sublessor may, after the giving of any required notices and the lapse of any cure period, but without giving any other notice to Sublessee, draw upon the Letter of Credit to the extent required for the payment of any Rent or any other sums as to which Sublessee is in default or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee’s default in respect of any of the terms, covenants and conditions of this Sublease, including, but not limited to, any damages or deficiency in the reletting of all or any portion of the Subleased Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Sublessor. If Sublessor draws upon the Letter of Credit to cure any default, Sublessee shall cause the Letter of Credit to be restored to its original amount (or shall make a cash security deposit with Sublessor in said amount) within fifteen (15) days of such drawing and failure to do so shall be deemed a default hereunder. Sublessee understands that its potential liability under this Sublease is not limited to the amount of the Security Deposit. Use of said Security Deposit by Sublessor shall not constitute a waiver, but is in addition to other remedies to Sublessor under this Sublease and under law (except to the extent of the amount so applied). In the event of any sale of Sublessor’s interest in the Premises, Sublessor shall either return the Security Deposit to Sublessee or assign its interest in the Security Deposit to the transferee or assignee and Sublessor shall thereupon be released by Sublessee from all liability for the return or payment thereof; and Sublessee shall look solely to the new sublessor for the return or payment of the same delivered to the new sublessor; and the provisions hereof shall apply to every transfer or assignment made of the same to a new sublessor. Sublessee shall not assign or encumber or attempt to assign of encumber the Security Deposit and neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Sublessee waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Sublease that provide that Sublessor may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Sublessee, or to clean the Subleased Premises.
     16. Notices. All notices, consents, approvals, demands, bills, statements and requests which are required or desired to be given by either party to the other hereunder shall be in writing and shall be governed by Article 25 of the Prime Lease as incorporated herein by reference, except that the mailing addresses for Sublessor and Sublessee shall initially be those first set forth above, except that after the Commencement Date the address for Sublessee shall be the Subleased Premises or such other address as Sublessee shall designate by written notice to Sublessor. Communications and payments to the Prime Lessor shall be given in accordance with, and subject to, Article 25 of the Prime Lease. Communications to the Master Lessor shall be given in accordance with, and subject to, Article 25 of the Master Lease.
     17. Interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, which covenant, agreement, obligation or other provision shall be construed and interpreted in the context of the Sublease as a whole. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity. Terms used herein and not defined shall have the meaning set forth in the Prime Lease.
     18. Fire or Casualty; Eminent Domain. In addition to the provisions of Article 16 of the Prime Lease as and to the extent incorporated herein by reference, Sublessor also agrees if the MJ Research Sublease is terminated by Prime Lessor, Master Lessor or Sublessee because of a fire or other casualty, then Sublessee may terminate this Sublease. Sublessee may exercise the termination right described in the previous sentence by giving written notice to Sublessor within thirty (30) days of Sublessee’s receipt or giving of the termination notice under the MJ Research Sublease and the effective date of the termination of this Sublease will be the same date as the termination date of the MJ Research Sublease. Upon execution of this Sublease by Sublessee and Sublessor and the delivery of the Consent described in Paragraph 28 hereof, Sublessor shall deliver to Sublessee in electronic format and hard copy the plans in Sublessor’s possession as of the date hereof for the tenant improvements and will assign any rights Sublessor has in such plans for purposes of using such plans to rebuild any tenant improvements existing in the Subleased Premises as of the date hereof. In the event of a fire or casualty to the Subleased Premises where Prime Lessor has decided to restore the Building including the Subleased Premises, Sublessor shall turn over to Prime Lessor the proceeds of insurance required to be carried by Sublessor under Section 13.1(b) of the Prime Lease for the rebuilding of the tenant improvements by Prime Lessor, unless this Master Lessor terminates the Master Lease, Prime Lessor terminates the Prime Lease, or Sublessor or Sublessee terminates this Sublease.
     19. Right to Cure Sublessee’s Defaults. If Sublessee shall at any time fail to make any payment or perform any other obligation of Sublessee hereunder within fifteen (15) days (except in the case of an emergency) of receiving Sublessor’s notice of such failure to make payment or to perform, then Sublessor shall have the right, but not the obligation, after notice to Sublessee in accordance with Paragraph 16 of this Sublease, or without notice to Sublessee in the case of any emergency, and without waiving or releasing Sublessee from any obligations of Sublessee hereunder, to make such payment or perform such other obligation of Sublessee in such manner and to such extent as Sublessor shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys’ fees. Sublessee shall pay to Sublessor upon demand all sums so paid by Sublessor and all incidental costs and expenses of Sublessor in connection therewith, together with interest thereon at an annual rate equal to the rate four percent (4%) above the base rate or prime rate then announced as such by Citibank, N.A. or its successor, or the maximum rate permitted by law. Such interest shall be payable with respect to the period commencing on the date such expenditures are made by Sublessor and ending on the date such amounts are repaid by Sublessee. If Sublessor shall at any time fail to perform any obligations on its part to be performed under Paragraph 4 of this Sublease which interfere (or are reasonably likely to imminently interfere with the use of the Subleased Premises by Sublessee) and Sublessor shall fail to commence to cure such default within fifteen (15) days (or such longer period of time as is reasonably necessary in the exercise of reasonable diligence to cure such failure to perform) following written demand for such performance by Sublessee and thereafter to diligently complete such cure, then, in addition to its other rights and remedies, Sublessee shall have the right, but not the obligation, without waiving or releasing Sublessor from any obligations of Sublessor hereunder, to perform such obligation of Sublessor. Notwithstanding anything to the contrary in this Sublease, the cost reasonably incurred by Sublessee in completing such cure shall be paid by Sublessor to Sublessee within five (5) days of receiving Sublessee’s bill for the same. The foregoing, however, shall not apply to any of the services to be provided by Prime Lessor directly to Sublessor as set forth in Paragraph 11 and, in such case, the obligations of Sublessor subject to this Section shall be limited to the obligations of Sublessor under Paragraph 11. The provisions of this Paragraph shall survive the Expiration Date or the sooner termination of this Sublease.
     20. Termination of Prime Lease. Subject to the rights, if any, of Sublessee to recognition of Sublessee’s rights hereunder by Master Lessor or Prime Lessor, if for any reason the term of the Prime Lease shall terminate prior to the Expiration Date, this Sublease shall thereupon automatically terminate as to the premises demised under the Prime Lease and Sublessor shall not be liable to Sublessee by reason thereof except in the event of a breach by Sublessor of its obligations under Paragraph 12 hereof; provided, however, that Sublessor agrees that so long as Sublessee is not in default hereunder beyond any applicable cure periods, Sublessor shall not voluntarily surrender the Prime Lease except in accordance with the Prime Lease in the event of a taking or casualty. Notwithstanding the foregoing, if the Prime Lease gives Sublessor any right to terminate the Prime Lease in the event of the partial or total damage, destruction, or condemnation of the Subleased Premises or the Building, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.
Upon the expiration or termination of this Sublease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Sublessee’s right of possession, Sublessee shall at once surrender and deliver the Subleased Premises and the Furniture in the condition and repair required by, and in accordance with the provisions of, this Sublease and the Prime Lease, including without limitation Article 20 of the Prime Lease as incorporated herein by reference, including the Furniture, which shall be in the same condition as at the date possession of the Subleased Premises was delivered to Sublessee, reasonable wear and tear, alterations made by Sublessee in compliance herewith that Sublessee is permitted to surrender, acts of God, casualties, condemnations, hazardous materials not introduced to the Premises by Sublessee, its agents, employees or invitees and the acts of Sublessor, Prime Lessor, Master Lessor or other occupants if the building (other than Sublessee, its agents, employees or invitees) and their respective agents, employees and contractors excepted.
     21. Consents and Approvals. All references in this Sublease to the consent or approval of Prime Lessor, Master Lessor and/or Sublessor shall be deemed to mean the written consent or approval of Prime Lessor, Master Lessor and/or Sublessor, as the case may be, and no consent or approval of Prime Lessor, Master Lessor and/or Sublessor, as the case may be, shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Prime Lessor, Master Lessor and/or Sublessor, as the case may be. In all provisions requiring the approval or consent of Sublessor (whether pursuant to the express terms of this Sublease or the terms of the Prime Lease incorporated herein), Sublessee shall be required to obtain the approval or consent of Sublessor and then to obtain like approval or consent of Prime Lessor to the extent Prime Lessor’s consent is required under the Prime Lease and Master Lessor to the extent Master Lessor’s consent is required under the Master Lease. Sublessor agrees its consent shall not be unreasonably withheld or delayed, except as otherwise provided herein. If Sublessor is required or has determined to give its consent or approval to a matter as to which consent or approval has been requested by Sublessee, Sublessor shall cooperate reasonably with Sublessee in endeavoring to obtain any required Prime Lessor’s or Master Lessor’s consent or approval upon and subject to the following terms and conditions: (i) Sublessee shall reimburse Sublessor for any reasonable out-of-pocket costs incurred by Sublessor in connection with seeking such consent or approval, (ii) Sublessor shall not be required to make any payments to Prime Lessor or Master Lessor or to enter into any agreements or to modify the Prime Lease, or this Sublease in any manner which will prejudice Sublessor in order to obtain any such consent or approval, (iii) if Sublessee agrees or is otherwise obligated to make any payments to Sublessor, Master Lessor or Prime Lessor in connection with such request for such consent or approval, Sublessee shall have made arrangements satisfactory to Sublessor for such payments and (iv) Sublessee shall indemnify and hold Sublessor harmless from and against all liabilities, losses, damages or expenses, including, without being limited to, reasonable attorneys’ fees and expenses Sublessor shall suffer or incur in connection with seeking such consent or approval. Nothing contained in this Article shall be “ deemed to require Sublessor to give any consent or approval merely because Prime Lessor or Master Lessor has given such consent or approval. Sublessor shall promptly forward to Prime Lessor and Master Lessor, as the case may be, such requests as Sublessee may submit for approval or consent from Prime Lessor and Master Lessor.
     22. No Privity of Estate. Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Sublessee and Prime Lessor and Master Lessor, and Prime Lessor and Master Lessor are not obligated to recognize or to provide for the non-disturbance of the rights of Sublessee hereunder except as expressly set forth in separate agreements, if any, between said party or parties and Sublessee.
     23. No Waiver. The failure of Sublessor or Sublessee to insist in any one or more cases upon the strict performance or observance of any obligation of the other hereunder or to exercise any right or option contained herein shall not be construed as a waiver or relinquishment for the future of any such obligation, right or option. Sublessor’s receipt and acceptance of Rent or Sublessor’s or Sublessee’s acceptance of performance of any other obligation by the other party, with knowledge of a breach of any provision of this Sublease, shall not be deemed a waiver of such breach. No waiver by Sublessor or Sublessee of any term, covenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by the party to be charged. .
     24. Complete Agreement. This Sublease constitutes the entire agreement between the parties and there are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated orally or in any manner other than by a written agreement executed by both parties. This Sublease shall not be binding upon either party unless and until it is signed and delivered by and to both parties.
     25. Successors and Assigns. The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns.
     26. Waiver of Jury Trial and Right to Counterclaim. To the extent permitted by law, the parties hereto hereby waive any rights which they may have to trial by jury in any summary action or other action, proceeding or counterclaim arising out of or in any way connected with this Sublease, the relationship of Sublessor and Sublessee, the Subleased Premises and the use and occupancy thereof, and any claim for injury or damages. Sublessee also hereby waives all right to assert or interpose a counterclaim (other than mandatory counterclaims) in any summary proceeding or other action or proceeding to recover or obtain possession of the Subleased Premises.
     27. Estoppel Certificates. Sublessee and Sublessor shall each, within fifteen (15) days after each and every request by the other party, execute, acknowledge and deliver to the other party or any party reasonably designated by the other party, without cost or expense to the other party, a statement in writing (a) certifying that this Sublease is unmodified and, to its knowledge, is in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating such modifications); (b) specifying the dates to which Rent has been paid; (c) stating whether or not, to its knowledge, the other party is in default in the performance or observance of such other party’s obligations under this Sublease and, if so, specifying each such default; (d) stating whether or not, to its knowledge, any event has occurred which, with the giving of notice or passage of time, or both, would constitute a default by the other party under this Sublease, and, if so, specifying each such default; (e) stating whether or not, to its knowledge, any event has occurred which, with the giving of notice or passage of time, or both, would constitute a default by the other party under this Sublease, and, if so, specifying each such event; (f) stating whether or not, to its knowledge, any event has occurred which, with the giving of notice or passage of time, or both, would constitute a default by Prime Lessor under the Prime Lease with respect to the Subleased Premises, and, if so, specifying such event; (g) describing all notices of default submitted by it to the other party and Prime Lessor with respect to this Sublease, or the Prime Lease from and after the date hereof; and (h) containing such other information with respect to the Subleased Premises or this Sublease as the other party shall reasonably request. Each party hereby acknowledges and agrees that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective assignee, transferee or mortgagee of the leasehold or subleasehold estate of the other party or any prospective lender or investor to the requesting party.
     28. Consent of Prime Lessor. This Sublease is subject to the concurrent approval and consent of Prime Lessor, which Sublessor agrees to use all reasonable efforts to obtain. This Sublease shall not become effective unless and until a written approval and consent (the “Consent”) is executed and delivered by the Prime Lessor, which Consent shall consent to this Sublease. After the Sublessor receives the Consent from the Prime Lessor, Sublessor agrees to promptly deliver a fully-executed original of the Consent to Sublessee. The effect and commencement of this Sublease is subject to and conditional upon the receipt by Sublessor and Sublessee of the Consent. To the extent that Sublessor has not already done so, upon execution of this Sublease by Sublessee, Sublessor will promptly apply to the Prime Lessor for the Consent and Sublessor will promptly inform Sublessee as to receipt of the Consent (if and when it is received) and deliver to Sublessee a copy of the same. If the Consent is not received by May 1, 2004 (the “Sunset Date”), then from the Sunset Date this Sublease will cease to have any further effect and the parties hereto will have no further obligations to each other with respect to this Sublease and any funds paid hereunder by Sublessee shall be promptly refunded by Sublessor.
     29. Holding Over. If Sublessee shall fail to surrender and deliver the Subleased Premises as and when required hereunder, the Sublessee shall become a tenant at sufferance only, subject to all of the terms, covenants and conditions herein specified. Sublessee agrees to protect, defend (with counsel reasonably approved by Sublessor), indemnify and hold Sublessor and its officers, agents and employees harmless from and against any and all claims, costs, losses, damages, liabilities and expenses (including, without being limited to, reasonable attorneys’ fees) that Sublessor may suffer by reason of any holdover by Sublessee hereunder.
     30. Limitation of Liability. No director, officer, shareholder, employee, adviser or agent of Sublessor shall be personally liable in any manner for the obligations of the Sublessor under this Sublease. Except as set forth in Paragraph 29 hereof, in no event shall Sublessor or Sublessee or any of their directors, officers, shareholders, employees, advisers or agents be responsible for any indirect, special or consequential damages or interruption or loss of business, income or profits, nor shall Sublessor be liable for loss of or damage to artwork, securities or other property not in the nature of ordinary fixtures, furnishings and equipment used in general administrative and executive office activities. No director, officer, shareholder, employee, adviser or agent of Sublessee shall be personally liable in any manner for the obligations of the Sublessee under this Sublease.
     31. Conflict. In the event of any conflict between the obligations of Sublessee set forth in this Sublease and the obligations of Sublessee under the Prime Lease as and to the extent incorporated herein by reference, the more restrictive provision shall control.
     32. Security. Sublessee expressly assumes all responsibility for security, in the Subleased Premises, and, except to the extent arising out of the negligence, willful misconduct, violation or law or breach of this Sublease or the Master Lease or Prime Lease by Sublessor or its agents, employees or contractors, Sublessor shall not be liable for any damage to goods, wares, merchandise or other property located in the Subleased Premises, or injury or death to Sublessee’s employees, invitees, customers or any other person in or about the Subleased Premises. The foregoing waiver includes criminal acts of third parties.
     33. Recording. Sublessor and Sublessee agree that neither party may record this Sublease.
     34. Attorney’s Fees. If either Sublessor or Sublessee shall bring any action or legal proceeding for an alleged breach of any provision of this Sublease, to recover rent, to terminate this Sublease or otherwise to enforce, protect or establish any term or covenant of this Sublease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys’ fees, court costs, and expert fees as may be fixed by the court. “Prevailing party” as used in this Paragraph includes a party who dismisses an action for recovery hereunder in exchange for sums allegedly due, performance of covenants allegedly breached or considerations substantially equal to the relief sought in the action.
     35. Existing Sublease. The existing Sub-Sublease Agreement dated as of May 31, 2001 by and between Sublessor and Sublessee (the “Existing Sub-Sublease Agreement”) is hereby terminated. Sublessee agrees to deliver to Sublessor on or before the Commencement Date, the second and third floor space that was the subject of said Existing Sub-Sublease Agreement (i) in broom clean condition, (ii) with all of Sublessee’s machinery, furniture, fixtures, and equipment, and hazardous materials removed from such space, and (iii) such space cleaned by Pass Janitorial Service. When so surrendered, the surrender obligations of Sublessee for such space as set forth in the existing sublease shall be deemed to have been performed in all required respects.

     IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as a sealed instrument as of the date first written above.

Genome Therapeutics Corporation
By:	/s/ Stephen Rauscher
	Name:	Stephen Rauscher
	Title:	Sr VP+CEO

Fluidigm Corporation
By:	/s/ Gajus Worthington
	Name:	Gajus Worthington
	Title:	CEO

FIRST AMENDMENT TO SUBLEASE
     This First Amendment to Sublease is made as of the December 7, 2007 by and between Oscient Pharmaceuticals Corporation (formerly known as Genome Therapeutics Corporation), a Massachusetts corporation with a place of business at 1000 Winter Street, Suite 2200, Waltham, Massachusetts 02451 (“Sublessor”), and Fluidigm Corporation, a Delaware corporation, with a place of business at 7000 Shoreline Court, South San Francisco, California 94080 (“Sublessee”).
WITNESSETH THAT:
     WHEREAS, pursuant to that certain Agreement of Lease dated as of October 6, 2000 by and between ARE-San Francisco No. 17, LLC (“Prime Lessor”) (as successor in interest to Mountain Cove Tech Center, L.L.C. by acquisition of the fee interest in the property, and MJ Research Company, Inc., by an Assignment and assumption of Subleases dated as of October 4, 2004 to Mountain Cove Tech Center, L.L.C.), as “landlord” and Sublessor, as “tenant” (as successor in interest to Genesoft, Inc.), as amended by a First Amendment to Lease dated December 5, 2002 and a Second Amendment to Lease dated March 25, 2004 (such lease, as so amended, and all renewals, modifications and extensions thereof being hereinafter collectively referred to as the “Prime Lease”), a true and complete copy of which is attached hereto as Exhibit A, Prime Lessor leases to Sublessor approximately 68,460 rentable square feet of space located on the first, second and third floors of the Building (all as more particularly described in the Prime Lease, the “Premises”); and
     WHEREAS, pursuant to that certain Sublease Agreement dated as of March 25, 2004, by and between Sublessor, as “sublessor” and Sublessee, as “sublessee” (the “Sublease”), a true and complete copy of which is attached hereto as Exhibit B, Sublessor subleases to Sublessee approximately 14,503 rentable square feet of office and lab space located on the first floor of the Building (all as more particularly described in the Sublease, the “Subleased Premises”); and
     WHEREAS, the term of the Sublease ends on December 31, 2007; and
     WHEREAS, Sublessor and Sublessee desire to amend the Sublease to, among other things, extend said term all subject to the provisions hereof;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:
     1. Term. Notwithstanding anything to the contrary in the Sublease, the term of the Sublease is hereby extended for a period commencing on January 1, 2008 (the “Extension Effective Date”) and expiring on February 28, 2011 (the “Expiration Date”) or such earlier date upon which said term may expire, be cancelled or be terminated pursuant to any of the terms of provisions of the Prime Lease, the Sublease, this First Amendment to Sublease or applicable law (the “Additional Term”). Said extension shall be subject to all terms, covenants and conditions contained in the Sublease except as otherwise set forth herein. References herein and in the

Sublease to the Term shall be deemed to mean and include the Initial Term and Additional Term (and the Expiration Date shall be deemed extended accordingly). Sublessee acknowledges and agrees that it has no further right to extend the term of the Sublease and that any such right set forth in Section 2 of the Sublease is null and void.
     2. Termination For Convenience. Sublessee is granted a one-time right to terminate (“Termination Right”) the Sublease on July 1, 2009, Sublessee shall provide Sublessor written notification of its intent to terminate no later than October 1, 2008. If Sublessee exercises this Termination Right, Sublessee shall pay Sublessor an amount equal to $332,500.00 on or before July 1, 2009.
     3. Rent. Notwithstanding anything to the contrary contained in Section 4 of the Sublease, commencing on January 1, 2008, the Rent due under the Sublease shall be equal to the following amounts during the periods set forth below:

Term Period	Monthly Rent	P.R.S.F. Per Year

1/1/08 — 12/31/08	$57,172.24	$47.305

1/1/09 — 12/31/09	$58,477.51	$48.385

1/1/10 — 12/31/10	$59,637.75	$49.345

1/1/11 — 2/28/11	$60,943.02	$50.425
The Rent specified above is inclusive of all services previously provided by Sublessor pursuant to Section 4 of the Sublease as well as all other provisions contained in Sections 4 and 11 of the Sublease. Section 4 (ii) is hereby deleted. The parties agree that the Sublessee shall be responsible for the janitorial and cleaning services. The fifth sentence from the bottom of Section 4 is hereby deleted.
     4. Assignment and Subletting. The references in the first two sentences of Section 9 of the Sublease to “Competitors” and to net worth shall be deleted.
     5. Financial Statements. Section 27.13 of the Prime Lease, as incorporated into the Sublease, shall be revised such that (a) Section 27.13 shall not apply if Sublessee is a publicly traded company, (b) if Sublessee is not a publicly traded company, Sublessee shall only be required to provide Sublessor with audited financial statements once they have been completed, provided Sublessee uses commercially reasonable efforts to complete such statements with a reasonable time frame and (c) Sublessor shall hold all of Sublessee’s financial statements confidential.
     6. Proper Authority. Each party represents to the other that (i) it has not assigned, encumbered or hypothecated any of its right, title or interest in the Sublease or any portion thereof or interest therein, (ii) it is duly authorized to enter into and perform its obligations under this First Amendment to Sublease and to modify its rights under the Sublease as set forth in this First Amendment to Sublease, and (iii) the parties executing this First Amendment to Sublease on behalf of each party are duly authorized to bind the party they purport to represent.
     7. Brokerage. Sublessee and Sublessor represent that they have not dealt with any broker in connection with this First Amendment to Sublease other than CRESA Partners on behalf of Sublessee. The Sublessor shall not be responsible for a commission or other fee, if any, is due to CRESA Partners. Each party agrees to indemnify and hold harmless the other from and against any and all liability, claims, suits, demands, judgments, costs, interest and expense (including, without being limited to, reasonable attorneys’ fees and expenses) which the indemnified party may be subject to or suffer by reason of any claim made by any person, firm or corporation for any commission, expense or other compensation as a result of the execution and delivery of this First Amendment to Sublease, which is based on alleged conversations or negotiations by said person, firm or corporation with the indemnifying party.
     8. Condition. This First Amendment to Sublease is subject to (a) approval and consent of Prime Lessor in accordance with this Section 6 and (b) the full execution of the Third Amendment to Lease currently being negotiated between Sublessee and Prime Lessor to extend the term of the MJ Research Sublease (the “MJ Research Amendment”). This First Amendment to Sublease shall not become effective unless and until a written approval and consent to this First Amendment to Sublease is executed and delivered by Prime Lessor to Sublessor and the MJ Research Amendment is fully executed. If the above conditions are not satisfied within ten (10) business days of Sublessee’s execution of this First Amendment to Sublease, either party may terminate this First Amendment to Sublease by delivering written notice to the other.
     9. Security Deposit. Sublessee shall maintain in effect throughout the Additional Term a Letter of Credit as required under Section 15 of the Sublease. Within ten (10) days of the Extension Effective Date, Sublessee at its sole cost and expense shall deliver to Sublessor, an extension of the existing Letter of Credit or a replacement of the existing Letter of Credit in a form and from a financial institution reasonably acceptable to Sublessor. Sublessee may at any time substitute a cash security deposit for the Letter of Credit, and upon such substitution, Sublessor shall return the Letter of Credit to Sublessee.
     10. Miscellaneous. Unless the context requires otherwise, the terms used herein shall be construed in conformity with the definitions set forth in the Sublease. References in the Sublease to the MJ Research Sublease shall mean the MJ Research Sublease as amended, including by the MJ Research Amendment. As hereby modified, the Sublease is ratified and confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, Sublessor and Sublessee have caused this instrument to be executed under seal as of the day and year first above written.

OSCIENT PHARMACEUTICALS CORPORATION a Massachusetts corporation
By	/s/ Ph. M. MAITRE
	Name:	Ph. M. MAITRE
	Title:	SVP & CFO.

FLUIDIGM CORPORATION, a Delaware corporation
By
Name:
Title:

     IN WITNESS WHEREOF, Sublessor and Sublessee have caused this instrument to be executed under seal as of the day and year first above written.

OSCIENT PHARMACEUTICALS CORPORATION a Massachusetts corporation
By
Name:
Title:

FLUIDIGM CORPORATION, a Delaware corporation
By	/s/ Gajus Worthington
	Name:	Gajus Worthington
	Title:	CEO

AGREEMENT OF LEASE
     AGREEMENT OF LEASE made as of the 6th day of October, 2000, by and between MJ Research Company, Inc. (hereinafter referred to as “Landlord”) and Genesoft, Inc. (hereinafter referred to as “Tenant”).
WITNESSETH:
     Landlord hereby leases to Tenant and Tenant hereby hires from Landlord a portion of the building (the “Building”) in South San Francisco, as described in Section 1.1(4) below and shown on the plan attached hereto as Exhibit A and made a part hereof (hereinafter referred to as the “Premises” or the “Demised Premises”).
1.	REFERENCE DATA
     1.1 Definitions. Each reference in this Lease to any of the terms and titles contained in this Article shall be deemed and construed to incorporate the data stated following that term or title in this Article.

1) Additional Rent:	Sums or other charges payable by Tenant to Landlord under this Lease, other than Yearly Fixed Rent, all of which shall be payable as additional rent under this Lease.

2) Broker:	None.

3) Business Day:	All days except Saturdays, Sundays, days defined as “legal holidays” for the entire state under the laws of the State of California, and such other days as Tenant presently or in the future recognizes as holidays for Tenant’s general staff.

4) Demised Premises:	Space on the first, second and third floors of the Building at 7000 Shoreline Court, South San Francisco, California 94080 (the “Building”), which space is shown on the plans attached as Exhibit A.

5) Environmental Laws:	As defined in Section 5.3 (a) (1).

6) Event of Default:	The occurrence of an event listed in Section 19.1.

7) Hazardous Materials:	As defined in Section 5.3 (a) (2).

pigs and relocate such animals off-site or, within a reasonable period of time (not to exceed two (2) business days) make such arrangements as are necessary to eliminate such picketing, signage or other disruption.

16) Prime Landlord:	Mountain Cove Tech Center LLC, a California limited liability company.

17) Prime Lease:	The lease dated November 9, 1999 between Prime Landlord and Landlord.

18) Property:	The Land and Building.

19) Rent:	Yearly Fixed Rent and Additional Rent.

20) Rentable Area of the Demised Premises:
Approximately 68,460 rentable square feet. The rentable square footage of the Demised Premises upon completion of Landlord’s Work shall be measured by Landlord according to the most recent BOMA standards, but in any event shall include for computation purposes 50% of all common areas of the Building, including, without limitation, elevators, lobbies, hallways, exercise room, security desk, and lunch room. If Tenant disagrees with Landlord’s computation of the rentable square footage of the Premises, Tenant may, at its expense, by notice given no later than ten (10) days after written notice by Landlord of the rentable square feet of the Demised Premises, submit the matter of the square footage as to arbitration as set forth in Section 27.7 herein. The inclusion of elevators, hallways, the exercise room, security desk and lunchroom in the computations of rentable square footage shall not be deemed to make Tenant liable for such facilities as if it were the exclusive lessee thereof.

21) Security Deposit:	One Year’s Yearly Fixed Rent, subject to decrease as provided in Section 28.3.

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22) Tenant’s Address:	Until the Term Commencement Date, Two Corporate Drive South, San Francisco, California 94080, and thereafter, the Demised Premises.

23) Term Commencement Date:	As defined in Section 3.2.

24) Term of this Lease:	As defined in Section 3.1.

25) Termination Date:	As defined in Section 3.1.

26) Yearly Fixed Rent:	$4.50 per rentable square foot per month for the first lease year, which amount shall be increased annually commencing with the third lease year by three and one half percent (3.5%) compounded annually.
     1.2 Exhibits. The following exhibits are attached hereto and made a part hereof:
          A — Plan of Demised Premises
          A-l — Plans and Specifications for Landlord’s Work
          A-2 — Landlord’s Work Necessary for Tenant Improvement Work
          B — Cleaning Specifications
          C — Rules and Regulations
          D — Sign Criteria
          E — Form of Letter of Credit
          F — List of Environmental Reports Given to Tenant
          G — List of Permitted Hazardous Materials
          H — List of Fixtures and Equipment to be Removed
2.	DESCRIPTION OF DEMISED PREMISES
     2.1 Demised Premises. The Demised Premises are that portion of the Building as described above (as the same may from time to time be constituted after changes therein, additions thereto and eliminations therefrom pursuant to rights of Landlord hereinafter reserved).
     2.2 Appurtenant Rights. Tenant shall have, as appurtenant to the Demised Premises, rights to use in common, subject to reasonable rules from time to time made by Landlord of which Tenant is given notice, those common roadways, walkways, elevators, hallways and stairways necessary for access to that portion of the Building occupied by the Demised Premises. There is also appurtenant to the Demised Premises at no additional charge the nonexclusive use, in common with Landlord and other entitled thereto, of the parking lot appurtenant to the Building, which lot is designed to have three (3) parking spaces per 1,000 rentable square feet

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in the Building. Landlord agrees that such parking lot shall be on a non-exclusive basis for Tenant and others entitled thereto and shall not exclusively assign portions of the parking area without providing equivalent and comparable exclusive assignments to Tenant, provided that, subject to casualty and eminent domain, in no event shall Tenant have the use (non-exclusive or otherwise) of not less than nor more than, three (3) spaces per 1,000 rentable square feet of the Demised Premises during the Term, provided that there shall be deducted from the parking available to Tenant any parking spaces lost due to Tenant’s outside storage facility referred to in Section 5.3(c). Tenant may not store cars in the parking lot, i.e., leave cars parked for more than seven (7) days.
     2.3 Reservations. All the perimeter walls of the Demised Premises except the inner surfaces thereof, any balconies, terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for serving other portions of the Building exclusively or in common with the Demised Premises, including without limitation (where applicable) shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as the right of access through the Demised Premises for the purpose of operation, maintenance, decoration and repair, are expressly reserved to Landlord.
     2.4 Certain Amenities. The named Tenant, Genesoft, Inc. shall have access to on a nonexclusive basis, the following facilities:
     (a) The exercise room. Landlord may charge a reasonable fee for towel service and janitorial service.
     (b) A security desk in the main lobby of the Building to be staffed from 9:00 a.m. through 5:00 p.m. on all Business Days.
     (c) The lunchroom and adjacent patio.
          In the event the named Tenant Genesoft occupies less than 50% of the Building, Landlord may eliminate said amenities (other than the security desk) or assign them exclusively to Landlord or other occupants of the Building. Such amenities shall not be available to assignees or subtenants of Tenant unless permitted in writing by Landlord.
3.	TERM OF LEASE
     3.1 Term. The Term of this Lease is ten (10) years (or until such Term shall sooner cease or expire) commencing on the Term Commencement Date and ending on the day immediately prior to the tenth (10th) anniversary thereof, except that if the Term Commencement Date shall be other than the first day of a calendar month, the Term of this Lease shall end on the last day of the calendar month in which said 10th anniversary of the Term Commencement Date shall fall (which date

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on which the Term of this Lease is scheduled to expire is hereinafter referred to as the “Termination Date”).
     3.2 Term Commencement Date. The Term Commencement Date shall be the earlier of (a) the date on which, pursuant to permission therefor duly given by Landlord, Tenant undertakes Use of the Demised Premises for the purposes set forth in Article 1, (b) the date on which the Demised Premises are ready for Tenant’s occupancy in accordance with the provisions of Section 4.2, or (c) March 1, 2001, but in no event prior to the date on which Landlord’s Work (as defined herein) is substantially completed, unless and only to the extent that the lack of such substantial completion is due to the fault, delay, or inaction by Tenant or to the roof work necessitated by Tenant’s mechanical and other equipment to be placed on the roof. Notwithstanding the foregoing to the contrary, if the work set forth on Schedule A-2 is not substantially complete by January 1, 2000 and the lack of such substantial completion is not due to fault, delay or inaction of Tenant or to roof work necessitated by Tenant’s mechanical and other equipment to be placed on the roof, then for each day beyond January 1, 2001 for which the work on Schedule A-2 is not substantially complete, the March 1, 2001 date shall be extended for one day. Further notwithstanding anything in the foregoing to the contrary, for purposes of determining when the Premises are ready for occupancy for purposes of determining the Term Commencement Date, the Premises shall not be deemed ready for occupancy until Tenant has completed its Tenant improvement work and obtained a certificate of occupancy therefor. Tenant further acknowledges that if Landlord has completed its work on Schedule A-2 on or before January 1, 2000 and made the Premises available to Tenant, Tenant assumes the risk of delay for Tenant improvement work and acknowledges that (subject to Landlord’s obligations as to substantial completion of Landlord’s Work) the Term will commence on March 1, 2001 whether or not Tenant has completed its work and obtained such a certificate of occupancy.
     3.3 Option to Extend. Provided Tenant is not in default of the terms and covenants of this Lease beyond applicable notice and grace periods, and provided Tenant has not assigned this lease or subleased all or any portion of the Premises, it shall have the option to extend the Term for five (5) years, exercisable by written notice given to Landlord no later than twelve (12) months before the expiration of the original Term. All of the terms, conditions and covenants of this Lease shall apply to the option term, except that there shall be no further extension beyond that permitted above and that yearly Fixed Rent for the option term shall be computed as set forth in Section 6 herein.
4.	PREPARATION OF PREMISES; TENANT’S ACCESS
     4.1 Plans and Specifications. Landlord shall construct the Demised Premises in accordance with the plans and specifications (the “Plans”) referenced in Exhibit A-l attached hereto and made a part hereof (“Landlord’s Work”). Tenant

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acknowledges that Landlord’s Work will produce a so-called “cold shell” that will not be ready for Tenant’s occupancy.
     4.2 When Landlord’s Work is Done. Landlord’s Work shall be conclusively deemed finished after Landlord gives notice to Tenant that Landlord’s Work has been substantially completed by Landlord. Notwithstanding anything to the contrary in this Lease, the Landlord’s Work shall not be deemed “substantially completed” prior to the date on which: (a) construction and installation of the improvements listed on Exhibit A-1, attached hereto, have been substantially completed; (b) Tenant has direct access from the street to the elevator lobby on the first floor; and (c) utility services are ready to be furnished to the Premises consistent with the work set forth on Exhibit A-l. Such work shall not be deemed incomplete if only minor or insubstantial details of construction or mechanical adjustments remain to be done, or if a delay is caused in whole or in part by Tenant. Landlord’s Architect’s certificate of substantial completion, as hereinabove stated, given in good faith, or of any other facts pertinent to such work, shall be deemed conclusive of the statements therein contained and binding upon Tenant.
     4.3 Conclusiveness of Landlord’s Performance. Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this Article 4 unless not later than the end of the second calendar month next beginning after the Landlord’s notice of substantial completion under Section 4.2 unless Tenant shall give Landlord written notice specifying the respects in which Landlord has not performed such obligations.
     4.4 Entry by Tenant; Interference With Construction; Applicability of Lease Terms. The Demised Premises shall be made available by Landlord to Tenant on or before January 1, 2001 (the “Estimated Tenant Improvement Commencement Date”) to undertake such work as is to be performed by Tenant pursuant and subject to this Lease in order to prepare the Demised Premises for Tenant’s occupancy. Such entry shall be deemed to be pursuant to a license from Landlord to Tenant and shall be at the risk of Tenant. In no event shall Tenant interfere with any construction being performed by or on behalf of Landlord in or around the Building or with the use of the Building by Landlord or any other occupants; without limiting the generality of the foregoing, Tenant shall comply with all instructions issued by Landlord’s contractors relative to the moving of Tenant’s equipment and other property into the Demised Premises and shall pay any fees or costs imposed in connection therewith. Once Tenant makes such entry, Tenant will be bound by all terms and conditions of this Lease as if the Term had commenced, excepting payment of Rent. Landlord agrees to use its good faith and reasonable efforts to coordinate with Tenant the build-out of the Building shell and the tenant improvements.
     4.5 Tenant Plans. Tenant shall perform no construction work in the Building unless and until Landlord has approved all plans, specifications and the

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identity of contractors and major subcontractors therefor and such plans have been consented to by Landlord’s mortgagee. Landlord agrees that unless it has disapproved any Tenant plans within ten (10) business days after receipt thereof, the plans shall be deemed approved. Tenant shall, upon Landlord’s request, provide payment performance and lien bonds in commercially reasonable amounts and terms. All of the provisions of Articles 9, 10 and 11 shall apply to Tenant’s work hereunder.
     4.6 Tenant Improvement Allowance. Provided Tenant is not in default hereunder, Landlord will provide Tenant with a Tenant Improvement Allowance of $25.00 per rentable square foot. There shall be deducted from said Tenant Improvement Allowance the following: (i) 50% of the cost of purchase and installation of the emergency generator for the Building, (ii) 50% of all costs of upgrading the power capacity of the Building from 3500 amps to 4000 amps, including, without limitation, any delay costs (not to exceed $5,000.00) imposed upon Landlord under its construction contract with Opus attributable to said power capacity upgrades, (iii) all costs to Landlord associated with using the roofer under contract with Opus, Tenant acknowledging and understanding that use of said roofer in connection with the installation of Tenant’s rooftop equipment and screens is required in order to maintain the roof warranty on the Building, and (iv) the cost of supporting, extending and connecting all screens on the roof, including, without limitation, all new screens, vertical steel beams, secondary structural support and all related costs. Landlord shall fund the Tenant Improvement Allowance on a pro rata basis as Tenant pays its contractor for Tenant’s work. Landlord’s contribution shall be funded based on the fraction of each construction draw, the numerator of which is $25.00 per rentable square foot and the denominator of which is the total cost of all work by Tenant to prepare the Demised Premises for Tenant’s occupancy. Landlord shall have the right to reasonably approve Tenant’s schedule of estimated construction disbursements. Landlord shall require Tenant to provide appropriate lien waivers and other evidence of payment contractors, subcontractors and material suppliers prior to funding any of the Tenant Improvement Allowance.
     4.7 Inspections and Scheduling. Tenant may inspect the Building and the Premises during the construction of the Landlord’s Work as it progresses. Landlord agrees to be available to Tenant from time to time, on reasonable prior notice, as necessary or desirable to review the Landlord’s Work.
     4.8 Permits and Approvals. Landlord, at its sole cost and expense, shall obtain all approvals, permits and other consents required to commence, perform and complete the Landlord’s Work. Landlord agrees that the Landlord’s Work will comply with all applicable laws and other governmental regulations as of the date of substantial completion including, but not limited to, the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and the City of South San Francisco and State of California Building and fire codes, as the same may be amended from time to time.

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     4.9 Construction Guaranty. Landlord guaranties the Landlord’s Work against defective workmanship and/or materials for a period of 11 months from the date of substantial completion of the Landlord’s Work, and Landlord agrees, at its sole cost and expense, to repair or replace any defective item occasioned by poor workmanship and/or materials during said 11 month period. Nothing in this Section 4.9 shall limit Landlord’s other repair obligations under this Lease.
     4.10 Walkthrough and Punch List. Tenant shall be entitled to a walkthrough and punch list with Landlord’s architect with respect to Landlord’s Work. The determination of the punch list shall be at the sole and exclusive approval of Landlord’s architect. Landlord shall remedy all punch list items within a commercially reasonable time.
5.	USE OF PREMISES
     5.1 Permitted Use. Tenant shall occupy and use the Demised Premises for the Permitted Use set forth in Article 1 and for no other purpose. Service and utility areas (whether or not a part of the Demised Premises) shall be used only for the particular purpose for which they are designated. Tenant shall have access to the Demised Premises 24 hours per day, 7 days per week.
     5.2 Prohibited Uses. Tenant shall not use, or suffer or permit the use of, or suffer or permit anything to be done in or anything to be brought into or kept in, the Demised Premises or any part thereof (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease, (ii) for any unlawful purposes or in any unlawful manner, or (iii) which, in the reasonable judgment of Landlord shall in any way (a) impair or tend to impair the appearance or reputation of the Building, (b) impair or interfere with or tend to impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or with the use of any of the other areas of the Building, or (c) occasion discomfort, inconvenience or annoyance to any of the other tenants or occupants of the Building, whether through the transmission of noise or odors or vibrations or dust or otherwise. Without limiting the generality of the foregoing, no food shall be prepared or served for consumption by the general public on or about the Demised Premises; no intoxicating liquors or alcoholic beverages shall be sold or otherwise served for consumption by the general public on or about the Demised Premises; no lottery tickets (even where the sale of such tickets is not illegal) shall be sold and no gambling, betting or wagering shall otherwise be permitted on or about the Demised Premises; no loitering shall be permitted on or about the Demised Premises; and no loading or unloading of supplies or other material to or from the Demised Premises shall be permitted on the Land except at times (excluding Business Days from 7:00 to 9:30 a.m. and from 4:00 to 6:00 p.m.) and in locations to be reasonably designated by Landlord, except for the freight elevator described in Section 7.4, which Tenant may use at any time. The Demised Premises shall be

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maintained in a sanitary condition. Tenant shall suitably store all trash and rubbish in the Demised Premises or other locations designated by Landlord from time to time. All laboratory waste, Hazardous Materials and medical waste must be disposed of in compliance with Section 5.3. Tenant specifically agrees that its indemnification obligations pursuant to Section 13.2 shall extend to any claim arising from the consumption of intoxicating liquors or alcoholic beverages on or about the Demised Premises.
     5.3 Hazardous Materials.
     (a) Definitions.
     (1) Environmental Law means any governmental statute, code ordinance, regulation, rule or order and any amendment thereto governing or regulating materials that are toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous. Environmental Laws include, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., the California Hazardous Substances Act at California Health and Safety Code Section l08100 et seq., the provisions regarding hazardous waste control at California Health and Safety Code Sections 25100 through 25250.25 and the California Medical Waste Management Act at California Health and Safety Code §117600 et seq.
     (2) Hazardous Materials shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, medical waste, hazardous substance, pollutant or contaminant under any Environmental Law or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.
     (b) Tenant’s Covenants. No Hazardous Materials shall be stored, placed, handled, used or released by Tenant or its employees, contractors, sublessees, guests or visitors at or about the Demised Premises or Property without Landlord’s prior written consent, which consent shall not be withheld provided the Hazardous Materials comply with the criteria set forth in 5.3(c) for Permitted Materials. Landlord shall, within five (5) business days after receipt of the proposed HMIS, either approve the same or provide Tenant written notice of the reasons for its disapproval. Tenant shall submit to Landlord for prior approval as above any HMIS (defined in Section 5.3(c))

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prior to submission to applicable governmental authority. Notwithstanding the foregoing, storage and use of routine office and janitorial supplies in usual and customary quantities and the Permitted Materials as defined in subsection (c) below are permitted without Landlord’s prior written consent, provided that Tenant’s activities at or about the Demised Premises and Property shall comply at all times with the laws all Environmental Laws. Tenant shall keep Landlord fully and promptly informed of all storage, placement, handling, use or release by Tenant or its employees, contractors , sublessees, guests or visitors of all Hazardous Materials. At the expiration or termination of the Lease, Tenant shall remove from the Demised Premises all Hazardous Materials brought or released in or on the Building as a result of the activities of Tenant or its employees, agents, servants, invitees, visitors, customers, contractors, sublessees, and those other persons for whom Tenant is legally responsible (collectively “Tenant Parties”). Landlord shall have the right to perform an environmental assessment of the Demised Premises after such removal, which assessment shall be conducted at Landlord’s expense, unless it reveals that Tenant has not complied with the requirements set forth in this Section 5.3, in which case Tenant shall reimburse Landlord for the reasonable cost thereof within ten days after Landlord’s request therefor. Nothing in this Section 5.3 shall require Tenant to indemnify Landlord for any matters arising out of or caused by the actions or omissions of Landlord, its employees, agents, contractors, licensees, or invitees.. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant Parties and all of Tenant’s obligations under this Section (including its indemnification obligations under subsection (e) below) shall survive the expiration or termination of this Lease.
     (c) Landlord hereby authorizes Tenant to use and store, in connection with its Permitted Use, those materials and medical supplies listed on the Hazardous Material Inventory Statement (“HMIS”) to be provided to the City of South San Francisco by Tenant with regard to the Demised Premises (the “Permitted Materials”), provided the classes and quantities of Permitted Materials comply with all applicable laws and do not alter the legal classification of the laboratories and storage room, and storage tanks, under the Allowable Class Facilities (defined below). Tenant will operate under all applicable Federal, State and Local laws governing the use, storage and management of hazardous materials for building Occupancy Groups A3, B and H Divisions 2, 3 and 7, as allowable, including Title 22 of the CFR as defined under the Uniform Building Code and Uniform Fire Code developed by the International Fire Code Institute (the “Allowable Class Facilities”). Landlord shall have the right to approve in writing Tenant’s construction and operation of said storage facilities, including, without limitation, fire suppression, seismic restraint, enclosure and landscaping features. In addition, Tenant may construct an outside storage facility for storage of up to a total of 2,000 gallons of waste materials, provided no single

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tank shall exceed 1,000 gallons, such outside storage is in compliance with all applicable laws and regulations and does not cover a footprint of greater than 250 square feet. Landlord shall have the right to approve all fire, safety, and seismic restraints, as well as all other plans and specifications for said outside storage. Additional rent for said outside storage area shall be $5,000.00 per year. Any consent or approval by Landlord of Tenant’s proposed use, handling and storage of the Permitted Materials and/or the installation and operation or maintenance of said tank shall not constitute an assumption of risk by Landlord respecting the same nor warranty or certification by Landlord that Tenant’s proposed use, handling and storage of the Permitted Materials and/or the installation, operation or maintenance of the tanks is safe, reasonable or in compliance with Environmental Laws. All references to Hazardous Materials in this Lease shall include the Permitted Materials.
     (d) Compliance. Tenant shall at Tenant’s expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the storage, placement, handling, use or release by Tenant Parties of Hazardous Materials at or about the Demised Premises or Property, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure Laws and postclosure monitoring, and filing all required reports or plans. All medical waste regulated by any Environmental Laws that is brought to the Demised Premises shall be stored in leak-proof, closeable containers, which containers shall be stored in a specified “dirty storage area” of the Demised Premises that shall be protected from leaks or any other type of contamination of the Demised Premises. Tenant shall never use any of the Landlord’s trash receptacles for disposing of any medical waste. All of the foregoing work shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant’s quiet enjoyment of the Property or Landlord’s use, operation, leasing and sale of the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the storage, placement, handling, use or release by Tenant Parties of Hazardous Materials at or about the Demised Premises or Property. Upon prior written notice from Landlord, Tenant shall make available to Landlord for Landlord’s inspection and copying all of Tenant’s documents, materials, data, inventories and other documentation (including, without limitation, Material Safety Data Sheets relating to Hazardous Materials as may be present or suspected to be present in, on or about the Demised Premises. If any lien attaches to the Demised Premises or the Property in connection with or as a result of the storage, placement, handling, use or release by Tenant Parties of Hazardous Materials; and

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Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord in connection therewith shall be payable by Tenant on demand. Notwithstanding anything in the foregoing to the contrary, Tenant shall not be responsible for Hazardous Materials not introduced to the Premises, the Building or the Land by Tenant Parties.
     (e) Tenant shall give Landlord immediate telephone notice and prompt written notice (which means as soon as practicable and, in no event, more than one (1) day following the applicable event) of any (i) spill, discharge, dumping, or other release of any Hazardous Materials (including, without limitation, the Permitted Materials) on, in, under or from the Demised Premises, the Building, or any portion of the Project, or the groundwater thereof, (ii) any oral or written notice from any governmental agency received by Tenant of any such spill, discharge, dumping, or other release of any Hazardous Materials, and (iii) any oral or written notice of any violation, warning, deficiency, non-compliance, or other alleged or actual failure by Tenant to comply strictly with any Environmental Law and/or any requirement, provision, or stipulation of any governmental permit, license, registrations, or approval.
     (f) Landlord’s Rights. Subject to the provisions of Section 15.2, Landlord shall have the right, but not the obligation, to enter the Demised Premises at any reasonable time upon 24 hours notice except in case of emergency (i) to confirm Tenant’s compliance with the provisions of this Section, and (ii) to perform Tenant’s obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Demised Premises and review the storage, placement, handling, use or release by Tenant or its employees, contractors, sublessees, guests or visitors of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay to Landlord on demand the reasonable costs of Landlord’s consultant’s fees if Tenant is found to have violated the terms of this Section 5.3 any and all reasonable costs incurred by Landlord in performing Tenant’s obligations under this section. Landlord shall use reasonable efforts to minimize any interference with Tenant’s business caused by Landlord’s entry into the Demised Premises, but Landlord shall not be responsible for any interference caused thereby, unless such interference arises out of or is caused by the gross negligence or willful misconduct of Landlord, its employees, agents, contractors, licensees, or invitees.
     (g) Tenant’s Indemnification. Tenant agrees to indemnify, defend and hold harmless Landlord and its members, managers, directors, officers,

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agents and employees and their partners, members, managers, directors, officers, shareholders, employees and agents from all shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with the Environmental Laws by Tenant Parties and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Demised Premises or Property by Tenant Parties and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys’, experts’ and consultants’ fees and costs, incurred at any time and arising from or connection with the storage, placement, handling, use or release by Tenant or its employees, contractors, sublessees, guests or visitors of Hazardous Materials at or about the Property or Tenant’s failure to comply in full with all Environmental Laws with respect to the Demised Premises and the Property.
     (h) Landlord shall be responsible (at Landlord’s cost and expense) for any remediation (to the extent required by law) of any Hazardous Materials placed on the Premises by Landlord or Landlord’s agents or contractors and existing contamination disclosed in the environmental assessments set forth on Exhibit F attached hereto.
     5.4 Licenses and Permits. If any governmental license or permit shall be required for the property and lawful conduct of Tenant’s business, and if the failure to secure such license or permit would in any way affect Landlord, Tenant, at Tenant’s expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant, at Tenant’s expense, shall at all times comply with the terms and conditions of each such license or permit.
6.	RENT
     6.1 Yearly Fixed Rent. Tenant shall pay to Landlord, without any set-off or deduction, at Landlord’s office, or to such other person or at such other place as Landlord may designate by notice to Tenant, the Yearly Fixed Rent set forth in Article 1. The Yearly Fixed Rent shall be paid in equal monthly installments in advance on or before the first Business Day of each calendar month during the Term of this Lease and shall be apportioned for any fraction of a month in which the Term Commencement Date or the last day of the Term of this Lease may fall.
     6.2 Rent During Option Term. Yearly Fixed Rent for the five (5) year option term shall be an amount equal to the greater of (i) 95% of the fair-market rent for the first year of the option term, or (ii) 103.5% of the Yearly Fixed Rent payable (without abatement) for the last year of the original term. If the parties are unable to agree upon a fair market rent prior to ten (10) months before the commencement of the applicable option term, the matter shall be referred to

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appraisal as set forth in the following sections. Yearly Fixed Rent during the option term shall increase annually commencing with the second year of the option term by three and one-half percent (3.5%) compounded annually. The term fair market rent, for purposes of this Section 6.2, shall be deemed to be the fair market rent for the Demised Premises finished to a level of completion for ready to occupy first class office space.
     6.3 Appraisal. Whenever the issue of fair market rent shall be referred to appraisal, such appraisal shall be by three disinterested appraisers, one to be appointed by the Landlord, one to be appointed by the Tenant and the third to be appointed by the two appraisers so named. Within thirty (30) days after the selection of the third appraiser, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the fair market rent for the Premises. If, however, the low appraisal and/or the high appraisal are more than ten (10%) percent lower and/or higher than the middle appraisal, the low appraisal and/or high appraisal shall be disregarded, as applicable. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two; the resulting quotient shall be the fair market rent for the Premises. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, the middle appraisal shall be the fair market rent of the Premises. Each party shall pay the costs of the appraiser selected by such party, and the parties shall share equally the cost of the third appraiser. Each individual appraiser shall have at least ten years of experience in appraising fair market rents of comparable properties and shall hold one or more of the following designations: MAI of the American Institute of Real Estate Appraisers, SREA from the Society of Real Estate Appraisers or ASA from the American Society of Appraisers.
     6.4 Interim Rent. If the fair market rental value per year is not determined prior to the commencement of the five year option term, the Tenant shall pay Fixed Rent as though the Fixed Rent was that Fixed Rent in effect (without abatement) during the last year of said preceding lease year period until such determination has been made. Following such determination, the Tenant shall promptly pay the Landlord the difference, if any, between the aggregate rent which would have been paid during said period and the aggregate rent actually paid. Thereafter, all rent shall be computed and paid in accordance with Section 6.2.
     6.5 Taxes. Tenant shall timely file business property statements with respect to Tenant’s personal property and trade fixtures and pay when due all taxes imposed on such personal property and trade fixtures. Tenant shall also pay all real estate taxes attributable to the Demised Premises being improved to a standard in excess of first class office space.
     6.6 Obligations Survive Termination. All obligations and liabilities of Tenant relating to any period prior to the termination of the Term of this Lease,

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including without limitation the obligation to pay any Additional Rent due pursuant to the provisions of this Article, shall survive such termination.
     6.7 Payment to Mortgagee. Landlord reserves the right to provide in any Mortgage given by it or by Prime Landlord of the Property that some or all rents, issues, and profits and all other amounts of every kind payable to the Landlord under this Lease shall be paid directly to the Mortgagee for Landlord’s account and Tenant covenants and agrees that it will, after receipt by it of notice from Landlord or Mortgagee designating such Mortgagee to whom payments are to be made by Tenant, pay such amounts thereafter becoming due directly to such Mortgagee until excused therefrom by notice from such Mortgagee.
     6.8 Additional Rent. Tenant shall also pay as additional rent without notice, except as required under this Lease, and without any abatement, deduction or setoff except as provided herein, all sums, impositions, costs, expenses and other payments which Tenant in any of the provisions of this Lease assumes or agrees to pay, and, in case of any nonpayment thereof, Landlord shall have in addition to any other rights and remedies, all of the rights and remedies provided by law or provided for in the Lease for the nonpayment of Yearly Fixed Rent.
     6.9 Place of Payment of Rent. All payments of Rent shall be made by Tenant to Landlord without notice or demand at such place as Landlord may from time to time designate in writing. The initial place for payment of rent shall be 384 Oyster Point Blvd, So. San Francisco, CA 94080. Any extension of time for the payment of any installment of rent, or the acceptance of rent after the time at which it is due and payable shall not be a waiver of the rights of Landlord to insist on having all other payments made in the manner and at the times herein specified.
     6.10 Cleaning and Utilities. Tenant shall pay for all utilities used or consumed in the Demised Premises, including without limitation water, gas, electricity, sewer, telephone, and all electricity used in heating, ventilating and air conditioning the Demised Premises. In the event such utilities are not separately billed by the applicable utility supplier, Tenant shall pay its share of the amount of such bill for the entire Building as measured by submeters or check meters measuring consumption of such utilities in the Demised Premises. In addition, Tenant shall arrange for cleaning of the Tenant space in accordance with the cleaning schedule attached hereto as Exhibit B with a cleaning contractor subject to Landlord’s approval, which approval shall not be unreasonably withheld. Tenant shall pay all such costs of cleaning.
7. UTILITIES AND LANDLORD’S SERVICES
     7.1 Electricity. Tenant shall purchase directly from the public utility serving the Building all electrical energy that Tenant requires for operation of the lighting fixtures, appliances and equipment servicing the Demised Premises. The

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costs of initially installing any required meter, submeter or check meter and related installation equipment shall be paid by Landlord. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electrical energy furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building. Notwithstanding the foregoing, the design electrical capacity for the Building is 4000 amperes of electricity, and Tenant shall be entitled to the use of half of the electricity available for Tenant spaces, i.e., a minimum and a maximum of 2000 amperes. Tenant’s use of electrical energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electrical services Tenant shall give notice to Landlord and obtain Landlord’s prior written consent whenever Tenant shall connect to the Building electrical distribution system any fixtures, appliances or equipment other than lamps, typewriters, personal computers and similar small machines. Landlord’s consent to the plans for Tenant’s initial improvements shall, to the extent that Tenant’s electrical system and loads are shown on said plans, suffice as consent for the purposes of this Section 7.1. Any feeders or risers to supply Tenant’s electrical requirements, shall be installed by Landlord upon Tenant’s request, at the sole cost and expense of Tenant, provided that such feeders and risers are permissible under applicable laws and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or cause or create a dangerous condition or unreasonably interfere with other tenants of the Building. Tenant agrees that it will not make any alteration or addition to the electrical equipment in the Demised Premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld. Landlord, at Tenant’s expense, shall purchase, install and replace all light fixtures, bulbs, tubes, lamps, lenses, globes, ballasts and switches used in the Demised Premises.
     7.2 Water Charges. Landlord shall furnish cold water for ordinary cleaning, toilet, drinking purposes in accordance with Exhibit A-l and hot and cold water for lavatory purposes. Tenant shall pay for its share of water and related sewer charges in accordance with Section 6.10.
     7.3 Heat and Air Conditioning. Landlord shall furnish to and distribute in the common areas of the Building heat and air conditioning as normal seasonal changes may require on Business Days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 9:00 a.m. to 1:00 p.m., provided Landlord may run common area HVAC on an economy mode on Saturdays. Tenant agrees to lower and close the blinds or drapes when necessary because of the sun’s position whenever the air conditioning system is in operation, and to cooperate fully with Landlord with regard to, and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of, the heating and air conditioning system. Without limiting the generality of the foregoing, all windows

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in the Demised Premises must remain closed at all times notwithstanding the fact that such windows may be operable. The air conditioning system servicing the Building is designed to provide cooling based upon an occupancy of not more than one person per one hundred (100) square feet of floor area, and upon a combined lighting and standard electrical load not to exceed 3.0 watts per square foot or 2,000 amperes for the entire Demised Premises. In the event Tenant exceeds such condition or introduces into the Demised Premises equipment which overloads such system, or in any other way causes such system not to adequately perform its proper functions, supplementary systems may at Landlord’s option be provided by Landlord at Tenant’s expense. Tenant shall be responsible for furnishing heat and air conditioning to the Demised Premises.
     7.4 Elevator Service. Landlord shall provide non exclusive passenger elevator service consisting of two (2) elevators to the Demised Premises on Business Days from 8:00 a.m. to 6:00 p.m. and on a reduced basis at all other times. Freight elevator service shall be available in common with other tenants on Business Days from 9:30 a.m. to 4:00 p.m. and at other times at reasonable charge. Tenant shall be responsible for constructing a freight elevator exclusively to serve the Demised Premises.
     7.5 Cleaning. Landlord shall furnish cleaning services to the common areas of the Building substantially in accordance with the specifications attached hereto as Exhibit B and made a part hereof.
     7.6 Repairs and Other Services. Except as otherwise provided in Articles 8 and 16, and subject to Tenant’s obligations in Article 12 and elsewhere in this Lease, Landlord shall at Landlord’s expense (a) keep and maintain the roof, exterior walls, structural floor slabs and columns of the Building in as good condition and repair as they are in on the Term Commencement Date, reasonable use and wear excepted, (b) keep and maintain in workable condition the Building’s sanitary, electrical, heating, air conditioning and other systems, (c) keep all walkways on the Property clean and remove all snow and ice therefrom, (d) provide grounds maintenance to all landscaped areas, (e) arrange for the extermination of rodents and vermin in the Building (other than rodents arising out of Tenant’s small animal facility), and (f) keep and maintain the parking lot adjacent to the Building in good condition and repair.
     7.7 Landlord’s Further Responsibilities.
     (a) Landlord shall be responsible at its sole cost and expense for the removal of all trash and garbage (excluding Hazardous Materials, laboratory, biological and animal waste) from the designated containers outside of the Building.

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     (b) Landlord shall allow Tenant to have full access to and use of the largest conference room on the third floor of the Building up to eight (8) days per year, as reasonably agreed to in advance by Landlord and Tenant and upon payment of a reasonable fee for each such use.
     (c) Landlord shall comply with all obligations imposed on it in the CCR’s (defined in Section 27.12) and shall pay its share of any future costs of providing BART shuttle service.
     7.8 Interruption or Curtailment of Services. Landlord reserves the right to interrupt, curtail, stop or suspend the furnishing of services and the operation of any Building system, when necessary by reason of accident or emergency, or of repairs, alterations, replacements or improvements in the reasonable judgment of Landlord desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned, until said cause has been removed. Landlord shall use reasonable efforts to minimize interruption to Tenant by any such interruption or curtailment of services. Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems, except that Landlord shall exercise reasonable diligence to eliminate the cause of same. Notwithstanding the foregoing, if utilities or Building services are interrupted due to the fault of Landlord (Tenant acknowledging that Landlord shall have no responsibility for failure of municipal or public utility suppliers to supply utilities to the Building), and such disruption continues for more than seven (7) days, rent shall abate if the Demised Premises are unusable and Tenant in fact vacates the Demised Premises.
8.	CHANGES OR ALTERATIONS BY LANDLORD
     Landlord reserves the right, exercisable by itself or its nominee, including without limitation Prime Landlord, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, and stairways thereof, as it may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use and enjoyment of, the Demised Premises by Tenant, except that Landlord shall not be obligated to employ labor at so-called “over-time” or other premium pay rates. Nothing contained in this Article shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making or causing to be made

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any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right to prior to the Commencement Date create two (2) addresses for the Building. Neither this Lease nor any use by Tenant shall give Tenant any right or easement or the use of any door or any passage or any concourse connecting with any other building or to any public convenience, and the use of such doors, passages and concourses and of such conveniences may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligations of Tenant hereunder or incurring any liability to Tenant therefor.
9.	FIXTURES, EQUIPMENT AND IMPROVEMENTS — REMOVAL BY TENANT
All fixtures, equipment, leasehold improvements and appurtenances attached to or built into the Demised Premises prior to or during the Term, whether by Landlord at its expense or at the expense of Tenant (either or both) or by Tenant shall be and remain part of the Demised Premises and shall not be removed by Tenant at the end of the Term unless otherwise expressly provided by notice from Landlord to Tenant. Upon the request of Landlord, Tenant will remove such fixtures, equipment, leasehold improvements and appurtenances as are directed by Landlord and shall restore any damage caused by such removal. Notwithstanding the foregoing to the contrary, Tenant may, in connection with the initial Tenant improvements or any other fixtures, alterations or additions to the Demised Premises, upon presentation of detailed plans and specifications therefor, request in writing that Landlord advise Tenant which of said improvements, alterations or additions Landlord will require Tenant to remove at the end of the Term. Landlord shall advise Tenant in writing within thirty (30) days after receipt of such written request and the accompanying plans and specifications. If Landlord shall, in said written notice, require Tenant to remove an item at the end of the Term, Landlord shall have the right to rescind that decision and require Tenant to leave said item in place at the end of the Term by subsequent written notice to Tenant. Tenant shall remove the fixtures and equipment on Exhibit H and shall remediate all environmental contamination and Hazardous Materials associated with said items. All such removal shall be done in a good and workmanlike manner, and Tenant shall repair and restore any damage to the Building caused by such removal. In addition, any duct work, controls and rooftop exhaust equipment associated with the exhaust hoods must also be removed. Tenant shall structurally in-fill patch, flash and cap the roof to a weather-tight condition consistent with the four-ply built-up construction so as not to void the roof warranty. The in-wall and above ceiling copper and plastic piping associated with the vacuum compressed air or DI system and any specialty gas piping must be removed and remediated if any of the same is shown to be contaminated as provided in the environmental inspection of the Demised Premises made pursuant to Section 5.3(b). Any contaminated rooftop HVAC units and associated duct work shall also require removal at the Landlord’s discretion. Also, office workstations must be removed and remediated.

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10.	ALTERATIONS AND IMPROVEMENTS BY TENANT
     Tenant shall make no alterations, decorations, installations, removals, additions or improvements in or to the Demised Premises without Landlord’s prior written consent and then only by contractors or mechanics approved by Landlord. No such installations or other work shall be undertaken or begun by Tenant until Landlord has approved written plans and specifications therefor; and no amendments or additions to such plans and specifications shall be made without prior written consent of Landlord. Such approval shall not be unreasonably withheld provided such installations or work are non-structural, do not affect the exterior of the Building, and do not interfere with or impair utilities and systems in the Building. Notwithstanding the foregoing, Landlord’s consent shall not be required for any alteration, addition or improvement that either (a) costs leas than Twenty-Five Thousand Dollars ($25,000.00) or (b) satisfies all of the following criteria: (i) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting, (ii) is not visible from the exterior of the Premises or Building, and (iii) will not affect the systems or structure of the Building, provided, however, in any such instance Tenant provides plans and specifications for such work not less than ten (10) days before commencing such work. Any such alterations, decorations, installations, removals, additions and improvements shall be done at the sole expense of Tenant and at such times and in such manner as Landlord may from time to time reasonably designate. Subject to the terms of Section 9 herein, if Tenant shall make any alterations, decorations, installations, removals, additions or improvements, then Landlord may elect to require Tenant at the expiration of this Lease to restore the Demised Premises to substantially the same condition as existed at the Term Commencement Date.
11.	TENANT’S CONTRACTORS — MECHANICS’ AND OTHER LIENS — STANDARD OF TENANT’S PERFORMANCE — COMPLIANCE WITH LAWS
     Whenever Tenant shall make any alterations, decorations, installations, removals, additions or improvements or do any other work in or to the Demised Premises, Tenant will strictly observe the following covenants and agreements:
     (a) In no event shall any material or equipment be incorporated in or added to the Demised Premises in connection with any such alteration, decoration, installation, addition or improvement which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. Any mechanic’s lien filed against the Demised Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant shall be discharged by Tenant within twenty (20) days thereafter, at the expense of Tenant, by filing the bond required by law or otherwise. If

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Tenant fails so to discharge any lien, Landlord may do so at Tenant’s expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within fifteen (15) days after rendition of a bill therefor.
     (b) All installations or work done by Tenant under this or any other Article of this Lease shall be at its own expense (unless expressly otherwise provided) and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof and (ii) plans and specifications prepared by and at the expense of Tenant theretofore submitted to Landlord for its prior written approval.
     (c) Tenant shall procure all necessary permits before undertaking any work in the Demised Premises; do all such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements, and defend, save harmless, exonerate and indemnify Landlord from all injury, loss or damage to any person or property occasioned by or growing out of such work.
     (d) Tenant shall notify Landlord no later than ten (10) days prior to starting work on any alterations so that Landlord shall have the opportunity to post a “Notice of nonresponsibility” at the Demised Premises and record said notice in the county in which, the Property is located pursuant to California Civil Code Section 3094.
     (e) all contractors and subcontractors shall be approved by Landlord, which approval shall not be unreasonably withheld, and all work by Tenant shall be performed by such contractors and subcontractors and in such manner as to maintain harmonious labor relations.
12.	REPAIRS BY TENANT
     Tenant, at its expense, shall keep or cause to be kept, all and singular, the Demised Premises in good repair, order and condition, reasonable use and wear thereof and damage by fire or by unavoidable casualty excepted. Without limiting the generality of the foregoing, Tenant shall keep all interior windows and other glass whole, and shall replace the same whenever broken with glass of the same quality and shall repair or replace all exterior windows if damaged by neglect or wrongdoing of Tenant. Tenant hereby waives the benefits of California Civil Code Section 1932(1).
13.	INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION
     13.1 Tenant’s Insurance
     (a) Liability Insurance. Tenant shall maintain in full force throughout the Term commercial general liability and property damage

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insurance providing coverage on an occurrence form basis with limits of not less than Five Million Dollars ($5,000,000.00) each occurrence for bodily injury and property damage combined, Five Million Dollars ($5,000,000.00) annual general aggregate, and Five Million Dollars ($5,000,000.00) products and completed operations (if applicable) annual aggregate. Tenant’s liability insurance policy or policies shall: (i) include premises and operations liability coverage, automobile, products and completed operations liability coverage (if applicable), broad form property damage coverage including completed operations (if applicable), blanket contractual liability coverage with, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant’s use or occupancy of the Premises or the Property; and (v) extend coverage to cover liability for the actions of Tenant’s employees, contractors, sublessees, guests and visitors. Tenant’s required insurance may be maintained by a combination of underlying and “umbrella” coverage.
     (b) Leasehold Improvements Personal Property Insurance. Tenant shall at all times maintain in effect with respect to Tenant’s leasehold improvements and fixtures, equipment and personal property located at or within the Demised Premises, builder’s risk and commercial property insurance providing coverage, at a minimum, for “broad form” perils, to the extent of 100% of the full replacement cost of covered property. Tenant may carry such insurance under a blanket policy, provided that such policy provides equivalent coverage to a separate policy. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of such leasehold improvements, fixtures, equipment and personal property so insured. Landlord shall be provided coverage under such insurance to the extent of its insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord shall have no obligation to carry insurance on any such Tenant’s leasehold improvements or on Tenant’s fixtures, equipment or personal property.
     (c) Workmen’s Compensation Insurance. Tenant shall maintain worker’s compensation insurance as required by law and employer’s liability insurance in an amount not less than Five Hundred Thousand Dollars ($500,000).
     (d) Business Interruption/Extra Expense Insurance. Tenant shall maintain loss of income, business interruption and extra expense insurance

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in such amounts as will reimburse Tenant for direct or indirect loss of earnings and incurred costs attributable to the perils commonly covered by Tenant’s property insurance described above but in no event less than One Million Five Hundred Thousand Dollars ($1,500,000.00). Such insurance shall be carried with the same insurer that issues the insurance for the personal property.
     (e) Other Coverage. Tenant, at its cost, shall maintain such other insurance as Landlord may reasonably require from time to time, but in no event may Landlord require any other insurance which is (i) not then being required of comparable tenants leasing comparable amounts of space in comparable buildings in the vicinity of the Building or (ii) not then available at commercially reasonable rates.
     (f) Insurance Criteria. Each policy of insurance required under this Section shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant’s sole cost and expense, and (iii) require at least thirty (30) days’ written notice to Landlord prior to any cancellation, nonrenewal or modification of insurance coverage. Insurance companies issuing such policies shall have rating classifications of “A” or better and financial size category ratings of “XIII” or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be licensed to do business in the State of California. Any deductible amount under such insurance shall not exceed maximum deductible amounts currently required under similar leases for buildings in the vicinity of the Building, with Tenant having the burden of proof. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement affecting the additional insured status, is in full force and effect and that premiums therefore have been paid.
     (g) Increase in Amount of Insurance. Tenant shall increase the amounts of insurance as required by any Mortgagee, and, not more frequently than once every three (3) years, as recommended by Landlord’s insurance broker, if, in the reasonable opinion of either of them, the amount of insurance then required under this Lease is not adequate. Any limits set forth in this Lease on the amount or type of coverage required by Tenant’s insurance shall not limit the liability of Tenant under this Lease.
     (h) Insurance Provisions. Each policy of liability insurance required by this Section shall: (i) contain a cross liability endorsement or separation of insureds clause; (ii) provide that it is primary to and not contributing with, any policy of insurance carried by Landlord or Prime Landlord covering the same loss; (iii) provide that any failure to comply with the reporting provisions shall not affect coverage provided to Landlord, Prime Landlord,

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their officers, directors, shareholders, members, property managers and mortgagees; and (iv) name Prime Landlord, Mortgagees, Landlord, their officers, directors, employees, shareholders, members, property managers and such other parties in interest as Landlord may from time to time reasonably designate to Tenant in writing, as additional insureds. Such additional insureds shall be provided the same extent of coverage as provided to Tenant under such policies. All endorsements affecting such additional insured status shall be acceptable to Landlord and shall be at least as broad as additional insured endorsement form number CG 20 11 11 85 promulgated by the Insurance Services Office.
     (i) Evidence of Coverage. Prior to occupancy of the Premises by Tenant, and not less than thirty (30) days prior to the expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form. Notwithstanding the requirements of this paragraph, Tenant shall, at Landlord’s request, provide to Landlord within a commercially reasonable time a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits. Tenant’s failure to furnish Landlord with such certificates of insurance within a reasonable time (not to exceed ten (10) days) after Landlord’s request shall be deemed a material default under this Lease.
     13.2 General. Tenant will save Landlord harmless, and will exonerate and indemnify Landlord and Prime Landlord, from and against any and all claims, liabilities, penalties, damages or expenses (including without limitation reasonable attorneys’ fees) asserted against or incurred by Landlord or Prime Landlord:
     (a) on account of or based upon any injury to person, or loss of or damage to property sustained or occurring on the Demised Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (other than Landlord, Prime Landlord or their agents, contractors or employees);
     (b) on account of or based upon any injury to person or loss of or damage to property, sustained or occurring elsewhere (other than on the Demised Premises) in or about the Building (and, in particular, without limiting the generality of the foregoing on or about the elevators, stairways, public corridors, sidewalks, roof, or other appurtenances and facilities used in connection with the Building or Demised Premises) arising out of the use or occupancy of the Building or Demised Premises by Tenant, or any person claiming by, through or under Tenant;

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     (c) on account of or based upon (including moneys due on account of) any work or thing whatsoever done (other than by Landlord, Prime Landlord or their contractors, or agents or employees of any such party) in the Demised Premises during the Term of this Lease and during the period of time, if any, prior to the Term Commencement Date that Tenant may have been given access to the Demised Premises; and
     (d) on account of or resulting from the failure of Tenant to perform and discharge any of its covenants and obligations under this Lease;
and, in case any action or proceeding be brought against Landlord or Prime Landlord by reason of any of the foregoing, Tenant upon notice from Landlord shall at Tenant’s expense resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord, it being agreed that such counsel as may act for insurance underwriters of Tenant engaged in such defense shall be deemed satisfactory.
     13.3 Property of Tenant. In addition to and not in limitation of the foregoing, and subject only to provisions of applicable law, Tenant covenants and agrees that all merchandise, furniture, fixtures and property of every kind, nature and description which may be in or upon the Demised Premises or elsewhere on the Property during the Term of this Lease, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever other than the negligence or misconduct of Landlord or Prime Landlord or their contractors, or agents or employees of any such party, no part of said damage or loss shall be charged to, or borne by Landlord or Prime Landlord.
     13.4 Bursting of Pipes, etc. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, seismic events, earthquakes, falling plaster or tiles, steam, gas, electricity, electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or caused by any other cause of whatever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Demised Premises or elsewhere in the Building.
     13.5 Landlord’s Insurance. Landlord shall, at its sole expense, carry so-called “all risk” full replacement cost casualty insurance on the Building (exclusive of Tenant’s leasehold improvements, fixtures and equipment).

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14.	ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.
     14.1 Generally. Tenant shall not voluntarily, involuntarily or by operation of law assign, transfer, mortgage or otherwise encumber this Lease or any interest of Tenant therein, in the whole or in part of the Premises or permit the Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord and Landlord’s mortgagee. Except in connection with a public stock offering, a transfer of any of Tenant’s stock or a transfer or change of control of Tenant (if Tenant is a corporation), or a change in the composition of persons or entities owning any interest in Tenant (if Tenant is not a corporation), or any transfer of Tenant’s interest in the Lease by operation of law or by merger or consolidation of Tenant with or into any other entity, firm or corporation, shall be deemed an assignment for purposes of this Article 14. Notwithstanding anything to the contrary in this Lease, except with respect to Corporate Transfers (hereinafter defined) to a Competitor (as defined in Section 14.2), Tenant shall not be required to obtain Landlord’s consent, and the terms of Sections 14.2 and 14.3 of this Lease shall not apply, to any transfer of Tenant’s stock or a transfer or change of control of Tenant or other transfer to an entity which controls, is controlled by or is under common control with Tenant or any successor to Tenant or which succeeds to substantially all of Tenant’s assets and business by merger, consolidation, reorganization or purchase or in connection with an initial public offering (collectively referred to as “Corporate Transfers”). Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of such Corporate Transfer. As used herein, the terms “controlled” or “controls” or “control” shall mean ownership of at least fifty-one percent (51%) of voting control of the relevant entity.
     14.2 Landlord’s Options. In connection with any request by Tenant for Landlord’s consent to assignment or subletting, Tenant shall submit to Landlord in writing (“Tenant’s Sublease Notice”) (i) the name of the proposed assignee or subtenant, (ii) such information as to its financial responsibility and standing as Landlord may reasonably require, and (iii) all of the terms and provisions upon which the proposed assignment or subletting is to be made. Within ten (10) business days after receipt from Tenant of Tenant’s Sublease Notice and receipt of the information required hereunder, Landlord shall have the following options: (a) reasonably withholding its consent if the proposed sublease is at least 10,000 rentable square feet, or if the proposed sublease is less than 10,000 rentable square feet, withholding consent in its sole and absolute discretion; (b) withholding consent if the proposed assignee or sublessee is a “Competitor” (as that term is hereinafter defined); (c) if the request is made after the third (3rd) anniversary of the commencement of the Term and is to sublet a portion of the Premises, to elect to match said offer and sublease the Demised Premises or relevant portion thereof on the same terms and conditions as set forth in Tenant’s Sublease Notice; (d) if the request is made after the third (3rd) anniversary of the commencement of the Term and is to assign this Lease or sublet all of the Premises, elect to match said offer

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and accept an assignment of this Lease on the same terms and conditions set forth in Tenant’s Sublease Notice, or (e) consenting to the proposed assignment or such leasing. The term “Competitor,” as used herein shall mean any person or entity engaged in the manufacture or sale of instruments for DNA sequencing or amplification, including, without limitation, the following businesses and any affiliates, subsidiaries, parents or successors thereto: PE Corp., Applera Corporation, PE Biosystems, Inc., Applied Biosystems, Inc., Celera Genomics, Inc., Celera Genomics Group, F. Hoffmann-LaRoche Ltd., Hoffmann-LaRoche, Inc., Roche Diagnostics Corporation, Roche Molecular Systems, Inc., Amersham Pharmacia Biotech, Ltd., Molecular Dynamics, Inc., Perkin Elmer Corporation, Strategene, Hybade Ltd., Ericomp, Techne Corporation, MWG Biotech AG, Whatman Biometra, Labreco, Inc., Bio-Rad Laboratories, Inc., and Cepheid. In the event Landlord shall exercise either option (c) or (d) above, Tenant shall sublease the Demised Premises or relevant portion thereof or assign this Lease to Tenant upon the terms and conditions set forth in said Tenant’s Sublease Notice. In the event Landlord elects to match this offer in Tenant’s Sublease Notice as set forth in clause (d) above, Tenant shall remain responsible for removal of leasehold improvements and equipment as required in Sections 9 and 10 at the end of the Term or earlier termination of this Lease.
     14.3 Conditions. Any subletting or assignment pursuant to this Article shall be subject to and conditioned upon the following:
     (a) at the time of any proposed subletting or assignment, Tenant shall not be in default under any of the terms, covenants, or conditions of this Lease beyond applicable grace periods;
     (b) the sublessee or assignee shall conduct its business in accordance with the Permitted Use;
     (c) prior to occupancy, Tenant and its assignee or sublessee shall execute, acknowledge and deliver to Landlord a fully executed counterpart of a written assignment of lease or a written sublease, as the case may be, by the terms of which:
     (1) in case of an assignment of this Lease in its entirety, Tenant shall assign to such assignee Tenant’s entire interest in this Lease, together with all prepaid rents hereunder, and the assignee shall accept said assignment and assume and agree to perform directly for the benefit of Landlord, all of the terms, covenants and conditions of this Lease on Tenant’s part to be performed; or
     (2) in case of a subletting, the sublessee thereunder shall agree to be bound by and to perform all of the terms, covenants and conditions of this Lease on the Tenant’s part to be performed, except

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the payments of rents, charges and other sums reserved hereunder, which Tenant shall continue to be obligated to pay and shall pay to Landlord;
     (d) Tenant shall pay to Landlord monthly one-half of the excess of the rents and other charges received by Tenant pursuant to the assignment or sublease over the rents and other charges reserved to Landlord under this Lease attributable to the space assigned or sublet, less the reasonable costs and expenses of subleasing and less the unamortized cost of Tenant’s leasehold improvements (but not trade fixtures or equipment) paid for by Tenant, which cost shall be amortized over a ten year basis commencing on the Term Commencement Date;
     (e) Tenant and any guarantor of Tenant’s obligations hereunder (hereinafter “Guarantor”) shall acknowledge that, notwithstanding such assignment or sublease and consent of Landlord thereto, Tenant and Guarantor shall not be released or discharged from any liability whatsoever under this Lease and will continue to be liable with the same force and effect as though no assignment or sublease had been made; and
     (f) Tenant shall pay Landlord’s reasonable costs including but not limited to attorney’s fees and Landlord’s administrative and overhead costs, incurred in connection with each such assignment or subletting.
     14.4 Landlord’s Consent. Landlord shall not unreasonably withhold its consent to a sublease of at least 10,000 rentable square feet or assignment pursuant to the preceding Section 14.1, subject to Landlord’s options in subclauses (c) and (d) of Section 14.2. If Landlord elects to pursue its option under Section 14.2 to match the terms of Tenant’s Sublease Notice, this Section 14.4 is not relevant. Landlord’s failure to consent shall be deemed unreasonable if the conditions set forth in Subsections 14.3(a)-(f) are met, Landlord’s Mortgagee has consented thereto and if:
     (a) The proposed assignment or subletting is made to a party other than a Competitor; or
     (b) The proposed assignee or subtenant has a good credit rating, which shall be at least equal to that of Tenant as of the Term Commencement Date, and demonstrable ability to comply with the terms and conditions of this Lease, a good reputation in the community, and the proposed use by such subtenant or assignee (even though Permitted Use) could not in Landlord’s reasonable opinion be expected to detract from the character of the Building at the time of the proposed assignment or sublease.
     14.5 No Waiver. The consent by Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent of Landlord to any further assignment or subletting for the use of all or any

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part of the Premises, nor shall the collection of rent by Landlord from any assignee, sublessee or other occupant after default by Tenant be deemed a waiver of this covenant or the acceptance of such assignee, sublessee or occupant as tenant or a release of Tenant from the further performance by Tenant of the obligations in this Lease on Tenant’s part to be performed.
15.	MISCELLANEOUS COVENANTS
     15.1 Rules and Regulations. Tenant and Tenant’s servants, employees, agents, visitors and licensees will faithfully observe such Rules and Regulations as are attached hereto as Exhibit C and made a part hereof or as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant and which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Property, or the preservation of good order therein, or the operation or maintenance of the Property, or the equipment thereof, or the comfort of tenants or others in the Building, provided, however, that in the case of any conflict between the provisions of this Lease and any such Rules and Regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors, invitees or licensees.
     15.2 Access to Premises. Tenant shall: (i) permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Demised Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof; (ii) permit the Landlord and any Mortgagee to have free and unrestricted access to and to enter upon the Demised Premises at all reasonable hours (upon 24 hours prior notice except in case of emergency) for the purposes of inspection or of making repairs, replacements or improvements in or to the Demised Premises or the Building or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the Demised Premises all necessary materials, tools and equipment); and (iii) permit Landlord, at reasonable times and upon 24 hours prior notice, to show the Demised Premises during ordinary business hours to any Mortgagee, prospective purchaser of any interest of Landlord in the Property, prospective Mortgagee, or prospective assignee of any Mortgage, and during the period of twelve months next preceding the Termination Date to any person contemplating the leasing of the Demised Premises or any part thereof. If Tenant shall not be

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personally present to open and permit any entry into the Demised Premises at any time when for any reason an entry therein shall be necessary or permissible pursuant to the terms of this Lease or by law, Landlord or Landlord’s agents must nevertheless be able to gain such entry by contacting a responsible representative of Tenant, whose name, address and telephone number shall be furnished by Tenant. Provided that Landlord shall not be obligated to employ labor at so-called “over-time” or other premium pay rates, Landlord shall exercise its rights of access to the Demised Premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant’s use and occupation of the Demised Premises. Notwithstanding the foregoing, any entry (other than in case of emergency) by Landlord, any Mortgagee or any of their agents or representatives shall be subject to Tenant’s reasonable security requirements, including but not limited to the requirement that a representative of Tenant accompany such parties when in certain parts of the Demised Premises.
     15.3 Accidents to Sanitary and other Systems. Tenant shall give to Landlord prompt notice of any fire or accident in the Demised Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building’s sanitary, electrical, heating and air conditioning or other systems located in, or passing through, the Demised Premises.
     15.4 Signs, Blinds and Drapes. Tenant shall not place any signs on the exterior of the Building (except as provided in Section 27.11) or on or in any window, public corridor or door visible from the exterior of the Demised Premises. No drapes or blinds may be put on or in any exterior window nor may any Building drapes or blinds be removed by Tenant.
     15.5 Estoppel Certificate. Tenant shall at any time and from time to time upon not less than ten business (10) days’ prior notice by Landlord, Prime Landlord or by a Mortgagee to Tenant, execute, acknowledge and deliver to the party making such request a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which Rent has been paid in advance, if any, and stating whether or not to the actual knowledge and belief of the signer of such certificate Landlord is in default in performance of any covenant, agreement, term, provisions or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of any interest in the Property, any Mortgagee or prospective Mortgagee, any lessee or prospective lessee thereof, any prospective assignee of any Mortgage, or any other party designated by Landlord. The form of any such estoppel certificate requested by a Mortgagee shall be reasonably satisfactory to such Mortgagee.

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     15.6 Requirements of Law — Fines and Penalties. Tenant at its sole expense shall comply with all laws, rules, orders and regulations of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to and arising out of Tenant’s use or occupancy of the Demised Premises. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the Demised Premises, it shall give prompt notice thereof to Landlord. Without limiting the generality of the foregoing, Tenant shall be responsible for compliance with requirements imposed by the Americans with Disabilities Act relative to the Demised Premises, including without limitation all such requirements applicable to removing barriers, furnishing auxiliary aids and ensuring that, whenever alterations are made, the affected portions of the Demised Premises are readily accessible to and usable by individuals with disabilities. Notwithstanding anything in the foregoing to the contrary, if the requirement of additional work in the Demised Premises is caused by governmental action solely as result of work being done by Landlord in parts of the Building other than the Demised Premises, then Landlord shall be responsible for the cost of such ADA work. Conversely, if additional ADA work in the Building is caused by governmental action solely as a result of work in the Demised Premises by Tenant, then Tenant shall be responsible for the cost of such ADA work.
     15.7 Tenant’s Acts — Effect on Insurance. Tenant shall not do or permit to be done any act or thing upon the Demised Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein and shall not do, or permit to be done, any act or thing upon the Demised Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being conducted on the Demised Premises or for any other reason. Subject to the terms of this Lease and except as otherwise specifically set forth to the contrary herein, Tenant at its own expense shall comply with all applicable provisions of the California Health and Safety Code and all regulations promulgated thereunder and with all rules, orders, regulations or requirements of the underwriter(s) of the fire and other hazard insurance for the Property and the Demised Premises and shall not do, or permit anything to be done, in or upon the Demised Premises, or bring or keep anything therein, that is not permitted by the City of South San Francisco Fire Department, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building. If by reason of failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant.

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     15.8 Miscellaneous. Tenant shall not suffer or permit the Demised Premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced.
16.	DAMAGE BY FIRE, ETC.
     In the event of loss of, or damage to, the Demised Premises or the Building by fire or other casualty, the rights and obligations of the parties hereto shall be as follows:
     (a) If the Demised Premises, or any part thereof, shall be damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord, and Landlord, upon receiving such notice and the insurance proceeds for such casualty, shall proceed in a commercially reasonable manner, subject to unavoidable delays, to repair, or cause to be repaired, such damage to the extent hereinafter provided. Landlord shall be responsible to restore only to the “cold shell” condition as set forth on Exhibit A-l, and Tenant shall be responsible for restoration of all leasehold improvements beyond such cold shell. If the Demised Premises or any part thereof shall be rendered untenantable by reason of such damage, whether to the Demised Premises or to the Building, Yearly Fixed Rent shall proportionately abate for the period from the date of such damage to the date when such damage shall have been repaired by Landlord to the condition set forth on Exhibit A-l.
     (b) If, as a result of fire or other casualty, the whole or a substantial portion of the Building is rendered untenantable and the nature and extent of the damage is such that in Landlord’s opinion, taking into account a reasonable time for adjusting loss and obtaining plans and permits for restoration, the Demised Premises cannot be made tenantable within 180 days after such event, Landlord, within ninety (90) days from the date of such fire or casualty, may terminate this Lease by notice to Tenant, specifying a date not less than thirty (30) nor more than sixty (60) days after the giving of such notice on which the Term of this Lease shall terminate. If Landlord does not so elect to terminate this Lease, then Landlord shall (to the extent that proceeds of insurance required to be carried by Landlord, net of any portion thereof retained by a Mortgagee, are made available for such purpose) proceed with diligence to repair the damage to the Demised Premises and all facilities serving the same, if any, which shall have occurred, and the Yearly Fixed Rent shall meanwhile proportionately abate, all as provided in Paragraph (a) of this Section. However, if such damage is not repaired and the Demised Premises restored to substantially the same condition as they were prior to such damage within one (1) year from the date of such damage, Tenant within thirty (30) days from the expiration of such one (1) year period or from the expiration of any extension thereof by reason of unavoidable delays as hereinafter provided, may terminate this Lease by

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notice to Landlord, specifying a date not more than sixty (60) days after the giving of such notice on which the Term of this Lease shall terminate. The period within which the required repairs may be accomplished shall be extended by the number of days, lost as a result of unavoidable delays, which term shall be defined to include all delays referred to in Article 24.
     (c) If the Demised Premises shall be rendered untenantable by fire or other casualty during the last two (2) years of the Term of this Lease, Landlord may terminate this Lease effective as of the date of such fire or other casualty upon notice to Tenant given within ninety (90) days after such fire or other casualty. Notwithstanding the foregoing to the contrary, in the event Landlord exercises the foregoing termination right, if Tenant has available to it the option to extend and validly exercises said option, Tenant may defeat said termination notice by the valid exercise of said option term so as to add an additional five years on to the Term of this Lease.
     (d) Landlord shall not be required to repair or replace any of Tenant’s leasehold improvements, fixtures, business machinery, equipment, cabinet work, furniture, personal property or other installations (all of which shall, however, be restored by Tenant within a reasonable time after Landlord shall have completed any repair or restoration required under the terms of this Article), and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building.
     (e) The provisions of this Article shall be considered an express agreement governing any instance of damage or destruction of the Building or the Demised Premises by fire or other casualty, and any law now or hereafter in force providing for such a contingency in the absence of express agreement shall have no application.
     (f) In the event of any termination of this Lease pursuant to this Article, the Term of this Lease shall expire as of the effective termination date as fully and completely as if such date were the date originally fixed herein for the end of the Term of this Lease. Tenant shall have access to the Demised Premises for a period of fifteen (15) days after the date of termination in order to remove Tenant’s personal property.
     (g) Landlord’s Architect’s certificate, given in good faith, shall be deemed conclusive of the statements therein contained and binding upon Tenant with respect to the performance and completion of any repair or restoration work undertaken by Landlord pursuant to this Article or Article 18.

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17.	WAIVER OF SUBROGATION
     In any case in which Tenant shall be obligated under any provision of this Lease to pay to Landlord or Prime Landlord any loss, cost, damage, liability, or expense suffered or incurred by Landlord or Prime Landlord, Landlord shall allow to Tenant as an offset against the amount thereof (i) the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability, or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable and (ii) if such loss, cost, damage, liability or expense shall have been caused by a peril against which Landlord has agreed to procure insurance coverage under the terms of this Lease, the amount of such insurance coverage, if not actually procured by Landlord.
     In any case in which Landlord or Prime Landlord shall be obligated under any provision of this Lease to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord as an offset against the amount thereof (i) the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability, or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable and (ii) if such loss, cost, damage, liability or expense shall have been caused by a peril against which Tenant has agreed to procure insurance coverage under the terms of this Lease, the amount of such insurance coverage, if not actually procured by Tenant.
     The parties hereto shall each endeavor to procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance policy covering the Demised Premises and the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and having obtained such clauses and/or endorsements of waiver of subrogation or consent to a waiver of right of recovery each party hereby agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other perils covered by such fire and extended coverage insurance; provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by the terms and provisions of the waiver of subrogation clauses and/or endorsements or clauses and/or endorsements consenting to a waiver of right of recovery and shall be co-extensive therewith. If either party may obtain such clause or endorsement only upon payment of an additional premium, such party shall promptly so advise the other party and shall be under no obligation to obtain such clause or endorsement unless such other party pays the premium.

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18.	CONDEMNATION — EMINENT DOMAIN
     In the event that the whole or more than 40% of the Building shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Landlord or Tenant shall be entitled to compensation then (and in any such event) this Lease and the Term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following the date on which Landlord shall have received notice of such taking, appropriation or condemnation. In the event that more than fifty percent (50%) of the floor area of the Demised Premises or a substantial part of the means of access thereto within the perimeter of the Property so as to substantially interfere with the use of the Demised Premises shall be so taken, appropriated or condemned, then (and in any such event) this Lease and the Term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation. Tenant hereby waives the benefits of California Code of Civil Procedure Section 12165.130.
     Upon the giving of any such notice of termination (either by Landlord or Tenant) this Lease and the Term hereof shall terminate on or retroactively as of the date on which Tenant shall be required to vacate any part of the Demised Premises or shall be deprived of a substantial part of the means of access thereto, provided, however, that Landlord may in Landlord’s notice elect to terminate this Lease and the Term hereof retroactively as of the date on which such taking, appropriation or condemnation became legally effective. In the event of any such termination, this Lease and the Term hereof shall expire as of the effective termination date as fully and completely as if such date were the date originally fixed herein for the end of the Term of this Lease. If neither party (having the right so to do) elects to terminate Landlord will, with reasonable diligence and at Landlord’s expense, restore the remainder of the Demised Premises, or the remainder of the means of access thereto, as nearly as practicably may be to the same condition as obtained prior to such taking, appropriation or condemnation in which event (i) a just proportion of the Yearly Fixed Rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the Demised Premises and the means of access thereto, shall be permanently abated, and (ii) a just proportion of the remainder of the Yearly Fixed Rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the Demised Premises and the means of access thereto, shall be abated until what remains of the Demised Premises and the means of access thereto shall have been restored as fully as may be possible for permanent use and occupation by Tenant hereunder. Except for any award specifically reimbursing Tenant for moving or relocation expenses and Tenant’s moveable personal property

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(but not leasehold improvements), there are expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, in implementation and in confirmation of which Tenant does hereby acknowledge that Landlord shall be entitled to receive and retain all such compensation and damages, grants to Landlord all and whatever rights (if any) Tenant may have to such compensation and damages, and agrees to execute and deliver all and whatever further instruments of assignment as Landlord may from time to time request. In the event of any taking of the Demised Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself any award made for such use, provided, that if any taking is for a period extending beyond the Term of this Lease, such award shall be apportioned between Landlord and Tenant as of the Termination Date.
19.	DEFAULT
     19.1 Events of Default. Occurrence of any of the following events shall constitute an Event of Default under this Lease: (a) Tenant shall neglect or fail to perform or observe any of the Tenant’s covenants herein, including (without limitation) the covenants with regard to the payment when due of Rent, which default continues, in the case of payment of Rent, for thirty (30) days after notice of default or, in the case of defaults other then payment of Rent, for twenty (20) days after such notice of default (provided that if more time, but not more than 30 additional days) is required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion); or (b) Tenant shall default in payment of Rent more than two (2) times in any consecutive twelve (12) month period; or (c) Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant’s inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors; or (d) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors; or (e) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within sixty (60) days thereafter; or (f) a receiver, sequester, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or a substantial part of Tenant’s property and such appointment shall not be vacated within sixty (60) days; or (g) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganization, arrangements, compositions or other relief from creditors, and, in the case of any such proceeding instituted against it, if Tenant shall fail to have such proceeding dismissed within thirty (30) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding; or (h) any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or

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pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 14 hereof.
     19.2 Remedies Available upon Default. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:
     (a) Landlord may terminate Tenant’s right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including re-entry into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant’s account, storage of Tenant’s personal property and trade fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant’s surrender of the Premises or constitute a termination of this Lease or of Tenant’s right to possession of the Premises. Upon such termination in writing of Tenant’s right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 and any other applicable existing or future Law providing for recovery of damages for such breach, including the worth at the time of award of the amount by which the rent which would be payable by Tenant hereunder for the remainder of the Term after the date of the award of damages, including Additional Rent as reasonably estimated by Landlord, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%).
     (b) Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).
     (c) Landlord may immediately, or at any time thereafter, without notice, cure said Event of Default for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord is compelled to or does incur any expense, including without limitation reasonable attorneys’ fees, in instituting, prosecuting and/or defending any action or proceeding arising by reason of any default of Tenant hereunder, Tenant shall on demand pay to Landlord by way of reimbursement the sum or sums so paid

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by Landlord with all interest, costs and damages together with interest at the Interest Rate for the period such sums remain outstanding.
     (d) Landlord may remove all of Tenant’s property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant’s property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in the manner and as prescribed by California Civil Code Section 1980 et seq. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant’s outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.
     (e) The damages recoverable by Landlord pursuant to this Section shall in all events include reimbursement of any concessions made by Landlord in connection with the leasing of the Demised Premises to Tenant, including without limitation (a) abated Rent, (b) allowances or improvements in excess of any Building standard work, (c) sums paid to any former landlord of Tenant under a so-called “take-over”, lease assumption or similar agreement and (d) signing bonuses and other incentive payments. Any allowances, abated rent, signing bonuses, incentive payments or takeover payments shall be deemed commercially reasonable if recommended to Landlord by a reputable commercial real estate broker as being appropriate and necessary for the leasing of said Premises to a creditworthy tenant.
     19.3 Grace Period. Notwithstanding anything to the contrary in this Article contained, Landlord agrees not to take any action to terminate this Lease (a) for default by Tenant in the payment when due of Rent, if Tenant shall cure such default within five (5) days after written notice thereof given by Landlord to Tenant, unless there has been two (2) or more defaults in any 12-month period as set forth in Section 19.1(b), or (b) for default by Tenant in the performance of any other covenant, if Tenant shall cure such default within a period of thirty (30) days after written notice thereof given by Landlord to Tenant (except where the nature of the default is such that remedial action should appropriately take place sooner, as indicated in such written notice), or with respect to covenants other than to pay a sum of money within such additional period as may reasonably be required to cure such default if (because of governmental restrictions or any other cause beyond the reasonable control of Tenant) the default is of such a nature that it cannot be cured within such thirty (30)-day period, provided, however, (1) that there shall be no extension of time beyond such thirty (30)-day period for the curing of any such default unless, not more than ten (10) days after the receipt of the notice of default, Tenant in writing (i) shall specify the cause on account of which the default cannot

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be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the default and (ii) shall as soon as may be reasonable duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default and, (2) that no notice of the opportunity to cure a default need be given, and no grace period whatsoever shall be allowed to Tenant, if the default is incurable or if the covenant or condition the breach of which gave rise to the default had, by reason of a breach on a prior occasion, been the subject of a notice hereunder to cure such default.
20.	END OF TERM — ABANDONED PROPERTY
     Upon the expiration or other termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Demised Premises and all alterations and additions thereto which Tenant is not entitled or required to remove under the provisions of this Lease, broom clean in good order, repair and condition excepting only reasonable use and wear and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease. If the last day of the Term of this Lease or any renewal thereof falls on a day other than a Business Day, this Lease shall expire on the Business Day immediately following. Tenant shall pay twice the amount of Rent applicable to each month (or fraction thereof) during which Tenant remains in possession of any part of the Demised Premises in violation of the foregoing covenants, without prejudice to eviction and any other remedy available to Landlord on account thereof.
     Any personal property in which Tenant has an interest which shall remain in the Building or on the Demised Premises after the expiration or termination of the Term of this Lease shall be conclusively deemed to have been abandoned, and may be disposed of in such manner as Landlord may see fit; provided, however, notwithstanding the foregoing, that Tenant will, upon request of Landlord made not later than ten (10) days after the expiration or termination of the Term hereof, promptly remove from the Building any such personal property or, if any part thereof shall be sold, that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Rent payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Article 19 hereof or pursuant to law, with the balance if any, to be paid to Tenant.
21.	RIGHTS OF MORTGAGEES
     21.1 Entry and Possession. Upon entry and taking possession of the Property by a Mortgagee, for the purpose of foreclosure or otherwise, such Mortgagee shall have all the rights of Landlord, and shall be liable to perform all

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the obligations of Landlord arising and accruing during the period of such possession by such Mortgagee.
     21.2 Right to Cure. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant’s obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord’s act or failure to act to first Mortgagees of record, if any, and to any other Mortgagees of whom Tenant has been given written notice, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant’s rights; and (ii) such Mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within 30 days thereafter for a monetary default and 60 days for a non-monetary default, but nothing contained in this paragraph shall be deemed to impose any obligation on any such Mortgagees to correct or cure any such condition.
     21.3 Prepaid Rent. No Rent shall be paid more than thirty (30) days prior to the due dates thereof and, as to a first Mortgagee of record and any other Mortgagees of whom Tenant has been given written notice, payments made in violation of this provision shall (except to the extent that such Rent is actually received by such Mortgagee) be a nullity as against such Mortgagee and Tenant shall be liable for the amount of such payments to such Mortgagee.
     21.4 Continuing Offer. The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a Mortgagee (particularly, without limitation thereby, the covenants and agreements contained in this Article) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such Mortgagee; every such Mortgagee is hereby constituted a party to this Lease as an obligee hereunder to the same extent as though its name was written hereon as such; and such Mortgagee shall be entitled to enforce such provisions in its own name.
     21.5 Subordination. This lease shall be subordinate to all mortgages encumbering the Land and/or Building, but Tenant shall nevertheless have the benefit of the non-disturbance provisions hereinafter set forth, and Tenant agrees, at the request of Landlord or any Mortgagee, to execute and deliver promptly any certificate or other instrument which Landlord or such Mortgagee may reasonably request subordinating this Lease and all rights of Tenant hereunder to any Mortgage, and to all advances made under such Mortgage and/or agreeing to attorn to such Mortgagee in the event that it succeeds to Landlord’s interest in the Property. Landlord shall provide that (i) the holder of each such Mortgage shall execute and deliver to Tenant a non-disturbance agreement to the effect that, in the event of any foreclosure of such Mortgage, such holder will not name Tenant as a party defendant to such foreclosure nor disturb its possession under the Lease, or

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(ii) each such Mortgage shall contain provisions substantially to the same effect as those contained in such a non-disturbance agreement. The form of the non-disturbance agreement shall be a commercially reasonable form reflecting then current commercial lending practices for loans of the size and type as that related to the Building. Tenant agrees that a subordination, non-disturbance and attornment agreement substantially in form as that attached hereto shall be deemed commercially reasonable. In addition if the Prime Lease shall be terminated due to foreclosure of the mortgage made by Prime Landlord in favor of its mortgagee or due to such mortgagee’s acceptance of a deed in lieu of foreclosure, Tenant shall attorn to mortgagee as landlord hereunder and this lease shall continue in full force and effect for its remaining term as a direct lease between Tenant and such mortgagee without the necessity of any additional act or agreement; provided, however, if requested by such Mortgagee, Tenant shall execute and deliver a new lease with such mortgagee on the same terms and conditions as set forth herein except that the term of such new lease shall be equal to the then remaining term hereunder. Landlord represents and warrants that as of the date of this Lease, Bank of America is the sole mortgagee of the Land and Building.
     21.6 Limitations on Liability. Nothing contained in the foregoing Section 21.6 or in any such non-disturbance agreement or non-disturbance provision shall however, affect the prior rights of the holder of any Mortgage with respect to the proceeds of any award in condemnation or of any fire insurance policies affecting the Building, or impose upon any such holder any liability (i) for the erection or completion of the Building, or (ii) in the event of damage or destruction to the Building or the Demised Premises by fire or other casualty, for any repairs, replacements, rebuilding or restoration except such repairs, replacements, rebuilding or restoration as can reasonably be accomplished from the net proceeds of insurance actually received by, or made available to, such holder, or (iii) for any default by Landlord under the Lease occurring prior to any date upon which such holder shall become Tenant’s landlord (unless and to the extent said default continues after such date upon which the holder becomes Tenant’s landlord, in which event such mortgagee shall be responsible for correcting such default continuing after such date), or (iv) for any credits, offsets or claims against the Rent as a result of any acts or omissions of Landlord committed or omitted prior to such date, or (v) for return of any security deposit or other funds unless the same shall have been received by such holder, and any such agreement or provision may so state.
22.	QUIET ENJOYMENT
     Landlord covenants that if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Demised Premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements,

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terms, provisions and conditions of this Lease and to all Mortgages to which this Lease is subject and subordinate.
     Without incurring any liability to Tenant, Landlord may permit access to the Demised Premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshall or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing Tenant’s property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Demised Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, county, state or federal governments.
23.	ENTIRE AGREEMENT—WAIVER—SURRENDER
     23.1 Entire Agreement. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that Tenant in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. Nothing herein shall prevent the parties from agreeing to amend this Lease and the Exhibits made a part hereof as long as such amendment shall be in writing and shall be duly signed by both parties.
     23.2 Waiver by Landlord. The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant or subtenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or

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payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.
     23.3 Surrender. No act or thing done by Landlord during the term hereby demised shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Demised Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Demised Premises. In the event that Tenant at any time desires to have Landlord underlet the Demised Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant’s effects in connection with such underletting.
24.	INABILITY TO PERFORM — EXCULPATORY CLAUSE
     Except as otherwise expressly provided in this Lease, this Lease and the obligations of Tenant to pay Rent hereunder and perform all other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from doing so by reason of any cause whatsoever beyond Landlord’s reasonable control, including but not limited to governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of strikes, labor troubles, shortages of labor or materials or conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency. In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.
     Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s or Prime Landlord’s interest in the Building of which the Demised Premises are a part and in the rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord (which term shall include, without limitation any of the officers, trustees, directors, partners, beneficiaries, joint venturers, managers, members, stockholders or other principals or representatives, disclosed or

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undisclosed, of Landlord or any managing agent) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord’s assets other than the Landlord’s interest in said real estate, as aforesaid. In no event shall Landlord ever be liable for consequential damages.
25.	BILLS AND NOTICES
     Any notices required under this Lease shall be in writing and delivered by hand or mailed by registered or certified mail or by nationally recognized overnight delivery service (such as Federal Express) for next business day delivery to Landlord or Tenant at the addresses set forth in Article 1. Either party may at any time change the Address for such notices, consents, requests, bills, demands or statements by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed Address, provided such changed Address is within the United States.
     All bills and statements for reimbursement or other payments or charges due from Tenant to Landlord hereunder shall be due and payable in full fifteen (15) days, unless herein otherwise provided, after submission thereof by Landlord to Tenant. Tenant’s failure to make timely payment of any amounts indicated by such bills and statements within applicable notice and grace periods, whether for work done by Landlord at Tenant’s request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of Rent, in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of Rent.
26.	SUCCESSORS AND ASSIGNS
     The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 14 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 19 hereof.
     If in connection with or as a consequence of the sale, transfer or other disposition of the real estate (Land and/or Building, either or both, as the case may be) of which the Demised Premises are a part Landlord ceases to be the owner of the reversionary interest in the Demised Premises, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder accruing thereafter on the part of Landlord to be performed

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and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord’s ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.
27. MISCELLANEOUS
     27.1 Separability. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.
     27.2 Captions. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.
     27.3 Broker. Each party represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of space in the Building, with any broker or had its attention called to the Demised Premises or other space to let in the Building, by any broker other than the Broker (if any) listed in Article 1 whose commission shall be the responsibility of Landlord. Each party agrees to exonerate and save harmless and indemnify the other against any claims for a commission by any other broker, person or firm, with whom such party has dealt in connection with the execution and delivery of this Lease or out of negotiations between Landlord and Tenant with respect to the leasing of other space in the Building.
     27.4 Governing Law. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the State of California.
     27.5 Assignment of Lease and/or Rents. With reference to any assignment by Landlord or Prime Landlord of its interest in this Lease and/or the Rent payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a Mortgage on the Building, Landlord and Tenant agree:
     (a) that the execution thereof by Landlord and acceptance thereof by such Mortgagee shall never be deemed an assumption by such Mortgagee of any of the obligations of the Landlord hereunder, unless such Mortgagee shall, by written notice sent to the Tenant, specifically otherwise elect; and
     (b) that, except as aforesaid, such Mortgagee shall be treated as having assumed the Landlord’s obligations hereunder only upon foreclosure of such Mortgagee’s Mortgage and the taking of possession of the Demised

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Premises after having given notice of its intention to succeed to the interest of the Landlord under this Lease.
     27.6 Memorandum of Lease. Neither party shall record this Lease; provided, however, that either party shall at the request of the other, execute and deliver a recordable memorandum of this Lease setting forth the parties to this Lease, a description of the Demised Premises and the term of this Lease for recordation in the Official records of the County of San Mateo.
     27.7 Arbitration of Certain Matters. At the election of either party, if any dispute as to the rentable square footage of the Demised Premises, the allocation of real estate taxes or operating expenses under Sections 6.5 and 6.6, the abatement of Yearly Fixed Rent pursuant to Article 16 or the abatement of Yearly Fixed Rent pursuant to Article 18 remains unresolved 30 days after written complaint by Tenant has been delivered to Landlord as to an allocation, reduction, apportionment or abatement made or proposed by Landlord, the matter may be submitted to binding arbitration pursuant to California Code of Civil Procedure Section 1280 et seq.
     27.8 Sublease. Notwithstanding anything to the contrary herein, Landlord and Tenant acknowledge that this is a sublease and that Landlord derives its estate to the Demised Premises through the Prime Lease. Landlord represents and warrants that, as of the date hereof, Prime Landlord and Landlord are under common control. At such time as Landlord and Prime Landlord are no longer under common control, the responsibility for furnishing services, repairs, restoration and other similar functions of Landlord shall be performed by Prime Landlord, and Landlord shall be required to use reasonable efforts to enforce the provisions of the Prime Lease relating thereto, but without obligation to provide such services, repairs, restoration, and the like. Landlord shall have the right, but not the obligation, to assign this Lease to Prime Landlord, and after such assignment this Lease shall no longer be a sublease, but rather a direct lease between Tenant and Prime Landlord.
     27.9 Holdover. If for any reason Tenant retains possession of the Premises or any part thereof after the termination of the Term or any extension thereof, such holding over shall constitute a tenancy from month to month, terminable by either party upon thirty (30) days prior written notice to the other party, and Tenant shall pay Landlord monthly rental during the month to month tenancy computed as the rent (including Yearly Fixed Rent and all additional rent) payable hereunder for the final month of the last year of the Term prior to such holding over plus fifty (50%) percent of said rent. The month to month tenancy shall otherwise be on the same terms and conditions as set forth in this Lease, as far as applicable.
     27.10 Lease Amendments. Tenant acknowledges that amendments to this Lease may be required in connection with the financing of the Land or Building and

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Tenant hereby agrees that it will enter into any reasonable modifications requested by a mortgagee in connection with such financing, provided the same do not (a) increase the Yearly Fixed Rent or additional rents payable by Tenant or increase Tenant’s financial obligations hereunder; (b) reduce or extend the Term hereof; (c) change the Permitted Use; or (d) otherwise materially impair Tenant’s rights hereunder.
     27.11 Signage. Tenant shall be entitled to maintain exterior Building signage in accordance with the sign criteria attached hereto as Exhibit D. Landlord shall use commercially reasonable efforts to ensure that, subject to any contrary requirements of law or the OCR’s, Tenant has proportional directional and monument signage within the project.
     Tenant may maintain a sign on the northern elevation of the Building of equal size to the sign on the western elevation to be maintained by Landlord, which signs shall be the exclusive company signs on the facades of the Building. If additional signage rights are obtained for the roof or facade, the signage shall be shared on a pro rata basis based on square footage leased. Nothing herein shall be deemed to grant Tenant permission to install signs other than in accordance with the attached sign criteria and all applicable laws, regulations and private restrictions.
     Tenant may maintain a sign on the right hand wall of the Building lobby of comparable size and design to Landlord’s lobby wall sign.
     27.12 Sierra Point CCRs. This Lease shall be subject to the Amended and Restated Declaration of Covenants, Conditions and Restrictions for Sierra Point recorded in the Official Records of San Mateo on October 23, 1998, as Document No. 98-172218, as amended by that certain First Amendment to Amended and Restated Declaration of Covenants, Conditions and Restrictions for Sierra Point recorded in the Official Records of San Mateo on August 6, 1999, as Document No. 1999-134787 (as amended, the “CCRs”). Tenant shall comply with the CCRs.
     27.13 Financial Statements. Tenant shall furnish Landlord with complete audited financial statements within ninety (90) days after the close of each fiscal year of Tenant prepared by a certified public accountant (but not necessarily certified statements) and shall, upon written request from Landlord, provide copies of Tenant’s quarterly unaudited financial statements within fifteen (15) days after Landlord’s request.
     27.14 Communications Dish. Tenant shall have the right to install, maintain and operate, at Tenant’s sole cost and expense (without rental charge from Landlord), communications dishes or antennae, which receive and/or send signals (hereinafter called the “Communications Dishes” on the roof of the Building and fully contained (both vertically and horizontally) within the screens over the

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portion of the third floor leased to the Tenant, and to run lines and conduits and cables necessary for the operations of the Communications Dishes from the roof of the Building into the Premises, provided that (and in the event Tenant makes such installation, Tenant hereby covenants and agrees that): (a) such installation is performed in accordance with all laws and requirements of public authorities and does not cause structural damage to the Building, (b) Tenant indemnifies and holds Landlord harmless from (i) any liability, cost or expense incurred by Landlord in connection with the erection, installation, maintenance and operations of the Communications Dishes and any related equipment installed by Tenant pursuant to the provisions of this Section 27.14 and (ii) any and all claims, costs, damages and expenses (including reasonable attorneys’ fees) arising out of accidents, damage, injury or loss to any and all persons and property resulting from or arising in connection with the erection, installation, maintenance and operations of the Communications Dishes (including without limitation claims or damages due to interference with other signals or its own signal clarity and other claims or damages), (c) Tenant promptly reimburses Landlord for repairs made necessary by any damage caused to the roof or other portions of the Building by reason of such installation, including, without limitation, any repairs, restorations, maintenance, renewals or replacement of the roof necessitated by or in any way caused by or relating to such installations, (d) Tenant removes such installations and lines and repairs any resulting damage to the Building and restores the affected portion of the roof and the Building to a condition that is in all material respects the same as the condition which existed prior to any such installation, ordinary wear and tear and damage by casualty excepted, all at or prior to the expiration of the Term of this Lease, (e) Tenant shall not install the Communications Dishes without Landlord’s prior approval of the manner of such installation and detailed plans and specifications for such installation, which approval shall not be unreasonably withheld, delayed or conditioned, (f) said Communication Dishes may not be used by anyone other than the Tenant and any Corporate Transferees lawfully occupying the Demised Premises and specifically may not be used by anyone in the business of broadcasting or providing wireless communications, (g) the electric current necessary to operate the Communications Dishes shall be obtained by Tenant from the public utility furnishing electric to the Premises and Landlord shall have no obligation to furnish any electric current in connection therewith, and (h) the installation of the Communications Dishes or their operation not interfere with Building operations or the use by other tenants or occupants of antennae or communication dishes installed by such tenants or occupants prior. Tenant shall have access to the roof as reasonably required in connection with the operation, installation and maintenance of the Communications Dishes; provided, however, Tenant shall always be accompanied on the roof by a representative of Landlord. Tenant agrees that Landlord shall have the right, at Landlord’s sole cost and expense, to relocate the Communications Dishes, provided that such relocation does not affect the functioning of the Communications Dishes. Landlord makes no representation whether or not the roof of the Building is suitable for or conductive

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to the operation of a Communications Dish and Tenant hereby agrees that Landlord shall have no liability to Tenant in the event that the Communications Dishes shall not operate in a manner satisfactory to Tenant.
28.	SECURITY DEPOSIT
     28.1 Security Deposit. Subject to Section 28.2 below, Tenant has deposited with Landlord the Security Deposit described in Article 1 hereof as security for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of this Lease, and it is agreed that if an Event of Default by Tenant exists in respect of any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, the payment of Rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Rent or any other sum as to which there exists an Event of Default by Tenant or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s Event of Default in respect of any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency accrued before or after summary proceedings or other re- entry by Landlord. Upon the expiration or earlier termination of this Lease, and providing there exists no default or Event of Default hereunder, any remaining balance of the Security Deposit (including, without limitation, any and all interest accrued thereon) and the Letter of Credit (as defined below) shall be returned by Landlord to Tenant after the date fixed as the end of the Term and not later than thirty (30) days after delivery of entire possession of the Premises to Landlord as provided hereunder. In the event of a sale of the Land and Building or leasing of the Building, of which the Premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security, and Tenant agrees to look solely to the new Landlord for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event Landlord applies or retains any portion or all of the security deposited pursuant to the terms of this Section 28.1, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be the full amount of the security deposit required at the relevant time. Landlord shall not be responsible for the payment of any interest on the Security Deposit.
     28.2 Letter of Credit. In satisfaction of the Security Deposit obligation contained in Section 28.1 above, Tenant shall deliver to Landlord, and shall maintain in effect at all times during the Initial Term following delivery thereof, a clean, unconditional and irrevocable letter of credit, in substantially the form

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annexed hereto as Exhibit E (the “Letter of Credit”) in the amount of the Security Deposit described in Article 1 hereof issued by Imperial Bank or another banking corporation (“Bank”) reasonably satisfactory to Landlord. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and it shall be automatically renewed from year-to-year unless terminated by the Bank by notice to Landlord given not less than forty-five (45) days prior to the then expiration date therefor. It is agreed that in the event there exists an Event of Default in respect of any of the terms, covenants or provisions of this Lease, including, but not limited to, the payment of Rent, or if any letter of credit is terminated by the Bank and is not replaced within thirty (30) days prior to its termination or expiration that (A) Landlord shall have the right to require the Bank to make payment to Landlord of so much of the entire proceeds of the letter of credit as shall be reasonably necessary to cure the Event of Default (or the entire proceeds if notice of termination is given as aforesaid and the letter of credit is not replaced as aforesaid), and (B) Landlord may apply said sum so paid to it by the Bank to the extent required for the payment of Rent or any other sum as to which an Event of Default by Tenant exists or for any sum which Landlord may expend or may be required to expend by reason of an Event of Default by Tenant in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord, without thereby waiving any other rights or remedies of Landlord with respect to such Event of Default. If Landlord applies any part of the proceeds of a letter of credit, Tenant, upon demand, shall deposit with Landlord promptly the amount so applied or retained (or increase the amount of the letter of credit) so that the Landlord shall have the full deposit on hand at all times during the Term. If, subsequent to a letter of credit being drawn upon, a new letter of credit meeting all the requirements set forth in this Section 28.2 is delivered to Landlord, any proceeds of the former letter of credit then held by Landlord shall be promptly returned to Tenant. If Tenant shall fully and faithfully comply with all of the terms, covenants and provisions of this Lease, any letter of credit, or any remaining portion of any sum collected by Landlord hereunder from the Bank, together with any other portion or sum held by Landlord as security, shall be returned to Tenant within thirty (30) days after the last day of the Initial Term of this Lease. In the event of an assignment by Landlord of its interest under this Lease, Landlord shall have the right to transfer the security to the assignee, and Tenant agrees to look to the new Landlord solely for the return of said security and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord.
     28.3 Reduction of Security Deposit. Provided Tenant is not then in default and there has never been an Event of Default under this Lease, the Security Deposit will be reduced to an amount equal to six (6) months Yearly Fixed Rent upon the later of (a) the commencement of the twenty-fifth month of the Lease Term or (b) the date on which Tenant has sustained for a period of six months a tangible

51

net worth in a total amount including cash and cash balances equal to or exceeding $30,000,000, as set forth in audited financial statements provided by Tenant, which financial statements shall be computed in accordance with generally accepted accounting principles. The date upon which Tenant is entitled to such a reduction in the Letter of Credit is hereinafter deemed the Reduction Date. Provided Tenant has met the conditions of this Section 28.3, upon the written request of Tenant made on or after the Reduction Date, Landlord shall exchange the Letter of Credit for a replacement letter of credit provided by Tenant in the amount equal to six (6) months Yearly Fixed Rent upon the same terms and conditions as the Letter of Credit.
29. SALE OF BUILDING
     29.1 Except as otherwise provided, provided Tenant is not in default hereunder beyond any applicable notice and cure period, and the named Tenant Genesoft, Inc. is occupying not less than 50% of the Demised Premises, Landlord shall, prior to marketing the Building for sale to an unaffiliated third party, provide a pre-sale notice to Tenant advising Tenant of Landlord’s intention to market the Building. Landlord will refrain from marketing the Building for a period of thirty (30) days, during which time Tenant may submit an offer to purchase to Landlord for Landlord’s consideration without any obligation. Nothing herein shall require Landlord to accept any such offer submitted by Tenant. Notwithstanding the foregoing, said pre-sale notice shall not apply to (a) an unsolicited offer to purchase submitted to Landlord without marketing efforts by Landlord, (b) a deed of trust or mortgage and to the foreclosure of the same or the granting of a deed in lieu of foreclosure, or (c) a sale of the Building to an affiliate of Landlord or to anyone owning an equity interest in Landlord, or to the sale or transfer of equity interests in Landlord. The provisions of this Section 29 are (a) personal to Genesoft, Inc. and its Corporate Transferrees (but not to any assignee thereof) and shall apply only to the first sale of the Building to which this Section 29 applies, but not to any subsequent sale. Tenant agrees that a foreclosure or deed in lieu of foreclosure of a mortgage or deed of trust shall extinguish this Section 29.
     IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal, all as of the day and year first above written.

MJ RESEARCH COMPANY, INC.		GENESOFT, INC.

By	/s/ Illegible	By	/s/ David B. Singer

	Its PRESIDENT title (duly-authorized)		Its President & CEO title (duly-authorized)

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FIRST AMENDMENT TO LEASE
     This Agreement made as of this 5th day of December, 2002, between MJ Research, Incorporated (“Landlord”) and Genesoft, Inc. (“Tenant”).
     Whereas, Landlord and Tenant are parties to a certain lease dated as of October 6, 2000 with respect to premises at 7000 Shoreline Court, South San Francisco, California (the “Lease”) and
     Whereas, Tenant has requested that Landlord partially defer certain payments of Fixed Rent as more particularly set forth herein, and
     Whereas, Landlord is willing to do so upon the terms and conditions set forth herein,
     Now, therefore, the parties agree as follows:
     1. Yearly Fixed Rent, as defined in the Lease, shall continue to accrue and be owed at the rates set forth in the Lease.
     2. Provided Tenant is not otherwise in default under the Lease, Landlord agrees to defer temporarily (with respect to the Rent Deferred Space as hereinafter defined) receipt of Fixed Rent in excess of $3.00 per rentable square foot per month for the months of December, 2002 and January through June, 2003 (the “Deferral Period”), but only with respect to 38,229 s.f. of the Premises (the “Rent Deferred Space”). Said deferred rent shall be hereinafter referred to as the “Deferred Rent.” All Deferred Rent shall continue to accrue and be fully earned by Landlord, who, as a convenience to Tenant, has agreed to defer receipt of payment of the same, subject to the conditions of this Agreement. Tenant shall continue to pay when due during the Deferral Period Fixed Rent at the rate of $3.00/s.f./month and any additional rent or charges due under the Lease with respect to the Rent Deferred Space. Tenant shall also pay in full all Fixed Rent and other charges, without deferral of any kind, on the portion of the Premises other than the Rent Deferred Space.
     3. The parties agree that the total amount of Fixed Rent deferred under this Agreement is $425,488.77. Tenant may defer payment of the entire December payment of Fixed Rent with respect to the Rent Deferred Space ($172,030.50), and the balance of the Deferred Rent shall be deferred on a monthly basis of $38,190.77 per month for January and February, 2003, and $44,211.84 per month for March through June, 2003. All Deferred Rent shall be due and payable in full on July 1, 2003. Notwithstanding the foregoing, if after the date hereof there shall occur an Event of Default, all Deferred Rent theretofore accrued but unpaid shall be immediately due and payable, and Fixed Rent shall no longer be deferred.
     4. Article 28 is hereby modified to provide as follows:

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     (a) In case of an Event of Default, Landlord may draw upon the letter of credit to the extent of any Deferred Rent in addition to any other damages or costs for which Landlord has the right to so draw; and
     (b) Section 28.3 is hereby deleted from the Lease.
     5. Section 2.4 of the Lease is modified to delete subsection (b) thereof and also to delete the words “(other than the security desk)” from the last paragraph of Section 2.4.
     6. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.
     7. Tenant hereby confirms that the Lease is in full force and effect, that it has no claims against Landlord or right to offset against rent or other charges, and the Landlord is not in default of its obligations under the Lease.
     8. This Agreement shall be null and void unless the Tenant pays all December rent (not deferred by this Agreement) on or before December 6, 2002.
     Executed under seal as of the date first set forth above.

MJ Research, Incorporated
By:	/s/ Illegible
Duly Authorized

Genesoft, Inc.
By:	/s/ David B. Singer
Duly Authorized
David B. Singer Chairman and CEO Genesoft, Inc.

2

SECOND AMENDMENT TO LEASE
     This Agreement made as of this 25th day of March, 2004 between MJ Research, Incorporated (“Landlord”) and Genome Therapeutics Corporation (“Tenant”).
     WHEREAS, Landlord and Genesoft, Inc. executed a certain Agreement of Lease dated as of October 6, 2000, as amended by a First Amendment to Lease dated December 5, 2002 (the “Lease”), and
     WHEREAS, Genome Therapeutics Corporation is the successor by merger to Genesoft, Inc., and
     WHEREAS, the parties desire to further amend the Lease.
     NOW, THEREFORE, for consideration paid, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Lease as follows:
     1. Section 16(a) and 16(b) of the Lease are deleted and replaced with the following Section 16(a) and 16(b):
     “(a) If the Demised Premises, or any part thereof, shall be damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord, and Landlord, upon receiving such notice and the insurance proceeds for such casualty, shall proceed in a commercially reasonable manner, subject to unavoidable delays, to repair, or cause to be repaired, such damage to the extent hereinafter provided. Landlord shall be responsible to restore only to the “cold shell” condition as set forth on Exhibit A-1, and Tenant shall be responsible for restoration of all leasehold improvements beyond such cold shell (the “TI”). Notwithstanding the preceding sentence to the contrary, solely with respect to the portion of the Demised Premises subleased pursuant to that certain Sublease ( the “ Fluidigm Sublease”) dated as of April 1, 2004 between Tenant and Fluidigm Corporation ( the “Fluidigm Space”), provided that if within thirty (30) days of the date of the casualty, Landlord is furnished with (a) a full set of the approved working construction plans, in electronic form, used by Tenant in Tenant’s construction of the TI (the “TI Plans”), together with a full release or assignment of rights to use said plans, and (b) the proceeds of insurance required to be carried by Tenant under Section 13.1(b) with respect to the TI, which proceeds, together with any other sums contributed by Tenant or any subtenant thereof, shall be sufficient to pay for the full cost of reconstructing the TI in the Fluidigm Space, Landlord shall also reconstruct the TI in the Fluidigm Space. Tenant agrees to maintain separate insurance required under Section 13.1(b) of the Lease for the TI in the Fluidigm Space, and, if Landlord has agreed to reconstruct said TI, to make the proceeds thereof available to Landlord. Tenant shall cooperate, at no expense to Tenant, in making available such TI

Plans as may be in the possession or control of Tenant. Landlord shall be under no obligation to furnish the TI Plans. If the foresaid conditions are met with respect to reconstructing the TI in the Fluidigm Space, for purposes of Sections 16(a) and 16(b), the term Demised Premises shall be deemed to be the “cold shell” as to the space leased by Tenant exclusive of the Fluidigm Space and both cold shell and TI with respect to the Fluidigm Space; if said conditions are not met, all restoration shall be to a cold shell. If the Demised Premises or any part thereof shall be rendered untenantable by reason of such damage, whether to the Demised Premises or to the Building, Yearly Fixed Rent shall proportionately abate for the period from the date of such damage to the date when the Demised Premises shall have been restored by Landlord.
     (b) If, as a result of fire or other casualty, the whole or a substantial portion of the Building is rendered untenantable, within ninety (90) days from the date of such fire or casualty, Landlord shall notify Tenant and the lessee under the Fluidigm Sublease of its opinion of the time required to restore the Demised Premises, taking into account a reasonable time for adjusting loss and obtaining plans and permits for restoration. If in Landlord’s opinion the Demised Premises cannot be made tenantable within one (1) year after such event, Landlord, within ninety (90) days from the date of such fire or casualty, may terminate this Lease by notice to Tenant, specifying a date not less than thirty (30) nor more than sixty (60) days after the giving of such notice on which the Term of this Lease shall terminate. In addition, if in Landlord’s opinion said estimated time for restoration exceeds one (1) year and Landlord does not elect to terminate this Lease, Tenant shall, by notice given to Landlord within fifteen (15) days of Landlord’s notice as aforesaid, elect (a) to terminate this Lease or (b) accept Landlord’s estimated restoration period (the “Longer Restoration Period”). If Tenant accepts a Longer Restoration Period, Tenant’s right to terminate as hereinafter provided shall be effective only if actual restoration takes more than 60 days beyond such estimated Longer Restoration Period, such termination to be elected within 30 days after the expiration of said estimated Longer Restoration Period plus 60 days. If neither Landlord or Tenant elects to terminate this Lease as provided above, then Landlord shall (to the extent that proceeds of insurance required to be carried by Landlord, net of any portion thereof retained by a Mortgagee, plus any sums contributed by Tenant or any subtenant of Tenant, are made available for such purpose) proceed with diligence to repair the damage to the Demised Premises and all facilities serving the same, if any, which shall have occurred, and the Yearly Fixed Rent shall meanwhile proportionately abate, all as provided in Paragraph (a) of this Section. However, if such damage is not repaired and the Demised Premises restored to substantially the same condition as they were prior to such damage within one (1) year (or, if elected, the Longer Restoration Period plus 60 days) from the date of such damage,

2

Tenant, within thirty (30) days from the expiration of the later of such one (1) year period (or, if elected, the Longer Restoration Period plus 60 days), or from the expiration of any extension thereof by reason of the delays set forth in the following sentence, may terminate this Lease by notice to Landlord, specifying a date not more than sixty (60) days after the giving of such notice on which the Term of this Lease shall terminate. The period within which the required repairs may be accomplished shall be extended by the number of days, lost as a result of unavoidable delays, which term shall be defined to mean all delays referred to in Article 24. ”

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     Except as modified hereby, the Lease is ratified and confirmed in full force and effect.
     Executed under the date first set forth above.

MJ RESEARCH INCORPORATED
By:	/s/ [ILLEGIBLE]
VP, Finance, Duly authorized

GENOME THERAPEUTICS CORPORATION
By:	/s/ [ILLEGIBLE]
, Duly authorized

4

AGREEMENT OF LEASE
     AGREEMENT OF LEASE made as of the ____ day of November, 1999, by and between Mountain Cove Tech Center, L.L.C., a Delaware limited liability company (hereinafter referred to as “Landlord”) and MJ Research Company, Inc. (hereinafter referred to as “Tenant”).
W I T N E S S E T H:
     Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the entire land and building (the “Building”) in South San Francisco a portion, as shown on the plan attached hereto as Exhibit A and made a part hereof (hereinafter referred to as the “Premises” or the “Demised Premises”).
1. REFERENCE DATA
     1.1 Definitions. Each reference in this Lease to any of the terms and titles contained in this Article shall be deemed and construed to incorporate the data stated following that term or title in this Article.

1)	Additional Rent:	Sums or other charges payable by Tenant to Landlord under this Lease, other than Yearly Fixed Rent, all of which shall be payable as additional rent under this Lease.

2)	Broker:

3)	Business Day:	All days except Saturdays, Sundays, days defined as “legal holidays” for the entire state under the laws of the State of California, and such other days as Tenant presently or in the future recognizes as holidays for Tenant’s general staff.

4)	Environmental Laws	As defined in Section 5.3 (a) (1).

5)	Event of Default:	The occurrence of an event listed in Section 19.1.

6)	Hazardous Materials	As defined in Section 5.3 (a) (1).

7)	Interest Rate	2 1/2% per month or the maximum interest rate Landlord is permitted to charge Tenant under applicable law, whichever is less.

8)	Land:	The parcel of land on which the Building is situated.

9)	Landlord’s Address:

10)	Landlord’s Architect:	Any licensed architect from time to time designated by Landlord.

11)	Lease Year:	A twelve (12) month period beginning on the Term Commencement Date and each succeeding twelve (12) month period during the Term of this Lease, except that if the Term Commencement Date shall be other than the first day of a calendar month, the first Lease Year shall include the partial calendar month in which the Term Commencement Date occurs as well as the succeeding twelve (12) full calendar months.

12)	Mortgage:	A mortgage, deed of trust, trust indenture, or other security instrument of record creating an interest in or affecting title to the Land or Building or any part thereof, and any and all renewals, modifications, consolidations or extensions of any such instrument.

13)	Mortgagee:	The holder of any Mortgage.

14)	Operating Expense Base:

15)	Property:	The Land and Building.

16)	Rent:	Yearly Fixed Rent and Additional Rent.

17)	Rentable Area of the Demised Premises:	141,677 square feet.

18)	Tax Base:

19)	Tenant’s Address:	Until the Term Commencement Date, _______, and thereafter, the Demised Premises.

20)	Tenant’s Operating Expense Share:	100%

21)	Tenant’s Tax Share:	100%

22)	Term Commencement Date:	As defined in Section 3.2.

23)	Term of this Lease:	As defined in Section 3.1.

24)	Termination Date:	As defined in Section 3.1.

25)	Use of Demised Premises:

26)	Yearly Fixed Rent:
1.2 Exhibits. The following exhibits are attached hereto and made a part hereof:

A - Plan of Demised Premises
A-l - Plans and Specifications for Landlord’s Work
B - Cleaning Specifications
C - Rules and Regulations
2. DESCRIPTION OF DEMISED PREMISES
     2.1 Demised Premises. The Demised Premises are that portion of the Building as described above (as the same may from time to time be constituted after changes therein, additions thereto and eliminations therefrom pursuant to rights of Landlord hereinafter reserved).
     2.2 Appurtenant Rights. Tenant shall have, as appurtenant to the Demised Premises, rights to use in common, subject to reasonable rules from time to time made by Landlord of which Tenant is given notice, those common roadways, walkways, elevators, hallways and stairways necessary for access to that portion of the Building occupied by the Demised Premises.
     2.3 Reservations. All the perimeter walls of the Demised Premises except the inner surfaces thereof, any balconies, terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for serving other portions of the Building exclusively or in common with the Demised Premises, including without limitation (where applicable) shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as the right of access through the Demised Premises for the purpose of operation, maintenance, decoration and repair, are expressly reserved to Landlord.
3. TERM OF LEASE
     3.1 Term. The Term of this Lease is ten (10) years (or until such Term shall sooner cease or expire) commencing on the Term Commencement Date and ending on the day immediately prior to the 10th anniversary thereof, except that if the Term Commencement Date shall be other than the first day of a calendar month, the Term of this Lease shall end on the last day of the calendar month in which said 10th anniversary of the Term Commencement Date shall fall (which date on which the Term of this Lease is scheduled to expire is hereinafter referred to as the “Termination Date”).
     3.2 Term Commencement Date. The Term Commencement Date shall be the earlier of (a) the date on which, pursuant to permission therefor duly given by Landlord, Tenant undertakes Use of the Demised Premises for the purposes set forth in Article 1, or (b) the date on which the Demised Premises are ready for Tenant’s occupancy in accordance with the provisions of Section 4.2.
4. PREPARATION OF PREMISES; TENANT’S ACCESS
     4.1 Plans and Specifications. Landlord shall lay out the Demised Premises for Tenant’s occupancy in accordance with the plans and specifications (the “Plans”) referenced in Exhibit A-l attached hereto and made a part hereof.

     4.2 When Premises Deemed Ready. The Demised Premises shall be conclusively deemed ready for Tenant’s occupancy after Landlord gives notice to Tenant that the installations to be done by Landlord in the Demised Premises (as set forth in Section 4.1) have been substantially completed by Landlord. Such work shall not be deemed incomplete if only minor or insubstantial details of construction or mechanical adjustments remain to be done, or if a delay is caused in whole or in part by Tenant. Landlord’s Architect’s certificate of substantial completion, as hereinabove stated, given in good faith, or of any other facts pertinent to such work, shall be deemed conclusive of the statements therein contained and binding upon Tenant.
     4.3 Conclusiveness of Landlord’s Performance. Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this Article 4 unless not later than the end of the second calendar month next beginning after the Landlord’s notice of substantial completion under Section 4.2 Tenant shall give Landlord written notice specifying the respects in which Landlord has not performed such obligations.
     4.4 Entry by Tenant; Interference With Construction. Tenant may enter the Demised Premises prior to the Term Commencement Date to undertake such work as is to be performed by Tenant pursuant and subject to this Lease in order to prepare the Demised Premises for Tenant’s occupancy. Such entry shall be deemed to be pursuant to a license from Landlord to Tenant and shall be at the risk of Tenant. In no event shall Tenant interfere with any construction being performed by or on behalf of Landlord in or around the Building; without limiting the generality of the foregoing, Tenant shall comply with all instructions issued by Landlord’s contractors relative to the moving of Tenant’s equipment and other property into the Demised Premises and shall pay any fees or costs imposed in connection therewith.
5. USE OF PREMISES
     5.1 Permitted Use. Tenant shall continuously during the Term of this Lease occupy and use the Demised Premises for the permitted Use set forth in Article 1 and for no other purpose. Service and utility areas (whether or not a part of the Demised Premises) shall be used only for the particular purpose for which they are designated.
     5.2 Prohibited Uses. Tenant shall not use, or suffer or permit the use of, or suffer or permit anything to be done in or anything to be brought into or kept in, the Demised Premises or any part thereof (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease, (ii) for any unlawful purposes or in any unlawful manner, or (iii) which, in the reasonable judgment of Landlord shall in any way (a) impair or tend to impair the appearance or reputation of the Building, (b) impair or interfere with or tend to impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or with the use of any of the other areas of the Building, or (c) occasion discomfort, inconvenience or annoyance to any of the other tenants or occupants of the Building, whether through the transmission of noise or odors or vibrations or dust or otherwise. Without limiting the generality of the foregoing, no food shall be prepared or served for consumption by the general public on or about the Demised Premises; no intoxicating liquors or alcoholic beverages shall be sold or otherwise served for consumption by the general public on or about the Demised Premises; no lottery tickets (even where the sale of such tickets is not illegal) shall be sold and no gambling, betting or wagering shall otherwise be permitted on or about the Demised Premises; no loitering shall be permitted on or about the Demised Premises; and no loading or unloading of supplies or other material to or from the Demised Premises shall be permitted on the Land except at times (excluding Business Days from 7:00 to 9:30 a.m. and from 4:00 to 6:00 p.m.) and in locations to be designated by Landlord. The Demised Premises shall be maintained in a sanitary condition. Tenant shall suitably store all trash and rubbish in the Demised Premises or other locations designated by Landlord from time to time. Tenant specifically agrees that its indemnification obligations pursuant to Section 13.3 shall extend to any claim arising from the consumption of intoxicating liquors or alcoholic beverages on or about the Demised Premises.
     5.3 Hazardous Materials.
          (a) Definitions.
               (1) Environmental Law means any governmental statute, code, ordinance, regulation, rule or order and any amendment thereto governing or regulating materials that are toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous. Environmental Laws include, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., the California Hazardous Substances Act at California Health and Safety Code Section 108100 et seq., the provisions regarding hazardous waste control at California Health and Safety Code Sections 25100 through 25250.25 and the California Medical Waste Management Act at California Health and Safety Code 117600 et seq.
               (2) Hazardous Materials shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Law or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.
          (b) Tenant’s Covenants. No Hazardous Materials shall be stored, placed, handled, used or released by Tenant or its employees, contractors, sublessees, guests or visitors at or about the Demised Premises or Property without Landlord’s prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord’s requirements, all in Landlord’s absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies may be used and stored at the Demised Premises without Landlord’s prior written consent, provided that Tenant’s activities at or about the Demised Premises and Property shall comply at all times with the laws all Environmental Laws. Tenant shall keep Landlord fully and promptly informed of all storage, placement, handling, use or release by Tenant or its employees, contractors, sublessees, guests or visitors of Hazardous Materials, other than Hazardous Materials permitted by the preceding sentence. At the expiration or termination of the Lease, Tenant shall promptly remove all Hazardous Materials from the Demised Premises. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant’s employees, contractors, sublessees, guests and visitors and all of Tenant’s obligations under this Section (including its indemnification obligations under subsection (e) below) shall survive the expiration or termination of this Lease.
     (c) Compliance. Tenant shall at Tenant’s expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the storage, placement, handling, use or release by Tenant or its employees, contractors, sublessees, guests or visitors of Hazardous Materials at or about the Demised Premises or Property, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure Laws and postclosure monitoring, and filing all required reports or plans. [Insert if applicable: ‘All medical waste regulated by any Environmental Laws that is brought to the Demised Premises shall be stored in leak-proof, closeable containers, which containers shall be stored in a specified “dirty storage area” of the Demised Premises that shall be protected from leaks or any other type of contamination of the Demised Premises. Tenant shall never use any of the Landlord’s trash receptacles for disposing of any medical waste.’] All of the foregoing work shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant’s quiet enjoyment of the Property or Landlord’s use, operation, leasing and sale of the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the storage, placement, handling, use or release by Tenant or its employees, contractors, sublessees, guests or visitors of Hazardous Materials at or about the Demised Premises or Property. If any lien attaches to the Demised Premises or the Property in connection with or as a result of the storage, placement, handling, use or release by Tenant or its employees, contractors, sublessees, guests or visitors of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord in connection therewith shall be payable by Tenant on demand.
     (d) Landlord’s Rights. Landlord shall have the right, but not the obligation, to enter the Demised Premises at any reasonable time (i) to confirm Tenant’s compliance with the provisions of this Section, and (ii) to perform Tenant’s obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Demised Premises and review the storage, placement, handling, use or release by Tenant or its employees, contractors, sublessees, guests or visitors of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay to Landlord on demand the costs of Landlord’s consultants’ fees and all costs incurred by Landlord in performing Tenant’s obligations under this section. Landlord shall use reasonable efforts to minimize any interference with Tenant’s business caused by Landlord’s entry into the Demised Premises, but Landlord shall not be responsible for any interference caused thereby.

     (e) Tenant’s Indemnification. Tenant agrees to indemnify, defend and hold harmless Landlord and its members, managers, directors, officers, agents and employees and their partners, members, managers, directors, officers, shareholders, employees and agents from all shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with the Environmental Laws and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Demised Premises or Property and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys’, experts’ and consultants’ fees and costs, incurred at any time and arising from or connection with the storage, placement, handling, use or release by Tenant or its employees, contractors, sublessees, guests or visitors of Hazardous Materials at or about the Property or Tenant’s failure to comply in full with all Environmental Laws with respect to the Demised Premises and the Property.
     5.4 Licenses and Permits. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business, and if the failure to secure such license or permit would in any way affect Landlord, Tenant, at Tenant’s expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant, at Tenant’s expense, shall at all times comply with the terms and conditions of each such license or permit.
6. RENT
     6.1 Yearly Fixed Rent. Tenant shall pay to Landlord, without any set-off or deduction, at Landlord’s office, or to such other person or at such other place as Landlord may designate by notice to Tenant, the Yearly Fixed Rent set forth in Article 1. The Yearly Fixed Rent shall be paid in equal monthly installments in advance on or before the first Business Day of each calendar month during the Term of this Lease and shall be apportioned for any fraction of a month in which the Term Commencement Date or the last day of the Term of this Lease may fall.
     6.2 Taxes. Tenant shall pay to Landlord as Additional Rent Tenant’s Tax Share of all real estate taxes imposed against the Property during any calendar year (including without limitation all so-called linkage and impact fees, betterment assessments, fire and police service availability fees and similar charges for customary governmental services and charges in lieu of such taxes, assessment district assessments, governmental charges, fees or assessments for traffic or transit mitigation, personal property taxes assessed on personal property of Landlord used in the operation of the Property, increases in the foregoing due to changes in values, tax rate, alterations made by Tenant or other factors and the reasonable cost of contesting by appropriate proceedings the amount or validity of any of the foregoing) in excess of the Tax Base, prorated with respect to any portion of a calendar year in which the Term of this Lease begins or ends. As soon as Tenant’s share of real estate taxes with respect to any calendar year can be determined, the same will be certified by Landlord to Tenant (which certification shall be accompanied by copies of the relevant tax bills) and will become payable to Landlord within ten (10) days thereafter. If Landlord shall receive any refund of real estate taxes of which Tenant has paid a portion pursuant to this Section, then, out of any balance remaining after deducting Landlord’s expenses incurred in obtaining such refund, Landlord shall pay to Tenant the same proportionate share of said balance, prorated as set forth above. Tenant shall, if as and when demanded by Landlord and with each monthly installment of Fixed Rent, make tax fund payments to Landlord. “Tax fund payments” refer to such payments as Landlord shall determine to be sufficient to provide in the aggregate a fund adequate to pay, when they become due and payable, all payments required from Tenant under this Section. In the event that tax fund payments are so demanded, and if the aggregate of said tax fund payments is not adequate to pay Tenant’s share of such taxes, Tenant shall pay to Landlord the amount by which such aggregate is less than the amount of said share, such payment to be due and payable at the time set forth above. Any surplus tax fund payments shall be accounted for to Tenant after payment by Landlord of the taxes on account of which they were made, and may be credited by Landlord against future tax fund payments or refunded to Tenant at Landlord’s option.
     In addition, Tenant shall timely file business property statements with respect to Tenant’s personal property and trade fixtures and pay when due all taxes imposed on such personal property and trade fixtures.
     6.3 Operating Expenses. Tenant shall pay to Landlord as Additional Rent Tenant’s Operating Expense Share of all costs and expenses incurred by Landlord during any calendar year in the operation and maintenance of the Building and the Land in accordance with generally accepted operational and maintenance procedures in excess of the Operating Expense Base, including, without limiting the generality of the foregoing, all such costs and expenses in connection with (1) insurance, license fees, janitorial service, landscaping and snow removal, (2) wages, salaries, management fees, employee benefits, payroll taxes, on-site office expenses, administrative and auditing expenses, and equipment and materials for the operation, management and maintenance of the Property, (3) any capital expenditure (amortized, with interest, on such reasonable basis as Landlord shall determine) made by Landlord for the purpose of reducing other operating expenses or complying with any governmental requirement, (4) the furnishing of heat, air conditioning, electricity and other utilities, and any other service to the extent to which Landlord is not reimbursed by tenants, and (5) the furnishing of the repairs and services referred to in Article 7 (the foregoing being hereinafter referred to as “operating expenses”). If, during any portion of a calendar year for which operating expenses are being computed pursuant to this Section, less than the entire rentable area of the Building is occupied or Landlord is not supplying all occupants with the same services being supplied hereunder, such costs and expenses shall be reasonably extrapolated in order to take into account the costs and expenses which would have been incurred had the entire rentable area of the Building been occupied and had such services been supplied to all occupants. As soon as Tenant’s share of operating expenses with respect to any calendar year can be determined, the same will be certified by Landlord to Tenant and will become payable to Landlord within ten (10) days following such certification, subject to proration with respect to any portion of a calendar year in which the Term of this Lease begins or ends. Tenant shall, if as and when demanded by Landlord and with each monthly installment of Yearly Fixed Rent, make operating fund payments to Landlord. “Operating fund payments” refer to such payments as Landlord shall determine to be sufficient to provide in the aggregate a fund adequate to pay, when they become due and payable, all payments required from Tenant under this Section. In the event that operating fund payments are so demanded, and if the aggregate of said operating fund payments is not adequate to pay Tenant’s share of operating expenses, Tenant shall pay to Landlord the amount by which such aggregate is less than the amount of said share, such payment to be due and payable at the time set forth above. Any surplus operating fund payments shall be accounted for to Tenant after such surplus has been determined, and may be credited by Landlord against future operating fund payments or refunded to Tenant at Landlord’s option.
     6.4 Obligations Survive Termination. All obligations and liabilities of Tenant relating to any period prior to the termination of the Term of this Lease, including without limitation the obligation to pay any Additional Rent due pursuant to the provisions of this Article, shall survive such termination.
     6.5 Payment to Mortgagee. Landlord reserves the right to provide in any Mortgage given by it of the Property that some or all rents, issues, and profits and all other amounts of every kind payable to the Landlord under this Lease shall be paid directly to the Mortgagee for Landlord’s account and Tenant covenants and agrees that it will, after receipt by it of notice from Landlord or Mortgage designating such Mortgagee to whom payments are to be made by Tenant, pay such amounts thereafter becoming due directly to such Mortgagee until excused therefrom by notice from such Mortgagee.
7. UTILITIES AND LANDLORD’S SERVICES
     7.1 Electricity. Tenant shall purchase directly from the public utility serving the Building all electrical energy that Tenant requires for operation of the lighting fixtures, appliances and equipment servicing the Demised Premises. The costs of initially installing any required meter and related installation equipment shall be paid by Landlord. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electrical energy furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building. Tenant’s use of electrical energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electrical services Tenant shall give notice to Landlord and obtain Landlord’s prior written consent whenever Tenant shall connect to the Building electrical distribution system any fixtures, appliances or equipment other than lamps, typewriters, personal computers and similar small machines. Any additional feeders or risers to supply Tenant’s electrical requirements in addition to those originally installed and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by Landlord upon Tenant’s request, at the sole cost and expense of Tenant, provided that such additional feeders and risers are permissible under applicable laws and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or cause or create a dangerous condition or unreasonably interfere with other tenants of the Building. Tenant agrees that it will not make any alteration or addition to the electrical equipment in the Demised Premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld. Landlord, at Tenant’s expense, shall purchase, install and replace all light fixtures, bulbs, tubes, lamps, lenses, globes, ballasts and switches used in the Demised Premises.

     7.2 Water Charges. Landlord shall furnish hot and cold water for ordinary cleaning, toilet, lavatory and drinking purposes. If Tenant requires, uses or consumes water for any purpose other than for such purposes, Landlord may (i) assess a reasonable charge for the additional water so used or consumed by Tenant or (ii) install a water meter and thereby measure Tenant’s water consumption for all purposes. In the latter event, Landlord shall pay the cost of the meter and the cost of installing any equipment required in connection therewith, and Tenant shall keep said meter and installation equipment in good working order and repair, and shall pay for water consumed, as shown on said meter, together with the sewer charge based on said meter charges, as and when bills are rendered. On default in making such payment Landlord may pay such charges and collect the same from Tenant.
     7.3 Heat and Air Conditioning. Landlord shall furnish to and distribute in the Demised Premises heat and air conditioning as normal seasonal changes may require on Business Days from 8:00 a.m. to 6:00 p.m. when reasonably required for the comfortable occupancy of the Demised Premises by Tenant. Tenant agrees to lower and close the blinds or drapes when necessary because of the sun’s position whenever the air conditioning system is in operation, and to cooperate fully with Landlord with regard to, and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of, the heating and air conditioning system. Without limiting the generality of the foregoing, all windows in the Demised Premises must remain closed at all times notwithstanding the fact that such windows may be operable. The air conditioning system servicing the Building is designed to provide cooling based upon an occupancy of not more than one person per one hundred (100) square feet of floor area, and upon a combined lighting and standard electrical load not to exceed 3.0 watts per square foot. In the event Tenant exceeds such condition or introduces into the Demised Premises equipment which overloads such system, or in any other way causes such system not to adequately perform its proper functions, supplementary systems may at Landlord’s option be provided by Landlord at Tenant’s expense.
     7.4 Additional Heat and Air Conditioning Services. Landlord shall, upon reasonable advance written notice from Tenant of its requirements in that regard, received before 3:00 p.m. on the preceding Business Day, furnish additional heat or air conditioning services to the Demised Premises on days and at times other than as provided in this Article. Tenant will pay to Landlord a reasonable charge for any such additional heat or air conditioning service required by Tenant.
     7.5 Elevator Service. Landlord shall provide passenger elevator service to the Demised Premises on Business Days from 8:00 a.m. to 6:00 p.m. and on a reduced basis at all other times. Freight elevator service shall be available in common with other tenants on Business Days from 9:30 a.m. to 4:00 p.m. and at other times at reasonable charge.
     7.6 Cleaning. Landlord shall furnish cleaning services to the Building substantially in accordance with the specifications attached hereto as Exhibit B and made a part hereof.
     7.7 Repairs and Other Services. Except as otherwise provided in Articles 16 and 18, and subject to Tenant’s obligations in Article 12 and elsewhere in this Lease, Landlord shall (a) keep and maintain the roof, exterior walls, structural floor slabs and columns of the Building in as good condition and repair as they are in on the Term Commencement Date, reasonable use and wear excepted, (b) keep and maintain in workable condition the Building’s sanitary, electrical, heating, air conditioning and other systems, (c) keep all walkways on the Property clean and remove all snow and ice therefrom, (d) provide grounds maintenance to all landscaped areas and (e) arrange for the extermination of rodents and vermin in the Building.
     7.8 Interruption or Curtailment of Services. Landlord reserves the right to interrupt, curtail, stop or suspend the furnishing of services and the operation of any Building system, when necessary by reason of accident or emergency, or of repairs, alterations, replacements or improvements in the reasonable judgment of Landlord desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned, until said cause has been removed. Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems, except that Landlord shall exercise reasonable diligence to eliminate the cause of same.
8. CHANGES OR ALTERATIONS BY LANDLORD
     Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, and stairways thereof, as it may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use and enjoyment of, the Demised Premises by Tenant, except that Landlord shall not be obligated to employ labor at so-called “over-time” or other premium pay rates. Nothing contained in this Article shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making or causing to be made any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right to from time to time change the address of the Building. Neither this Lease nor any use by Tenant shall give Tenant any right or easement or the use of any door or any passage or any concourse connecting with any other building or to any public convenience, and the use of such doors, passages and concourses and of such conveniences may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligations of Tenant hereunder or incurring any liability to Tenant therefor.
9. FIXTURES, EQUIPMENT AND IMPROVEMENTS — REMOVAL BY TENANT
     All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises prior to or during the Term, whether by Landlord at its expense or at the expense of Tenant (either or both) or by Tenant shall be and remain part of the Demised Premises and shall not be removed by Tenant at the end of the Term unless otherwise expressly provided in this Lease. Where not built into the Demised Premises, and if furnished and installed by and at the sole expense of Tenant, all removable electric fixtures, air conditioning, carpets, drinking or tap water facilities, furniture, or trade fixtures or business equipment shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and may be, and upon the request of Landlord will be, removed by Tenant upon the condition that such removal shall not materially damage the Demised Premises or the Building and that the cost of repairing any damage to the Demised Premises or the Building arising from such removal shall be paid by Tenant, provided, however, that any of such items toward which Landlord shall have granted any allowance or credit to Tenant shall be deemed not to have been furnished and installed in the Demised Premises by or at the sole expense of Tenant.
10. ALTERATIONS AND IMPROVEMENTS BY TENANT
     Tenant shall make no alterations, decorations, installations, removals, additions or improvements in or to the Demised Premises without Landlord’s prior written consent and then only by contractors or mechanics approved by Landlord. No such installations or other work shall be undertaken or begun by Tenant until Landlord has approved written plans and specifications therefor; and no amendments or additions to such plans and specifications shall be made without prior written consent of Landlord. Any such alterations, decorations, installations, removals, additions and improvements shall be done at the sole expense of Tenant and at such times and in such manner as Landlord may from time to time designate. If Tenant shall make any alterations, decorations, installations, removals, additions or improvements, then Landlord may elect to require Tenant at the expiration of this Lease to restore the Demised Premises to substantially the same condition as existed at the Term Commencement Date.

11.	TENANT’S CONTRACTORS — MECHANICS’ AND OTHER LIENS — STANDARD OF TENANT’S PERFORMANCE — COMPLIANCE WITH LAWS
     Whenever Tenant shall make any alterations, decorations, installations, removals, additions or improvements or do any other work in or to the Demised Premises, Tenant will strictly observe the following covenants and agreements:
          (a) In no event shall any material or equipment be incorporated in or added to the Demised Premises in connection with any such alteration, decoration, installation, addition or improvement which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. Any mechanic’s lien filed against the Demised Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant shall be discharged by Tenant within ten (10) days thereafter, at the expense of Tenant, by filing the bond required by law or otherwise. If Tenant fails so to discharge any lien, Landlord may do so at Tenant’s expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within fifteen (15) days after rendition of a bill therefor.
          (b) All installations or work done by Tenant under this or any other Article of this Lease shall be at its own expense (unless expressly otherwise provided) and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof and (ii) plans and specifications prepared by and at the expense of Tenant theretofore submitted to Landlord for its prior written approval.
          (c) Tenant shall procure all necessary permits before undertaking any work in the Demised Premises; do all such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements, and defend, save harmless, exonerate and indemnify Landlord from all injury, loss or damage to any person or property occasioned by or growing out of such work.
          (d) No work shall be commenced prior to the time Landlord has posted a “Notice of nonresponsibility” at the Demised Premises and recorded said notice in the county in which the Property is located pursuant to California Civil Code Section 3094.
12. REPAIRS BY TENANT
     Tenant, at its expense, shall keep or cause to be kept all and singular the Demised Premises in such repair, order and condition as the same are in on the Term Commencement Date or may be put in during the Term hereof, reasonable use and wear thereof and damage by fire or by unavoidable casualty excepted. Without limiting the generality of the foregoing, Tenant shall keep all windows and other glass whole, and shall replace the same whenever broken with glass of the same quality. Tenant hereby waives the benefits of California Civil Code Section 1932(1).
13. INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION
     13.1 Tenant’s Insurance
     (a) Liability Insurance. Tenant shall maintain in full force throughout the Term commercial general liability and property damage insurance providing coverage on an occurrence form basis with limits of not less than Two Million Dollars ($2,000,000.00) each occurrence for bodily injury and property damage combined, Two Million Dollars ($2,000,000.00) annual general aggregate, and Two Million Dollars ($2,000,000.00) products and completed operations annual aggregate. Tenant’s liability insurance policy or policies shall: (i) include premises and operations liability coverage, automobile, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage with, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant’s use or occupancy of the Premises or the Property; and (v) extend coverage to cover liability for the actions of Tenant’s employees, contractors, sublessees, guests and visitors.
     (b) Personal Property Insurance. Tenant shall at all times maintain in effect with respect to tenant improvements and Tenant’s trade fixtures and personal property located at or within the Demised Premises, commercial property insurance providing coverage, at a minimum, for “broad form” perils, to the extent of 100% of the full replacement cost of covered property. Tenant may carry such insurance under a blanket policy, provided that such policy provides equivalent coverage to a separate policy. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of such tenant improvements, trade fixtures and personal property so insured. Landlord shall be provided coverage under such insurance to the extent of its insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord shall have no obligation to carry insurance on any such tenant improvements or on Tenant’s trade fixtures or personal property.
     (c) Workmen’s Compensation Insurance. Tenant shall maintain worker’s compensation insurance as required by law and employer’s liability insurance in an amount not less than Five Hundred Thousand Dollars ($500,000).
     (d) Business Interruption/Extra Expense Insurance. Tenant shall maintain loss of income, business interruption and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings and incurred costs attributable to the perils commonly covered by Tenant’s property insurance described above but in no event less than One Million Dollars ($1,000,000). Such insurance shall be carried with the same insurer that issues the insurance for the personal property.
     (e) Other Coverage. Tenant, at its cost, shall maintain such other insurance as Landlord may reasonably require from time to time, but in no event may Landlord require any other insurance which is (i) not then being required of comparable tenants leasing comparable amounts of space in comparable buildings in the vicinity of the Building or (ii) not then available at commercially reasonable rates.
     (f) Insurance Criteria. Each policy of insurance required under this Section shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant’s sole cost and expense, and (iii) require at least thirty (30) days’ written notice to Landlord prior to any cancellation, nonrenewal or modification of insurance coverage. Insurance companies issuing such policies shall have rating classifications of “A” or better and financial size category ratings of “XIII” or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be licensed to do business in the State of California. Any deductible amount under such insurance shall not exceed $5,000. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement affecting the additional insured status, is in full force and effect and that premiums therefore have been paid.
     (g) Increase in Amount of Insurance. Tenant shall increase the amounts of insurance as required by any Mortgagee, and, not more frequently than once every three (3) years, as recommended by Landlord’s insurance broker, if, in the opinion of either of them, the amount of insurance then required under this Lease is not adequate. Any limits set forth in this Lease on the amount or type of coverage required by Tenant’s insurance shall not limit the liability of Tenant under this Lease.

     (h) Insurance Provisions. Each policy of liability insurance required by this Section shall: (i) contain a cross liability endorsement or separation of insureds clause; (ii) provide that it is primary to and not contributing with, any policy of insurance carried by Landlord covering the same loss; (iii) provide that any failure to comply with the reporting provisions shall not affect coverage provided to Landlord, its members, property managers and mortgagees; and (iv) name Landlord, its members, property managers and such other parties in interest as Landlord may from time to time reasonably designate to Tenant in writing, as additional insureds. Such additional insureds shall be provided the same extent of coverage as provided to Tenant under such policies. All endorsements affecting such additional insured status shall be acceptable to Landlord and shall be at least as broad as additional insured endorsement form number CG 20 11 11 85 promulgated by the Insurance Services Office.
     (i) Evidence of Coverage. Prior to occupancy of the Premises by Tenant, and not less than thirty (30) days prior to the expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form. Notwithstanding the requirements of this paragraph, Tenant shall, at Landlord’s request, provide to Landlord a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits. Tenant’s failure to furnish Landlord with such certificates of insurance shall be deemed a material default under this Lease.
     13.2 General. Tenant will save Landlord harmless, and will exonerate and indemnify Landlord, from and against any and all claims, liabilities, penalties, damages or expenses (including without limitation reasonable attorneys’ fees) asserted against or incurred by Landlord:
          (a) on account of or based upon any injury to person, or loss of or damage to property sustained or occurring on the Demised Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (other than Landlord or its agents, contractors or employees);
          (b) on account of or based upon any injury to person or loss of or damage to property, sustained or occurring elsewhere (other than on the Demised Premises) in or about the Building (and, in particular, without limiting the generality of the foregoing on or about the elevators, stairways, public corridors, sidewalks, roof, or other appurtenances and facilities used in connection with the Building or Demised Premises) arising out of the use or occupancy of the Building or Demised Premises by Tenant, or any person claiming by, through or under Tenant;
          (c) on account of or based upon (including moneys due on account of) any work or thing whatsoever done (other than by Landlord or its contractors, or agents or employees of either) in the Demised Premises during the Term of this Lease and during the period of time, if any, prior to the Term Commencement Date that Tenant may have been given access to the Demised Premises; and

          (d) on account of or resulting from the failure of Tenant to perform and discharge any of its covenants and obligations under this Lease;
and, in case any action or proceeding be brought against Landlord by reason of any of the foregoing, Tenant upon notice from Landlord shall at Tenant’s expense resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord, it being agreed that such counsel as may act for insurance underwriters of Tenant engaged in such defense shall be deemed satisfactory.
     13.3 Property of Tenant. In addition to and not in limitation of the foregoing, and subject only to provisions of applicable law, Tenant covenants and agrees that all merchandise, furniture, fixtures and property of every kind, nature and description which may be in or upon the Demised Premises or elsewhere on the Property during the Term of this Lease, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever other than the negligence or misconduct of Landlord, no part of said damage or loss shall be charged to, or borne by Landlord.
     13.4 Bursting of Pipes, etc. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster or tiles, steam, gas, electricity, electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or caused by any other cause of whatever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Demised Premises or elsewhere in the Building.
14. ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.
     Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred (whether voluntarily or by operation of law), and that neither the Demised Premises, nor any part thereof, will be encumbered in any manner by reason of any act or omission on the part of Tenant, without the prior written consent of Landlord in every case.
     In connection with any request by Tenant for such consent, Tenant shall submit to Landlord, in writing, a statement containing the name of the proposed assignee, such information as to its financial responsibility and standing as Landlord may require, and all of the terms and provisions upon which the proposed transaction is to take place. Tenant shall reimburse Landlord promptly, as Additional Rent, for reasonable legal and other expense incurred by Landlord in connection with any request by Tenant for any consent required under the provisions of this Article.
     The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or on the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises or be deemed to be the written consent of Landlord mentioned in this Article, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.
     If this Lease be assigned, Landlord may at any time and from time to time, collect rent and other charges from the assignee, and apply the net amount collected to the Rent and other charges herein reserved, but no such collection shall be deemed a waiver of this covenant, or the acceptance of the assignee as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment. Tenant shall remain fully and primarily liable for all its obligations hereunder notwithstanding any assignment.
     Notwithstanding anything herein to the contrary, Tenant may assign this lease to an Affiliate, meaning, for purposes hereof, a corporation or other entity controlling, controlled by or under common control with Tenant. In addition, Tenant may, without Landlord’s consent, sublease any or all of the Demised Premises, and any so-called “subleasing profits” or subrents in excess of the rent reserved herein shall belong to Tenant. Landlord shall, upon request of Tenant, not unreasonably withhold its consent to a nondisturbance agreement for the benefit of any such subtenants.
15. MISCELLANEOUS COVENANTS
     15.1 Rules and Regulations. Tenant and Tenant’s servants, employees, agents, visitors and licensees will faithfully observe such Rules and Regulations as are attached hereto as Exhibit C and made a part hereof or as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant and which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Property, or the preservation of good order therein, or the operation or maintenance of the Property, or the equipment thereof, or the comfort of tenants or others in the Building, provided, however, that in the case of any conflict between the provisions of this Lease and any such Rules and Regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors, invitees or licensees. Notwithstanding Paragraph 22 of Exhibit C, Landlord shall be required to arrange for extermination of vermin within the Building pursuant to Section 7.7.
     15.2 Access to Premises. Tenant shall: (i) permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Demised Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof; (ii) permit the Landlord and any Mortgagee to have free and unrestricted access to and to enter upon the Demised Premises at all reasonable hours for the purposes of inspection or of making repairs, replacements or improvements in or to the Demised Premises or the Building or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the Demised Premises all necessary materials, tools and equipment); and (iii) permit Landlord, at reasonable times, to show the Demised Premises during ordinary business hours to any Mortgagee, prospective purchaser of any interest of Landlord in the Property, prospective Mortgagee, or prospective assignee of any Mortgage, and during the period of twelve months next preceding the Termination Date to any person contemplating the leasing of the Demised Premises or any part thereof. If during the last three (3) months of the Term, Tenant shall have removed all of Tenant’s property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Demised Premises, without elimination or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease. If Tenant shall not be personally present to open and permit any entry into the Demised Premises at any time when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord’s agents must nevertheless be able to gain such entry by contacting a responsible representative of Tenant, whose name, address and telephone number shall be furnished by Tenant. Provided that Landlord shall not be obligated to employ labor at so-called “over-time” or other premium pay rates, Landlord shall exercise its rights of access to the Demised Premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant’s use and occupation of the Demised Premises. If an excavation shall be made upon land adjacent to the Demised Premises or shall be authorized to be made, Tenant shall afford, to the person causing or authorized to cause such excavation (subject to the same provisions applicable hereunder in the case of work to be performed by Landlord), license to enter upon the Demised Premises for the purpose of doing such work as said person shall deem necessary to preserve the Building from injury or damage and to support the same by proper foundations without any claim for damage or indemnity against Landlord, or diminution or abatement of Rent.
     15.3 Accidents to Sanitary and other Systems. Tenant shall give to Landlord prompt notice of any fire or accident in the Demised Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building’s sanitary, electrical, heating and air conditioning or other systems located in, or passing through, the Demised Premises.
     15.4 Signs, Blinds and Drapes. Tenant shall not place any signs on the exterior of the Building or on or in any window, public corridor or door visible from the exterior of the Demised Premises. No drapes or blinds may be put on or in any window nor may any Building drapes or blinds be removed by Tenant.
     15.5 Estoppel Certificate. Tenant shall at any time and from time to time upon not less than ten (10) days’ prior notice by Landlord or by a Mortgagee to Tenant, execute, acknowledge and deliver to the party making such request a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which Rent has been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement, term, provisions or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of any interest in the Property, any Mortgagee or prospective Mortgagee, any lessee or prospective lessee thereof, any prospective assignee of any Mortgage, or any other party designated by Landlord. The form of any such estoppel certificate requested by a Mortgagee shall be satisfactory to such Mortgagee.
     15.6 Requirements of Law — Fines and Penalties. Tenant at its sole expense shall comply with all laws, rules, orders and regulations of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to and arising out of Tenant’s use or occupancy of the Demised Premises. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the Demised Premises, it shall give prompt notice thereof to Landlord. Without limiting the generality of the foregoing, Tenant shall be responsible for compliance with requirements imposed by the Americans with Disabilities Act relative to the Demised Premises, including without limitation all such requirements applicable to removing barriers, furnishing auxiliary aids and ensuring that, whenever alterations are made, the affected portions of the Demised Premises are readily accessible to and usable by individuals with disabilities.
     15.7 Tenant’s Acts — Effect on Insurance. Tenant shall not do or permit to be done any act or thing upon the Demised Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein and shall not do, or permit to be done, any act or thing upon the Demised Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being conducted on the Demised Premises or for any other reason. Tenant at its own expense shall comply with all applicable provisions of the California Health and Safety Code and all regulations promulgated thereunder and with all rules, orders, regulations or requirements of the underwriter(s) of the fire and other hazard insurance for the Property and the Demised Premises and shall not (i) do, or permit anything to be done, in or upon the Demised Premises, or bring or keep anything therein, except as now or hereafter permitted by the City of South San Francisco Fire Department, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building, or (ii) use the Demised Premises in a manner which shall increase such insurance rates on the Building or on property located therein, over that applicable when Tenant first took occupancy of the Demised Premises hereunder. If by reason of failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant.
     15.8 Miscellaneous. Tenant shall not suffer or permit the Demised Premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced.

16. DAMAGE BY FIRE, ETC.
     In the event of loss of, or damage to, the Demised Premises or the Building by fire or other casualty, the rights and obligations of the parties hereto shall be as follows:
          (a) If the Demised Premises, or any part thereof, shall be damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord, and Landlord, upon receiving such notice, shall proceed promptly and with due diligence, subject to unavoidable delays, to repair, or cause to be repaired, such damage. If the Demised Premises or any part thereof shall be rendered untenantable by reason of such damage, whether to the Demised Premises or to the Building, Yearly Fixed Rent shall proportionately abate for the period from the date of such damage to the date when such damage shall have been repaired.
          (b) If, as a result of fire or other casualty, the whole or a substantial portion of the Building is rendered untenantable, Landlord, within ninety (90) days from the date of such fire or casualty, may terminate this Lease by notice to Tenant, specifying a date not less than thirty (30) nor more than sixty (60) days after the giving of such notice on which the Term of this Lease shall terminate. If Landlord does not so elect to terminate this Lease, then Landlord shall (to the extent that insurance proceeds, net of any portion thereof retained by a Mortgagee, are made available for such purpose) proceed with diligence to repair the damage to the Demised Premises and all facilities serving the same, if any, which shall have occurred, and the Yearly Fixed Rent shall meanwhile proportionately abate, all as provided in Paragraph (a) of this Section. However, if such damage is not repaired and the Demised Premises restored to substantially the same condition as they were prior to such damage within nine (9) months from the date of such damage, Tenant within thirty (30) days from the expiration of such nine (9) month period or from the expiration of any extension thereof by reason of unavoidable delays as hereinafter provided, may terminate this Lease by notice to Landlord, specifying a date not more than sixty (60) days after the giving of such notice on which the Term of this Lease shall terminate. The period within which the required repairs may be accomplished shall be extended by the number of days, not to exceed one hundred eighty (180) days, lost as a result of unavoidable delays, which term shall be defined to include all delays referred to in Article 24.
          (c) If the Demised Premises shall be rendered untenantable by fire or other casualty during the last two (2) years of the Term of this Lease, Landlord may terminate this Lease effective as of the date of such fire or other casualty upon notice to Tenant given within ninety (90) days after such fire or other casualty.
          (d) Landlord shall not be required to repair or replace any of Tenant’s business machinery, equipment, cabinet work, furniture, personal property or other installations (all of which shall, however, be restored by Tenant within thirty (30) days after Landlord shall have completed any repair or restoration required under the terms of this Article), and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building.

          (e) The provisions of this Article shall be considered an express agreement governing any instance of damage or destruction of the Building or the Demised Premises by fire or other casualty, and any law now or hereafter in force providing for such a contingency in the absence of express agreement shall have no application.
          (f) In the event of any termination of this Lease pursuant to this Article, the Term of this Lease shall expire as of the effective termination date as fully and completely as if such date were the date originally fixed herein for the end of the Term of this Lease. Tenant shall have access to the Demised Premises for a period of fifteen (15) days after the date of termination in order to remove Tenant’s personal property.
          (g) Landlord’s Architect’s certificate, given in good faith, shall be deemed conclusive of the statements therein contained and binding upon Tenant with respect to the performance and completion of any repair or restoration work undertaken by Landlord pursuant to this Article or Article 18.
17. WAIVER OF SUBROGATION
     In any case in which Tenant shall be obligated under any provision of this Lease to pay to Landlord any loss, cost, damage, liability, or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable.
     In any case in which Landlord shall be obligated under any provision of this Lease to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord as an offset against the amount thereof (i) the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability, or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable and (ii) if such loss, cost, damage, liability or expense shall have been caused by a peril against which Tenant has agreed to procure insurance coverage under the terms of this Lease, the amount of such insurance coverage, if not actually procured by Tenant.
     The parties hereto shall each endeavor to procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance policy covering the Demised Premises and the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and having obtained such clauses and/or endorsements of waiver of subrogation or consent to a waiver of right of recovery each party hereby agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other perils covered by such fire and extended coverage insurance; provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by the terms and provisions of the waiver of subrogation clauses and/or endorsements or clauses and/or endorsements consenting to a waiver of right of recovery and shall be co-extensive therewith. If either party may obtain such clause or endorsement only upon payment of an additional premium, such party shall promptly so advise the other party and shall be under no obligation to obtain such clause or endorsement unless such other party pays the premium.
18. CONDEMNATION — EMINENT DOMAIN
     In the event that the whole or any part of the Building shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Landlord or Tenant shall be entitled to compensation then (and in any such event) this Lease and the Term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following the date on which Landlord shall have received notice of such taking, appropriation or condemnation. In the event that more than fifty percent (50%) of the floor area of the Demised Premises or a substantial part of the means of access thereto within the perimeter of the Property so as to substantially interfere with the use of the Demised Premises shall be so taken, appropriated or condemned, then (and in any such event) this Lease and the Term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation. Tenant hereby waives the benefits of California Code of Civil Procedure Section 12165.130.
     Upon the giving of any such notice of termination (either by Landlord or Tenant) this Lease and the Term hereof shall terminate on or retroactively as of the date on which Tenant shall be required to vacate any part of the Demised Premises or shall be deprived of a substantial part of the means of access thereto, provided, however, that Landlord may in Landlord’s notice elect to terminate this Lease and the Term hereof retroactively as of the date on which such taking, appropriation or condemnation became legally effective. In the event of any such termination, this Lease and the Term hereof shall expire as of the effective termination date as fully and completely as if such date were the date originally fixed herein for the end of the Term of this Lease. If neither party (having the right so to do) elects to terminate Landlord will, with reasonable diligence and at Landlord’s expense, restore the remainder of the Demised Premises, or the remainder of the means of access thereto, as nearly as practicably may be to the same condition as obtained prior to such taking, appropriation or condemnation in which event (i) a just proportion of the Yearly Fixed Rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the Demised Premises and the means of access thereto, shall be permanently abated, and (ii) a just proportion of the remainder of the Yearly Fixed Rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the Demised Premises and the means of access thereto, shall be abated until what remains of the Demised Premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Tenant hereunder. Except for any award specifically reimbursing Tenant for moving or relocation expenses, there are expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, in implementation and in confirmation of which Tenant does hereby acknowledge that Landlord shall be entitled to receive and retain all such compensation and damages, grants to Landlord all and whatever rights (if any) Tenant may have to such compensation and damages, and agrees to execute and deliver all and whatever further instruments of assignment as Landlord may from time to time request. In the event of any taking of the Demised Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself any award made for such use, provided, that if any taking is for a period extending beyond the Term of this Lease, such award shall be apportioned between Landlord and Tenant as of the Termination Date.
19. DEFAULT
     19.1 Events of Default. Occurrence of any of the following events shall constitute an Event of Default under this Lease: (a) Tenant shall neglect or fail to perform or observe any of the Tenant’s covenants herein, including (without limitation) the covenants with regard to the payment when due of Rent; or (b) Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant’s inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors; or (c) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors; or (d) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within sixty (60) days thereafter; or (e) a receiver, sequester, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or a substantial part of Tenant’s property and such appointment shall not be vacated within sixty (60) days; or (f) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganization, arrangements, compositions or other relief from creditors, and, in the case of any such proceeding instituted against it, if Tenant shall fail to have such proceeding dismissed within thirty (30) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding; or (g) any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 14 hereof; or (h) Tenant shall vacate all or substantially all of the Demised Premises.
     19.2 Remedies Available upon Default. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:
     (c) Landlord may terminate Tenant’s right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including re-entry into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant’s account, storage of Tenant’s personal property and trade fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant’s surrender of the Premises or constitute a termination of this Lease or of Tenant’s right to possession of the Premises. Upon such termination in writing of Tenant’s right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 and any other applicable existing or future Law providing for recovery of damages for such breach, including the worth at the time of award of the amount by which the rent which would be payable by Tenant hereunder for the remainder of the Term after the date of the award of damages, including Additional Rent as reasonably estimated by Landlord, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%).
     (d) Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).
     (e) Landlord may immediately, or at any time thereafter, without notice, cure said Event of Default for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord is compelled to or does incur any expense, including without limitation reasonable attorneys’ fees, in instituting, prosecuting and/or defending any action or proceeding arising by reason of any default of Tenant hereunder, Tenant shall on demand pay to Landlord by way of reimbursement the sum or sums so paid by Landlord with all interest, costs and damages together with interest at the Interest Rate for the period such sums remain outstanding.
     (f) Landlord may remove all of Tenant’s property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant’s property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in the manner and as prescribed by California Civil Code Section 1980 et seq. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant’s outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.
     (e) The damages recoverable by Landlord pursuant to this Section shall in all events include reimbursement of any concessions made by Landlord in connection with the leasing of the Demised Premises to Tenant, including without limitation (a) abated Rent, (b) allowances or improvements in excess of any Building standard work, (c) sums paid to any former landlord of Tenant under a so-called “take-over”, lease assumption or similar agreement and (d) signing bonuses and other incentive payments.
     19.3 Grace Period. Notwithstanding anything to the contrary in this Article contained, Landlord agrees not to take any action to terminate this Lease (a) for default by Tenant in the payment when due of Rent, if Tenant shall cure such default within five (5) days after written notice thereof given by Landlord to Tenant, or (b) for default by Tenant in the performance of any other covenant, if Tenant shall cure such default within a period of thirty (30) days after written notice thereof given by Landlord to Tenant (except where the nature of the default is such that remedial action should appropriately take place sooner, as indicated in such written notice), or with respect to covenants other than to pay a sum of money within such additional period as may reasonably be required to cure such default if (because of governmental restrictions or any other cause beyond the reasonable control of Tenant) the default is of such a nature that it cannot be cured within such thirty (30)-day period, provided, however, (1) that there shall be no extension of time beyond such thirty (30)-day period for the curing of any such default unless, not more than ten (10) days after the receipt of the notice of default, Tenant in writing (i) shall specify the cause on account of which the default cannot be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the default and (ii) shall as soon as may be reasonable duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default and, (2) that no notice of the opportunity to cure a default need be given, and no grace period whatsoever shall be allowed to Tenant, if the default is incurable or if the covenant or condition the breach of which gave rise to the default had, by reason of a breach on a prior occasion, been the subject of a notice hereunder to cure such default.
20. END OF TERM — ABANDONED PROPERTY
     Upon the expiration or other termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Demised Premises and all alterations and additions thereto which Tenant is not entitled or required to remove under the provisions of this Lease, broom clean in good order, repair and condition excepting only reasonable use and wear and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease. If the last day of the Term of this Lease or any renewal thereof falls on a day other than a Business Day, this Lease shall expire on the Business Day immediately preceding. Tenant shall pay twice the amount of Rent applicable to each month (or fraction thereof) during which Tenant remains in possession of any part of the Demised Premises in violation of the foregoing covenants, without prejudice to eviction and any other remedy available to Landlord on account thereof.
     Any personal property in which Tenant has an interest which shall remain in the Building or on the Demised Premises after the expiration or termination of the Term of this Lease shall be conclusively deemed to have been abandoned, and may be disposed of in such manner as Landlord may see fit; provided, however, notwithstanding the foregoing, that Tenant will, upon request of Landlord made not later than ten (10) days after the expiration or termination of the Term hereof, promptly remove from the Building any such personal property or, if any part thereof shall be sold, that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Rent payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Article 19 hereof or pursuant to law, with the balance if any, to be paid to Tenant.
21. RIGHTS OF MORTGAGEES
     21.1 (Intentionally omitted)

     21.2 Entry and Possession. Upon entry and taking possession of the Property by a Mortgagee, for the purpose of foreclosure or otherwise, such Mortgagee shall have all the rights of Landlord, and shall be liable to perform all the obligations of Landlord arising and accruing during the period of such possession by such Mortgagee.
     21.3 Right to Cure. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant’s obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord’s act or failure to act to first Mortgagees of record, if any, and to any other Mortgagees of whom Tenant has been given written notice, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant’s rights; and (ii) such Mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this paragraph shall be deemed to impose any obligation on any such Mortgagees to correct or cure any such condition. “Reasonable time” as used above means and includes a reasonable time to obtain possession of the Land and Building if any such Mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist.
     21.4 Prepaid Rent. No Rent shall be paid more than thirty (30) days prior to the due dates thereof and, as to a first Mortgagee of record and any other Mortgagees of whom Tenant has been given written notice, payments made in violation of this provision shall (except to the extent that such Rent is actually received by such Mortgagee) be a nullity as against such Mortgagee and Tenant shall be liable for the amount of such payments to such Mortgagee.
     21.5 Continuing Offer. The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a Mortgagee (particularly, without limitation thereby, the covenants and agreements contained in this Article) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such Mortgagee; every such Mortgagee is hereby constituted a party to this Lease as an obligee hereunder to the same extent as though its name was written hereon as such; and such Mortgagee shall be entitled to enforce such provisions in its own name.
     21.6 Subordination. Notwithstanding the foregoing provisions of this Article, Tenant agrees, at the request of Landlord or any Mortgagee, to execute and deliver promptly any certificate or other instrument which Landlord or such Mortgagee may request subordinating this Lease and all rights of Tenant hereunder to any Mortgage, and to all advances made under such Mortgage and/or agreeing to attorn to such Mortgagee in the event that it succeeds to Landlord’s interest in the Property.
     21.7 Limitations on Liability. Nothing contained in the foregoing Section 21.6 or in any such non-disturbance agreement or non-disturbance provision shall however, affect the prior rights of the holder of any Mortgage with respect to the proceeds of any award in condemnation or of any fire insurance policies affecting the Building, or impose upon any such holder any liability (i) for the erection or completion of the Building, or (ii) in the event of damage or destruction to the Building or the Demised Premises by fire or other casualty, for any repairs, replacements, rebuilding or restoration except such repairs, replacements, rebuilding or restoration as can reasonably be accomplished from the net proceeds of insurance actually received by, or made available to, such holder, or (iii) for any default by Landlord under the Lease occurring prior to any date upon which such holder shall become Tenant’s landlord, or (iv) for any credits, offsets or claims against the Rent as a result of any acts or omissions of Landlord committed or omitted prior to such date, or (v) for return of any security deposit or other funds unless the same shall have been received by such holder, and any such agreement or provision may so state.
22. QUIET ENJOYMENT
     Landlord covenants that if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Demised Premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and to all Mortgages to which this Lease is subject and subordinate.
     Without incurring any liability to Tenant, Landlord may permit access to the Demised Premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshall or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing Tenant’s property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Demised Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, county, state or federal governments.
23. ENTIRE AGREEMENT — WAIVER — SURRENDER
     23.1 Entire Agreement. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that Tenant in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. Nothing herein shall prevent the parties from agreeing to amend this Lease and the Exhibits made a part hereof as long as such amendment shall be in writing and shall be duly signed by both parties.
     23.2 Waiver by Landlord. The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant or subtenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.
     23.3 Surrender. No act or thing done by Landlord during the term hereby demised shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Demised Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Demised Premises. In the event that Tenant at any time desires to have Landlord underlet the Demised Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant’s effects in connection with such underletting.
24. INABILITY TO PERFORM — EXCULPATORY CLAUSE
     Except as otherwise expressly provided in this Lease, this Lease and the obligations of Tenant to pay Rent hereunder and perform all other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from doing so by reason of any cause whatsoever beyond Landlord’s reasonable control, including but not limited to governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of strikes, labor troubles, shortages of labor or materials or conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency. In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.
     Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Building of which the Demised Premises are a part and in the rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord (which term shall include, without limitation any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, disclosed or undisclosed, of Landlord or any managing agent) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord’s assets other than the Landlord’s interest in said real estate, as aforesaid. In no event shall Landlord ever be liable for consequential damages.
25. BILLS AND NOTICES
     Any notice, consent, request, bill, demand or statement hereunder by either party to the other party shall be in writing and, if received at Landlord’s or Tenant’s Address, shall be deemed to have been duly given when either delivered or served personally or mailed in a postpaid envelope, deposited in the United States mails addressed to the respective party at its Address as stated in Article 1 or if any Address for notices shall have been duly changed as hereinafter provided, if mailed as aforesaid to the party at such changed Address. Either party may at any time change the Address for such notices, consents, requests, bills, demands or statements by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed Address, provided such changed Address is within the United States.
     All bills and statements for reimbursement or other payments or charges due from Tenant to Landlord hereunder shall be due and payable in full thirty (30) days, unless herein otherwise provided, after submission thereof by Landlord to Tenant. Tenant’s failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Landlord at Tenant’s request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of Rent, in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of Rent.
26. SUCCESSORS AND ASSIGNS
     The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 14 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 19 hereof.
     If in connection with or as a consequence of the sale, transfer or other disposition of the real estate (Land and/or Building, either or both, as the case may be) of which the Demised Premises are a part Landlord ceases to be the owner of the reversionary interest in the Demised Premises, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder accruing thereafter on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord’s ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.
27. MISCELLANEOUS
     27.1 Separability. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.
     27.2 Captions. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.
     27.3 Broker. Each party represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of space in the Building, with any broker or had its attention called to the Demised Premises or other space to let in the Building, by any broker other than the Broker (if any) listed in Article 1 whose commission shall be the responsibility of Landlord. Each party agrees to exonerate and save harmless and indemnify the other against any claims for a commission by any other broker, person or firm, with whom such party has dealt in connection with the execution and delivery of this Lease or out of negotiations between Landlord and Tenant with respect to the leasing of other space in the Building.
     27.4 Governing Law. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the State of California.
     27.5 Assignment of Lease and/or Rents. With reference to any assignment by Landlord of its interest in this Lease and/or the Rent payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a Mortgage on the Building, Landlord and Tenant agree:
          (a) that the execution thereof by Landlord and acceptance thereof by such Mortgagee shall never be deemed an assumption by such Mortgagee of any of the obligations of the Landlord hereunder, unless such Mortgagee shall, by written notice sent to the Tenant, specifically otherwise elect; and
          (b) that, except as aforesaid, such Mortgagee shall be treated as having assumed the Landlord’s obligations hereunder only upon foreclosure of such Mortgagee’s Mortgage and the taking of possession of the Demised Premises after having given notice of its intention to succeed to the interest of the Landlord under this Lease.
     27.6 Memorandum of Lease. Neither party shall record this Lease; provided, however, that either party shall at the request of the other, execute and deliver a recordable memorandum of this Lease setting forth the parties to this Lease, a description of the Demised Premises and the term of this Lease for recordation in the Official records of the County of San Mateo.

     27.7 (omitted)
     27.8 (omitted)
     27.9 Arbitration of Certain Matters. At the election of either party, if any dispute as to the allocation of real estate taxes or operating expenses under Section 6.2, the abatement of Yearly Fixed Rent pursuant to Article 16 or the abatement of Yearly Fixed Rent pursuant to Article 18 remains unresolved 30 days after written complaint by Tenant has been delivered to Landlord as to an allocation, reduction, apportionment or abatement made or proposed by Landlord, the matter may be submitted to binding arbitration pursuant to California Code of Civil Procedure Section 1280 et seq.
     IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal, all as of the day and year first above written.

MOUNTAIN COVE TECH CENTER, L.L.C.		MJ RESEARCH COMPANY, INC.

By	John Finney	By	John Finney
Its President

By	/s/ Mike Finney

Mike Finney
Its Managers